As filed with the Securities and Exchange Commission on December 3, 2021

 Registration No. 333-259898

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VEMANTI GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	3576	46-5317552
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

7545 Irvine Center Dr., Ste 200

Irvine, CA 92618

Telephone: (949) 559-7200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporate Administrative Services, Inc.

1955 Baring Blvd.

Sparks, NV 89434

Telephone: (775) 358-1412

Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mark E. Crone, Esq.

Liang Shih, Esq.

The Crone Law Group, P.C.

500 Fifth Avenue, Suite 938

New York, NY 10110

mcrone@cronelawgroup.com

lshih@cronelawgroup.com

Telephone: 646-861-7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☐	Smaller reporting company:	☒
		Emerging Growth Company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)			Amount of Registration Fee (4)

Common Units each consisting of: (5)	$			$
(i) One share of common stock, par value $0.001 (3)
(ii) One warrant to purchase one share of common stock (3)(7)
Pre-funded Units each consisting of:	$			$
(i) One pre-funded warrant to purchase one share of common stock(5)(7)
(ii) One warrant to purchase one share of common stock (3)(7)
Common stock issuable upon exercise of the warrants included as part of the Common Units	$			$
Common stock issuable upon exercise of the warrants included as part of the Pre-funded Units
Placement Agent’s Warrants to purchase shares of common stock and common stock issuable upon exercise thereof (6)(7)	$			$
Total		$10,000,000	(2)		$1,091	(8)

_____________

(1)

In accordance with Rule 416(a), this Registration Statement also covers an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act of 1933, as amended (“Securities Act”).
(3)	No fee required pursuant to Rule 457(g).
(4)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(5)

The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $ .

(6)

Represents warrants issuable to the placement agent, or the Placement Agent’s Warrants, to purchase a number of shares of common stock equal to 8.0% of the aggregate number of shares of common stock (or common stock equivalent, if applicable, but shall not include any shares of common stock underlying warrants issued in this offering (other than pre-funded warrants) being offered) with an exercise price equal to 125% of the public offering price of the Common Units. See “Plan of Distribution.”

(7)

Resales of the common stock warrants, the pre-funded warrants and the Placement Agent’s Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of shares of common stock issuable upon exercise of the Placement Agent’s Warrants, the pre-funded warrants and the common stock warrants are also being registered on a delayed or continuous basis hereby.

(8)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 3, 2021

PRELIMINARY PROSPECTUS

VEMANTI GROUP, INC.

Up to                     Common Units, each consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock and

Up to                         Pre-Funded Units, each consisting of One Pre-Funded Warrant to Purchase One Share of

Common Stock and One Warrant to Purchase One Share of Common Stock

We are offering, on a “best efforts” basis, up to                              Common Units at a price per Common Unit of $               , each unit consisting of (i) one share of our common stock and (ii) one warrant to purchase one share of common stock. Each warrant will entitle the holder to purchase one share of common stock. The warrants will expire five years from the date of issuance.

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, up to                     Pre-Funded Units, each consisting of (i) one pre-funded warrant to purchase one share of common stock and (ii) one warrant to purchase one share of common stock, in lieu of Common Units that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each Pre-Funded Unit will be equal to $                 , the price at which a Common Unit is sold to the public in this offering minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The shares of common stock and pre-funded warrants, and the accompanying common stock warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. Each common stock warrant will have an exercise price of $ per share of common stock, will be exercisable upon issuance and will expire five years from the date of issuance.

This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. The Common Units and Pre-Funded Units will not be issued or certificated. Instead, the shares of common stock or pre-funded warrants and the warrants underlying the Common Units and Pre-Funded Units will be issued separately and may be resold separately, although they will have been purchased together in this offering. There is no minimum number of Common Units or Pre-Funded Units required to be purchased, and subscriptions, once received and accepted, are irrevocable. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount and proceeds to us, if any, are not presently determinable and may be substantially less than all of the Common Units and Pre-Funded Units offered hereby.

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This offering is being conducted on a best efforts basis. There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. All funds that we raise from the offering will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from the sale of Common Units and Pre-Funded Units in the offering in an escrow, trust or similar account.

There is currently a limited public trading market for our common stock. Our common stock is currently quoted on the OTCQB under the trading symbol “VMNT”.

There is no established public trading market for the pre-funded warrants, the common stock warrants and the Placement Agent’s Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the warrants will be limited. In addition, we do not intend to list the pre-funded warrants, common stock warrants or the Placement Agent’s Warrants on any national securities exchange or any other trading system.

We engaged                              (the “Placement Agent”) as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent’s fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth below.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and, as such, are eligible for reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING ANY INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW AND CONSIDER ALL THE INFORMATION IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, INCLUDING THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 15.

	Per Common Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Placement Agent’s cash fee (1)	$	$	$
Proceeds, before expenses, to us (2)	$	$	$

____________

(1)

In addition to the cash fee of 8.0% of the aggregate gross proceeds from the offering, we have agreed to reimburse the Placement Agent for certain of its expenses, including $100,000 for non-accountable expenses. In addition, we have agreed to issue to the Placement Agent warrants to purchase up to a number of shares of our common stock equal to 8.0% of the number of shares of common stock and pre-funded warrants sold in this offering. See “Plan of Distribution” for additional information and a description of the compensation payable to the Placement Agent.

(2)	We estimate the total expenses of this offering payable by us, excluding the Placement Agent’s cash fee, management fee and other Placement Agent related expenses, will be $ .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities to the purchaser is expected to be made on or about                   , 2021, subject to the satisfaction of certain closing conditions.

_____________

The date of this prospectus is ____________, 2021.

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You should rely only on the information contained in this prospectus. Neither we nor the Placement Agent have authorized any other person, other than the Placement Agent, to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this disclosure to:

“We,” “us,” “our company,” “our,” “the Company” and “Vemanti” is to Vemanti Group Inc., a Nevada company and its wholly-owned subsidiaries VoiceStep Telecom, LLC and Vemanti Digital, Ltd.

All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States.

“Bitcoin” means the first system of global, decentralized, scarce, digital money as initially introduced in a white paper titled Bitcoin: A Peer-to-Peer Electronic Cash System by Satoshi Nakamoto.

“Blockchain” means a cryptographically secure digital ledger that maintains a record of all transactions that occur on the network and follows a consensus protocol for confirming new digital pages or “blocks” to be added to the blockchain.

“Crypto asset” means any digital asset built using blockchain technology, including cryptocurrencies and stablecoins.

“Cryptocurrency” means Bitcoin and alternative coins, or “altcoins”, launched after the success of Bitcoin. This category of crypto asset is designed to work as a medium of exchange, store of value, or to power applications and excludes security tokens.

“Cryptoeconomy” means a new open financial system built upon any cryptography-based market, system, application, or decentralized network.

“DeFi” means decentralized finance, which is a peer-to-peer software-based network of protocols that can be used to facilitate traditional financial services like borrowing, lending, trading derivatives, insurance, and more through smart contracts.

“Ethereum” means a decentralized global computing platform that supports smart contract transactions and peer-to-peer applications, or “Ether,” the native digital assets on the Ethereum network.

“FMC” means the ability of telecommunications companies to provide their subscribers with services that interact with and use both the fixed networks incumbent wire line and/or cable operators and the mobile/cellular networks of mobile operators.

IoT” means Internet of Things, the network of physical objects—”things” or objects—that are embedded with sensors, software, and other technologies for the purpose of connecting and exchanging data with other devices and systems over the internet.

“IP” means Internet Protocol, the set of rules governing the format of data sent via the internet or local network.

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“Mining” means the process by which new blocks are created, and thus new transactions are added to the blockchain.

“P2P” means Peer to Peer computing or networking that is a distributed application architecture that partitions tasks or workloads between peers.

“PBX” means Private Branch Exchange, a very old fashioned term for a system that has evolved significantly over the past century.

”PC” means personal computer.

“SM” means shared memory.

“SMS” means short message service.

“Smart contract” means software that digitally facilitates or enforces a rules-based agreement or terms between transacting parties.

“Stablecoin” means crypto assets designed to minimize price volatility. A stablecoin is designed to track the price of an underlying asset such as fiat money or an exchange-traded commodity (such as precious metals or industrial metals). Stablecoins can be backed by fiat money or other crypto assets.

“Staking” means an energy efficient equivalent of mining. Stakers use pools of tokens as collateral to validate transactions and create blocks. In exchange for this service, stakers earn a reward.

“VoIP” means Voice over Internet Protocol, a technology that allows you to make voice calls using a broadband Internet connection instead of a regular (or analog) phone line.

“Wallet” means a place to store public and private keys for crypto assets. Wallets are typically software, hardware, or paper-based.

“Websites” are to our websites at www.vemanti.com, and www.voicestep.com.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Financial Statements, before making an investment decision.

About Vemanti

Vemanti, incorporated on April 3, 2014 under the laws of the State of Nevada, is a technology-driven company that seeks to generate revenues in high-growth emerging markets. We believe that our core strengths are in newer technology development and that we drive growth through disruptive and foundational technologies by teaming up with early-stage impact-driven companies or projects that have market viable products. Strategically, we focus mainly on blockchain projects and applications combined with other emerging technologies, including machine learning/AI and IoT.

On June 26, 2021, through our wholly-owned subsidiary incorporated under the laws of the British Virgin Islands, Vemanti Digital Ltd. (“Vemanti Digital”), along with Stably Corporation (“Stably”), deployed an Ethereum smart contract for a US Dollar-backed, fully reserved, stablecoin named Vemanti USD (“USDV”) on the Mainnet (a.k.a. “launched”), the primary public Ethereum production blockchain network. Designed and written by Stably using Solidity, an object-oriented, high-level language for implementing smart contracts, the USDV ERC-20 smart contract is coded for a stablecoin that can be issued in the future in exchange for, and fully backed by, the US Dollar on a 1:1 basis. On July 09, 2021, Vemanti Digital, together with our partners First Digital Trust Ltd. (“FDT”) and Stably, utilized the USDV smart contract to create (i.e., “issue” or “mint”) 995 USDV tokens (which can be verified using Etherscan at:

https://etherscan.io/token/0xc0e94c8f9fdc627ccb3682a379d91f99363190d8?a=0x25fe4f184034d9e01e04e94db2b4f172642f3480.)

As of the date of this prospectus, we have not yet begun business operations related to USDV and blockchain technology. All of the issued and outstanding 995 USDV tokens are in testing and have only been used to conduct an internal cost-risk analysis. No USDV tokens have been released to any party outside of the Company. Due to the current lack of a clear legal framework specific to stablecoins, the Company has decided not to commit more resources to developing USDV into a full-fledged product at this time. The Company currently does not foresee an unhindered path for USDV to become commercially available and widely adopted in any jurisdiction without regulatory and compliance risks. The Company has placed the USDV project on hold indefinitely with no plans to resume until after the implementation of a clearer regulatory framework pertaining to stablecoins in the US and any jurisdiction in which we or our partners operate.

All issued USDV tokens have been used only for test transactions among the Company, Stably, and FDT. There are no USDV in circulation outside of the Company. All 995 tokens are currently being held in an ERC-20 wallet at FDT. If USDV is to be released to holders outside of the Company in the future, the Company plans to implement more cost-effective blockchain standards and protocols than those of the current Ethereum network and make USDV available only via third-party platforms such as crypto exchanges and not directly to retail purchasers. Qualified entities would be able to purchase one USDV for US$1.00 and redeem one USDV for US$1.00. USDV holders will not receive any other rights or additional benefits or earn any interest, dividend or other income from the Company for holding USDV. Further, if USDV is released, the Company anticipates that it will charge holders transaction fees for the issuance (i.e., minting) and redemption of USDV.

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Although Vemanti Digital is the official issuer for USDV, it does not carry out the administrative and technical tasks required for the issuance and redemption of USDV. These operational activities and responsibilities are collectively managed by FDT and Stably.

FDT is a registered trust company in Hong Kong under section 77 of the Trustee Ordinance (Cap. 29, Laws of Hong Kong). FDT acts as the escrow agent (a.k.a. custodian/trustee) for the USD reserve funds of USDV, which are kept in an escrow bank account at DBS Bank (Hong Kong) Limited. FDT is responsible for ensuring all fiat deposits and withdrawals connected to the USDV escrow account are only to and from authorized entities that have fully completed Know-Your-Client (“KYC”) and Anti-Money Laundering (“AML”) procedures. FDT is obligated to remain compliant with all applicable KYC and AML requirements under Hong Kong standards, including but not limited to the statutory due diligence and record-keeping requirements under Schedule 2 of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Cap. 615, Laws of Hong Kong) (“AMLO”). In that respect, FDT is a TCSP Licensee under the AMLO, with license number TC006771. As a trust company, FDT is qualified to hold client assets and take deposits from the public. Client USD funds held by FDT are deposited with DBS Bank (Hong Kong) Limited or ANZ Bank Hong Kong.FDT is not prohibited from transmitting money overseas without obtaining a Money Service Operators License under the AMLO.

FDT has been a licensed trust company in Hong Kong since 2017. To the best of our knowledge, FDT has had 2 other stablecoin clients: TrueUSD (TUSD), a USD-back stablecoin) and Kitco (Kitco Gold), a gold-backed stablecoin. Given the relative nascent stage of stablecoins, we believe that FDT’s experience is similar to other service providers in its limited nature in stablecoin administration outside of the US. The current engagement for USDV with Stably and FDT is an R&D process for us to analyze operational, regulatory, and financial risk-cost factors, and, currently, we have not made plans or decisions to continue to engage with FDT and Stably as the underlying infrastructure for future issuance and redemption for USDV, if USDV is to be released.

Stably, a Delaware corporation, is a blockchain and financial technology company that provides technology infrastructure for asset tokenization through a white-label platform solution, APIs and SDKs, as well as bespoke integrations. Stably provides technology and services to Prime Trust LLC (“PT”), a Nevada chartered trust company (License No. TR10035), and FDT. Blockchain-connected products/services offered by Stably (or offered by others using Stably’s solutions) are built on top of PT’s and FDT’s infrastructure through manual and API integrations, leveraging their traditional financial services including but not limited to traditional and digital asset custody, trading, payments, convertible virtual currency administration, escrow, trustee and compliance services. Stably is not a licensed bank or financial institution, and Stably does not handle client funds at any time. Stably Prime (powered by Prime Trust) is a self-directed custodial account offered by PT through Stably (also known as a “stablecoin account”). PT ultimately has the right to deny, suspend or terminate participation in usage of Stably Prime accounts if PT deems it advisable or necessary to comply with applicable laws or to eliminate practices that are not consistent with laws, rules, regulations or best practices.

Currently, our access to services provided by PT is limited to only a white-label portal powered by Stably Prime from Stably, and we have no direct agreement with PT. We are in the process of seeking a direct relationship with PT to explore further development and integration of additional fintech-related applications. Such agreement would grant us access to a host of API-based integration services provided by PT to possibly develop our own branded fintech applications. As of the time of this prospectus, we have applied and are still undergoing compliance review by PT and are unable to utilize any services provided by Prime Trust directly.

We are a client of Stably. Stably is the technology provider and administrator of the Ethereum ERC-20 smart contract for USDV. Stably is responsible for (1) maintaining the USDV smart contract, (2) developing a Vemanti Digital-branded version of Stably Prime which includes a self-custody cryptocurrency wallet hosted by PT (through its own and separate agreement with PT) to provide prospective holders of USDV tokens a more robust and secure storage solution compared to standalone ERC-20 wallets (e.g., Metamask, Trust Wallet, etc.), (3) managing the issuance (a.k.a. minting) of new USDV tokens when USD funds are deposited to Vemanti Digital’s escrow account at FDT, (4) removing (a.k.a. burning) existing USDV tokens from circulation when a withdrawal (i.e., redemption) occurs from Vemanti Digital’s escrow account at FDT, and (5) ensuring the number of USDV tokens issued and in circulation matches the balance of the reserve funds in the escrow account (i.e., 1:1 ratio) to which it has read-only access. At the time of this prospectus, Stably has delivered a beta version of the self-custody cryptocrrency wallet hosted by PT to us.

Currently, Vemanti Digital is the only entity authorized to make deposits into the FDT escrow account to initiate a new issuance of USDV. FDT notifies both Vemanti Digital and Stably whenever it receives a fully-settled deposit. Stably has read-only access to the escrow account to also re-confirm the deposit. New USDV tokens are then minted by Stably within 24 hours and either sent to Vemanti Digital’s default ERC-20 wallet address provided by FDT (powered by Ledger Vault by Ledger SAS) by default or to any ERC-20 wallet address as designated by Vemanti Digital. If USDV is released, Vemanti Digital may allow qualified third-party entities to make USD deposits to purchase new USDV tokens. Before any third-party can make a deposit, Vemanti Digital must issue a written authorization to FDT in advance, and such third-party must complete FDT’s KYC/AML process for third-party deposits, includes meeting the regulatory requirements of Hong Kong as well as OFAC sanctions compliance, and Vemanti Digital’s established requirements, such as excluding U.S. persons and other risk-based exclusions. No entities from a banned jurisdiction or the U.S. will be authorized.

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There are no limitations to the amount of USDV that can be minted. If USDV is released, we anticipate that qualified third-parties will be required to mint at least 100,000 USDV per minting request. The number of USDV minted is based on the amount of USD funds received by FDT. Stably receives nothing for each minting request it processes, apart from the monthly fee it receives from the Company pursuant to the Stably Agreement (defined below). At the time of this prospectus, the only minted USDV are the 995 tokens requested by Vemanti Digital for our testing purposes. Accordingly, there have been no secondary trades and no price volatility experienced by USDV.

In addition, currently, Vemanti Digital is also the only entity authorized to make withdrawals from the FDT escrow account to redeem USDV. To start a redemption process, Vemanti Digital must first send a written request via email to both FDT and Stably. The amount of USDV tokens to be redeemed then must to be sent from Vemanti Digital to Stably, which sends the USDV tokens to a crypto wallet that has no access key (a.k.a. burn wallet). From that point forward, those USDV tokens cannot be accessed and are now considered lost forever, i.e, burned. Once Stably has completed the burning step, it notifies FDT. A withdrawal in the USD amount equal to the number of tokens burned by Stably (e.g., US$100 for 100 burned USDV tokens) can now be processed by FDT, which subsequently disburses the USD funds to a bank account that has been verified to belong to Vemanti Digital. FDT then notifies Vemanti Digital and Stably of the completed withdrawal. Stably verifies the number of active (i.e., unburned) USDV tokens to ensure such number matches the new USD balance in the escrow account. If USDV is released, Vemanti Digital may allow qualified third-party entities to make USD withdrawal requests to redeem their USDV tokens. Before any third-party can redeem, Vemanti Digital must issue a written authorization to FDT in advance, and they must complete FDT’s KYC/AML process. No entities from a banned jurisdiction or the U.S. will be allowed to do so, and redeemed USD funds can only be sent to a bank account that has been verified to belong to the requesting party.

The FDT escrow account will be segregated from other funds and only hold USDV reserves. The reserve funds will solely be held in USD. Pursuant to the FDT Escrow Agreement (defined below), the only transactions allowed with respect to the escrow funds are (1) transfers in order to fulfill a redemption request and (2) investment of the escrow amount, which is limited to (x) up to 80% of the escrow funds; and (y) only in accordance with an “investment proposal” agreed upon by both FDT and Vemanti Digital. Currently, we have no plans to investment any funds from the escrow account.

The Company and FDT entered into an Escrow Agreement, dated as of June 22, 2021 (the “FDT Escrow Agreement”), pursuant to which the Company appointed FDT as escrow agent to hold the funds (in USD) paid by the purchasers of USDV in consideration of the USDV so purchased (the “Escrow Amount”) in the bank account established and maintained in the name of FDT in favor of the Company (the “Escrow Account”) and to make transactions of such funds in accordance with the FDT Escrow Agreement. FDT shall be the sole administrator of the Escrow Account but may rely on instructions received from either the Company and/or the holders of USDV via the software created, maintained and managed by Stably on behalf of the Company. The Company agreed to pay to FDT a $35,000 setup fee, a minimum monthly fee of $1,250, a monthly fee equal to 0.05% of assets under administration, a deposit fee of $25 if less than $1,000, a withdrawal fee of 0.10%, a settlement network transaction fee of 0.10%, an FX transaction fee of 0.10% per transaction below $10,000 or 0.05% per transaction above $10,000, among other fees.

The Company and FDT entered into a Client Agreement (the “FDT Client Agreement”) in connection with the FDT Escrow Agreement on June 22, 2021, pursuant to which the general client relationship and responsibilities between the Company and FDT are delineated, such as the Company’s responsibility to update itself on the Client Agreement and service terms, FDT’s standard policies and practices, and applicable law and regulations, to keep FDT updated as to changes to the Company, information relating to the Company’s account, or the Client Agreement. The Company also authorized FDT to perform client due diligence checks and assessments on the Company. Further, the Company agreed to exercise its rights and perform its obligations in accordance with all relevant anti-money laundering/counter terrorism financing laws and regulations, and economic and trade sanctions, or in the manner otherwise specified by FDT from time to time, among other provisions.

The Company and FDT entered into a Custody Services Agreement (the “FDT Custody Agreement”) in connection with the FDT Client Agreement on June 22, 2021, pursuant to which the Company appointed FDT to establish a custody account for the deposit of digital assets and/or cash that have been delivered to FDT to be held by FDT on behalf of the Company, to keep records of credits or debits accordingly, and to execute transactions based on the Company’s instructions. The Company agreed to pay to FDT the fees as described in the FDT Escrow Agreement.

The Company and Stably entered into a Stably Enterprise Services Agreement, dated as of May 6, 2021 and amended and restated as of June 13, 2021 (the “Stably Agreement”), pursuant to which Stably agreed to develop software and provide services related to USDV and license the technology of USDV to the Company for the term of the Stably Agreement, and the Company agreed to pay to Stably a $35,000 setup fee and a fee of $5,000 per month for the term of the Stably Agreement. The foregoing descriptions of the FDT Escrow Agreement, FDT Client Agreement, FDT Custody Agreement, and the Stably Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as exhibits and are incorporated herein by reference.

We intend that owners of USDV will be able to redeem it for fiat from any approved jurisdictions in the world. If USDV is released, authorized third-party entities can redeem USDV for USD at FDT and have funds sent via an international wire transfer to their bank account in approximately 150+ countries and become converted into the local currencies.

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Through our wholly-owned subsidiary VoiceStep, we continue to provide a one-stop solution with regard to business-class VoIP services to our small to medium-sized business customers in the United States. VoiceStep provides a cloud-based multi-location, multi-user, enterprise-grade communications solution that enables employees to communicate through voice, text, web conferencing, and fax on devices, including smartphones, tablets, PCs, and desk phones. It offers PBX features such as multiple extensions, call control, Outlook integration, SM, telephony conferencing; fax, auto-receptionist, call logs and rule-based call routing and answering. The Company also has the ability to deliver customized voice applications to meet a customer’s business requirements. The entire switching infrastructure of VoiceStep is based on next-generation softswitch architecture and was engineered in-house from the ground up. This eliminates certain dependency on third-party vendors and, at the same time, allows the company greater technical flexibility and economic scalability. We offer business-class VoIP products such as cloud phone systems (aka hosted PBX) and domestic/International origination and termination as a cost-saving and profit-increasing solution to multi-location enterprise customers. We are capable of delivering business-class VoIP solutions in all 50 States as well as in Canada and other countries where VoIP applications are allowed. VoiceStep’s network enables the following technology solutions: unified communications, data center services, content delivery, VoIP and cloud computing.

We also have an 18.6% interest in Fvndit, f/k/a Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”). Fvndit, through its subsidiaries, operates an online short-term P2P financing platform for SMEs in Vietnam. Fvndit’s mission is to make borrowing through credit a simpler process for entrepreneurs, thus making investing more rewarding for investors. Its wholly-owned subsidiary eLoan, which was launched in 2017, operates an online P2P funding platform that matches investors with entrepreneurs, allowing anyone on the platform to fund short-term working capital directly to SMEs in Vietnam. The Company purchased a 20% interest in Fvndit on November 13, 2018 for a total purchase price of $300,000. Subsequently, our interest in Fvndit became 18.6% due to Fvndit’s new stock issuances. The Company paid $150,000 of the purchase price in a cash payment together with 1,252,086 shares of newly issued common stock of Vemanti (worth $150,000). Immediately upon the closing of the transaction, Vemanti was entitled to the following rights in Fvndit (i) at least one (1) seat on each of the board of directors of Fvndit and/or eLoan and eLoan Holdings, (ii) veto rights regarding all matters relating to corporate governance and operations of Fvndit and eLoan, (iii) right of first refusal regarding an investment or acquisition of any kind, (iv) most favored nation protection and treatment above all other shareholders of Fvndit and eLoan, (v) at least a 25% discount preference on each and all future rounds of fundraising, and (vi) should eLoan engage in a down round of financing, Vemanti’s holdings shall be maintained at the rate and value before any such down round financing at no cost to Vemanti.

Our Growth Strategies

Our objective as a company is to shift our focus to financial technology where consumer-to-consumer, business-to-consumer, and business-to-business transactions can be conducted via cryptocurrency and other digital monetary mediums. As a company, we will seek out high-growth opportunities located in emerging markets like Southeast Asia and Vietnam where adoption of newer technologies are often accelerated due to lack of existing supportive infrastructure. We intend to drive revenue growth through partnership and collaboration with early-stage companies, specifically in the fintech sector, that have market viable products and are post-revenue. Strategically, we’re focused on solving long-term economic problems for the underserved consumers and businesses using blockchain combined with other technologies, including machine learning and artificial intelligence. As we will mainly target fintech startup firms, we will also engage our Company’s management team to help create and manage these firms’ businesses as they grow.

Due to lack of capital, our Fixed-Mobile Convergence (“FMC”) technology was not fully developed and has only been deployable in a controlled test environment. Its consumption of valuable engineering resources caused the Company to fall behind in the host-PBX market. Due to the global and distributed nature of the workforce, businesses today demand service providers to offer not only simple voice and data services, but also fully integrated productivity and coloration tools such as Customer Relationship Management (“CRM”), call center, team and video messaging, and videotelephony conferencing to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as add a large team of product and business developers which would require a sizable upfront investment. Currently, the Company does not have sufficient capital, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector.

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For the next 12 months, we plan to implement two strategies to sustain the operations of VoiceStep: cost reduction and revenue growth. We have started cost-reduction measures for our ongoing operating expenses by renegotiating prices and/or cancelling redundant products with existing vendors and service providers. As for revenue growth, we plan to seek out and partner with local IT services companies who are seeking a white-label business-class VoIP solution for their existing customers who either have not yet made the switch to VoIP or are looking for a voice solution that allows employees to work remotely using a virtual phone system due to COVID-19. Additionally, we have reserved a portion of our cash on hand to ensure the operational continuity of VoiceStep for at least the next 12 months. Therefore, we don’t foresee any negative impact on our ongoing VoiceStep operations or future fintech business strategies.

Given telecommunications technologies (i.e., voice and data networks) are the basic foundation for all Internet-based products and services, we believe that moving our focus to fintech is a natural evolution for telecom service providers like ourselves. We believe that the telecommunications industry has changed dramatically and it is merging and/or intersecting with other industries, such as social media and financial services. For example, an end-user communications device such as a mobile phone can now be utilized as a vehicle for bill payments, investments, and e-commerce services. Telecom standards continue to improve in terms of speed and capacity to allow service providers to launch additional value-added services. Many of the major carriers in the US have been considering how they can roll out embedded banking services using 5G. Outside of the US, many telecom service providers, including carriers in Southeast Asia and Vietnam, started making e-wallet services available over 10 years ago to their end-users. This allows them to pay for online purchases (like Paypal), perform person-person funds transfer (similar to Venmo), and pay monthly utility bills. Our CEO, Tan Tran, had acted as an advisor to some of these service providers in their implementation strategies, so we believe that fintech is something in which the Company is well versed.

Over 70% of businesses and consumers in Southeast Asia (SEA) are underbanked. With all the countries in the region that expect to have 5%+ GDP growth in the coming years, despite COVID-19, we feel SEA is a region where fintech innovation will thrive. Fintech products and services in SEA can be broken down into 4 major sectors: digital lending, electronic payments, online investment, and B2B back-office solutions. We plan to be active in digital lending and electronic payments. Outside of payments, the regulatory environment in Vietnam and other Southeast Asian countries for fintech is still not yet clearly defined. Strong demand by both businesses and consumers have prompted many startups to launch innovative products and services, but without the supportive regulations needed in place. In Vietnam, where our portfolio company Fvndit is based, the government is trying to put a regulatory framework in place for fintech companies without hampering impact-driven innovations. We believe their goal is to keep out bad actors. We further believe that Peer-to-Peer (P2P) lending is one of the sectors on which the Vietnamese government is focused. This framework in Vietnam is only about three (3) years old. As such, the regulations on P2P lending are still relatively underdeveloped. Both the sheer volume and popularity of these platforms have driven the State Bank of Vietnam (SBV), the financial services authority of Vietnam, to begin establishing a regulatory framework specifically for online lending services. In December 2018, Fvndit submitted a proposal to the SBV requesting that it be approved as a licensed Peer-to-Peer lending/crowdfunding platform. The proposal was accepted and is currently under review. Due to COVID-19, the SBV has pushed back the release of their fintech guidelines until end of 2021 or early 2022. Fvndit is actively conducting a dialogue-based approach and information exchange with the SBV. For the time being, Fvndit is conducting all its transactions with full KYC/AML checks and proper tax withholdings and with quarterly reports submitted to the SBV to give them full insight into its operations. We expect to see the same approach from the SBV when it comes to a legal framework for using cryptocurrencies and other digital monetary mediums in payments, lending, and investment applications. Through Fvndit, we will continue to monitor guidelines issued by the SBV in Vietnam and plan our fintech strategies accordingly.

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On August 11, 2021, we signed a Fintech and Banking-as-a-Service (“BaaS”) business cooperation Memorandum of Understanding (“MOU”) with Vietnam Public Joint Stock Commercial Bank (“PVcomBank”) to jointly develop financial products and banking solutions for the underserved consumers and small businesses in Vietnam. PVcomBank is a fully licensed and regulated bank in Vietnam with core banking products and services. It has a network of 109 transaction offices in major provinces and cities in Vietnam that provide a range of products and services for its individual and corporate clients. According to the signed MOU outlining the partnership, Vemanti will gain access to the technical know-hows and banking expertise of PVcomBank via the latter’s bank license, core banking services, and an existing technology platform purpose-built for API-based integration. The partnership’s mission is to develop, demonstrate, and provide innovative, tech-driven, embedded financial and banking services to customers without requiring them to go into a physical branch to become registered bank customers. A market study to assess the business opportunity and commercial feasibility of the planned services will be jointly carried out by both parties. Once launched, the on-demand commercially-ready banking services from PVcomBank will be accessible via Application Programming Interfaces (APIs) and offered as Vemanti-branded products in its ecosystem. It is aimed to be a cost-effective and efficient approach to bring banking services to the underserved consumers and small businesses compared to traditional banking products that are either under-penetrated or under-marketed.

Our intention is to look towards building a financial technology ecosystem based on blockchain and other complimentary emerging technologies such as Machine Learning/Artificial Intelligence to provide tools for businesses and consumers to transact more efficiently directly between themselves and with each other as well as to create more accessible and efficient user interfaces built on blockchain and other emerging technologies. Initially, we intend to utilize popular existing public blockchains, such as Ethereum, to test viability and usability. Cost-per-transaction is a significant determining factor that ties directly to user growth, so we will look for more efficient and cost-effective blockchains before we expand. We will look into building a fintech ecosystem and assess, at that time, if that is a logical step for the Company.

In addition, if USDV is released, we plan to pursue integration of our stablecoin USDV into a range of third-party platforms to support the adoption of our stablecoin as a digital currency. As of the date of this prospectus, we have not signed any agreements for such integration and the USDV has currently not been integrated into any third-party platforms.

At the end of March 2021, we made a Bitcoin purchase through Gemini Trust Company, LLC (“Gemini”) (https://gemini.com) a digital currency exchange and custodian that allows customers to buy, sell, and store digital assets. Gemini is a New York-based trust company regulated by the New York State Department of Financial Services (NYDFS). We currently own 0.20488159 Bitcoin, which are being stored in custody with Gemini. The Bitcoin was purchased as an investment, and the Company has no plans to buy, hold, or trade, nor has the Company held or traded, USDV, except for the USDV used in private testing within the Company described herein. We do not intend to conduct, or participate in, any other transactions involving digital assets, including offerings referred to as “initial coin offerings.” Currently, we do not hold, or intend to acquire or hold, digital assets other than Bitcoin.

Another strategy our Company employs is to acquire companies and/or form joint ventures. We focus on helping smaller companies accelerate their growth, execute their business plans and then scale up from there. We have a team assembled for the express purpose of sourcing attractive investment and M&A opportunities, developing and scaling them, and then building valuation for Vemanti shareholders. We believe that we are well versed in the high-tech industry and have significant experience in international deals. We understand cross-border transactions, what drives deal flow, and how to successfully integrate and accelerate the growth of portfolio companies. We are currently not in any discussions with any parties regarding acquisitions or joint ventures.

Competitive Strengths

We believe our following competitive strengths differentiate us from our competitors:

•	access to early-stage companies in the fintech sector that already have market viable products;

•	ground-level knowledge and experience working with startups in Vietnam and SE Asia;

•	our ability to tie leading-edge technologies to real-world solutions.

Competition

Regarding our stablecoin USDV, the markets for stablecoins and digital asset-based payments are rapidly growing. In each of the areas of our business, we face a wide range of direct and indirect competition.

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Traditional Payments Platforms

USDV operating on public blockchains competes both directly and indirectly with traditional payment networks as well as more recent digital payments platforms. At the same time, USDV as a new payment and settlement system can also be integrated into and valuable to existing payment platforms. Competition may include existing bank settlement networks such as SWIFT and ACH, and higher level payment networks such as card payments networks, and new digital payments networks such as Square and PayPal. Over time, we believe that stablecoins and public blockchains will become the predominant form of digital payments, given the speed, security and cost efficiency afforded by internet-native infrastructure. We expect many existing networks to ultimately become users and supporters of new digital asset based payment and settlement systems.

Stablecoins and Central Bank Digital Currencies

There are over 100 distinct digital asset-based stablecoins, including dozens of US Dollar-backed stablecoins, and stablecoins backed by other fiat currencies, as well as stablecoins that attempt to peg to a dollar using underlying incentives and crypto assets as collateral. The largest US Dollar-backed stablecoin by market capitalization is USDT, or Tether, offered by an affiliate of Hong Kong-based crypto exchange Bitfinex Ltd. Tether remains popular in Asian markets and exchanges. Other competitive dollar stablecoins include USDC, white-labeled stablecoins operated by Paxos, including Binance USD (BUSD) and Huobi USD (HUSD), which are the primary stablecoins offered by these two large Chinese crypto currency exchanges.

In the future, it is expected that some national governments will seek to issue their own stable-value digital assets. These central bank digital currencies could provide substitutes for private-sector issued digital assets such as USDV.

In addition, any entity offering Internet-based communication services such as VoIP or Fax-over-IP (FoIP) continue to be considered a direct competitor of us, regardless of whether the end-user is required to pay for those services or not. This also includes applications that allow users to send text messages and voice messages, make voice and video calls, and share images, documents, user locations, and other content such as WhatsApp, Facebook Messenger, Skype, WeChat, Viber, etc.

Our Revenue Model

As of the date of this prospectus, we generate revenues through (1) our wholly-owned subsidiary VoiceStep; and (2) our investment in Fvdit and its subsidiaries Fvdit Vietnam and eLoan. We do not generate any revenues through our wholly-owned subsidiary Vemanti Digital.

For the twelve months ended December 31, 2020 and 2019, we recognized approximately $162,292 and $326,840, respectively, in revenues. Deducted by costs and operating expenses, we incurred a net loss of $76,876 and 225,861, respectively, for the twelve months ended December 31, 2020 and 2019. For the nine months ended September 30, 2021 and 2020, we recognized approximately $111,039 and $126,816, respectively, in revenues. Deducted by costs and operating expenses, we incurred a net loss of $1,092,085 and $48,160, respectively, for the nine months ended September 30, 2021 and 2020.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) December 31, 2026, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2026. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

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These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

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THE OFFERING

Common Units offered by us in this offering

We are offering up to              Common Units. Each Common Unit consists of (i) one share of our common stock and (ii) one warrant to purchase one share of common stock. Each warrant will entitle the holder to purchase one share of common stock. The common stock warrants will expire five years from the date of issuance.

This prospectus also relates to the offering of shares of our common stock issuable upon the exercise of the warrants included in the Common Units.

Pre-funded Units offered by us in this offering

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the closing of this offering, the opportunity to purchase, if such purchasers so choose, up to                     Pre-Funded Units. Each Pre-Funded Unit consists of (i) one pre-funded warrant to purchase one share of common stock and (ii) one warrant to purchase one share of common stock, in lieu of Common Units that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant issued in connection with the Pre-Funded Units will be exercisable for one share of our common stock. The purchase price of each Pre-Funded Unit will be $                         , equal to the price at which a share of common stock and accompanying common stock warrant is being sold as a Common Unit to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants issued in connection with the Pre-Funded Units will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering.

For more information, see the section entitled “Description of Securities” on page 48 of this prospectus.

Common stock warrants offered by us in this offering

Warrants to purchase up to                    shares (based on a price per Unit of $                  ), which may be exercised beginning on their date of issuance. The warrants are exercisable until the five-year anniversary of the original issuance date. The warrants have an exercise price of $               per share, subject to adjustment.

For more information, see the section entitled “Description of Securities” on page 48 of this prospectus.

Common stock to be outstanding after this offering

                      shares (based on the offering price of $                 per share) assuming no exercise of any common stock warrants issued in this offering and the exercise of all pre-funded warrants included in the Pre-Funded Units.

Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, including working capital. We may use the net proceeds from this offering to fund possible acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated. See “Use of Proceeds” on page 44 of this prospectus.

Best efforts

We have retained                           as our exclusive placement agent in connection with the securities offered by this prospectus. The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. See “Plan of Distribution” on page 46 of this prospectus.

Risk factors

See “Risk Factors” beginning on page 15 and the other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our equity securities.

The number of shares of common stock to be outstanding after this offering above is based on 70,304,086 shares of common stock outstanding as of November 30, 2021.

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RISK FACTORS

Risks Related to this Offering

This is a “best efforts” offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell any minimum amount of securities. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

If you purchase our common stock, pre-funded warrants and common stock warrants in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The combined public offering price in this offering is substantially higher than the net tangible book value per share of our common stock. Investors purchasing Units in this offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities. As a result, investors purchasing common stock, pre-funded warrants and common stock warrants in this offering will incur immediate dilution of $               per share, based on the public offering price of $                per Common Unit and $               per Pre-Funded Unit, assuming the immediate exercise of the pre-funded warrants at a price of $                per share.

As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. For a further description of the dilution that you will incur as a result of purchasing shares in this offering, see “Dilution.”

The pre-funded warrants and common stock warrants are speculative in nature.

Neither the pre-funded warrants nor the common stock warrants offered hereby confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may acquire the common stock issuable upon exercise of such pre-funded warrants at an exercise price of $0.0001 per share of common stock, and holders of the common stock warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $                 per share. Moreover, following this offering, the market value of the pre-funded warrants and common stock warrants is uncertain and there can be no assurance that the market value of the pre-funded warrants or the common stock warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the pre-funded warrants or common stock warrants, and consequently, whether it will ever be profitable for holders of the pre-funded warrants to exercise the pre-funded warrants or the holders of the common stock warrants to exercise the common stock warrants.

Holders of the pre-funded warrants and common stock warrants will have no voting rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the pre-funded warrants and common stock warrants, you will have no voting rights with respect to our common stock issuable upon exercise of the pre-funded warrants or common stock warrants. Upon exercise of your pre-funded warrants or common stock warrants, you will be entitled to exercise all the voting rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants or common stock warrants that they hold.

The pre-funded warrants and common stock warrants being offered hereby will prohibit a holder from exercising its pre-funded warrants or common stock warrants if doing so would result in such holder (together with such holder’s affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates) beneficially owning more than 4.99% of our common stock outstanding immediately after giving effect to the exercise, provided that, at the election of a holder and notice to us, such beneficial ownership limitation as to such holder shall be 9.99% of our common stock outstanding immediately after giving effect to the exercise. As a result, if you hold a significant amount of our securities, you may not be able to exercise your pre-funded warrants or common stock warrants for shares of our common stock, in whole or in part, at a time when it would be financially beneficial for you to do so.

There is no public market for the pre-funded warrants or common stock warrants to purchase shares of our common stock being included in the Common Units and Pre-Funded Units offered in this offering.

There is no public trading market for the pre-funded warrants or common stock warrants included as part of the Common Units and Pre-Funded Units being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or common stock warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants or common stock warrants will be limited, and you may not be able to resell your warrants. If your warrants cannot be resold, you will have to depend upon any appreciation in the value of our common stock over the exercise price of the warrants in order to realize a return on your investment in the warrants.

Except as otherwise provided in the pre-funded warrants or common stock warrants, holders of our pre-funded warrants or common stock warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until such holders exercise their warrants and acquire our common stock.

Except as otherwise provided in the pre-funded warrants or common stock warrants, holders of our pre-funded warrants or common stock warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until such holders exercise their warrants and acquire our common stock. As a result, absent exercise of the pre-funded warrants or common stock warrants, holders of the pre-funded warrants or common stock warrants will not have the ability to vote their shares underlying the pre-funded warrants or common stock warrants, which may limit the influence that investors in our offering may have over the outcome of matters submitted to our stockholders for a vote.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

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Risks Related to Our Business and Industry

The current COVID-19 pandemic, as well as other epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations.

For the year ended December 31, 2020, our revenues were $162,292, a decrease of 50.3% from $326,840 in December of 2019. The current COVID-19 pandemic adversely affected many aspects of our business, including sales, operational efficiency, technical support and our customer’s ability to pay our fees. Global pandemics, or fear of spread of contagious diseases, such as Ebola virus disease (EVD), coronavirus disease 2019 (COVID-19), Middle East respiratory syndrome (MERS), severe acute respiratory syndrome (SARS), H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict our supply of products, incur significant costs to protect our employees and facilities, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. Any one or more of these events may impede our product offering efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

COVID-19 has had a global economic impact on the financial markets. The global spread of COVID-19 pandemic may result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments, which are highly uncertain and cannot be predicted. Relaxation of restrictions on economic and social activities may also lead to new cases which may lead to re-imposed restrictions. We cannot assure you that the COVID-19 pandemic can be eliminated or contained in the near future, or at all, or a similar outbreak will not occur again. A third wave of COVID-19 or a similar pandemic could materially and adversely affect our business, financial condition, and results of operations.

We are also vulnerable to natural disasters and other calamities. We cannot assure you that we are adequately protected from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks, or similar events. Any of the foregoing events may give rise to interruptions, damage to our property, delays in production, breakdowns, system failures, technology platform failures, or internet failures, which could cause the loss or corruption of data or malfunctions of our manufacturing facility as well as adversely affect our business, financial condition, and results of operations.

Our financial situation creates doubt whether we will continue as a going concern.

There can be no assurances that we will ever be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital and no assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions potentially raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our results of operations.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is, holds itself out as being, or proposes to be, primarily engaged in the business of investing, reinvesting or trading in securities and Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” (within the meaning of the Investment Company Act) having a value exceeding 40% of the value of the issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). Excluded from the term “investment securities” are, among others, securities issued by majority-owned subsidiaries unless the subsidiary is an investment company or relies on the exceptions from the definition of an investment company provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (a “fund”). The Investment Company Act defines a “majority-owned subsidiary” of a person as any company 50% or more of the outstanding voting securities (i.e., those securities presently entitling the holder thereof to vote for the election of directors of the company) of which are owned by that person, or by another company that is, itself, a majority owned subsidiary of that person.

We conduct our operations primarily through our wholly-owned subsidiaries.We believe our wholly-owned subsidiaries VoiceStep Telecom, LLC and Vemanti Digital, Ltd. are outside of the definition of an investment company pursuant to Section 3(a)(1)(A) of the Investment Company Act, as neither VoiceStep Telecom, LLC or Vemanti Digital, Ltd. is, holds itself out as being, or proposes to be, primarily engaged in the business of investing, reinvesting or trading in securities. In addition, the Company believes VoiceStep Telecom, LLC and Vemanti Digital, Ltd. are outside of the definition of an investment company pursuant to Section 3(a)(1)(C) of the Investment Company Act, as neither subsidiary is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” (within the meaning of the Investment Company Act) having a value exceeding 40% of the value of its total assets (exclusive of United States government securities and cash items) on an unconsolidated basis. If it is determined that the investments of either VoiceStep Telecom, LLC or Vemanti Digital, Ltd. have a value that exceeds 40% of the value of its total assets (exclusive of United States government securities and cash items) on an unconsolidated basis, we believe that both subsidiaries are exempt from the definition of investment company pursuant to Section 3(b)(1) of the Investment Company Act, as both Vemanti Digital, Ltd. and VoiceStep Telecom, LLC are primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities.

The composition of “Other Assets” shown on the Company’s balance sheet comprises our investment in Fvndit, Inc. (“Fvndit”). On November 13, 2018, we purchased a 20% investment in Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the investment was made through a cash payment of $150,000, and the remaining half of the investment was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the Founders of eLoan. On December 19, 2018, Directus Holdings, Inc. filed a Certificate of Amendment to Articles of Incorporation to the State of Nevada for its corporation name to be changed to Fvndit, Inc.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. The issuance raised the total number of Fvndit outstanding shares to 40,500,000. Mr. Tran and Vemanti together owned 8,500,000 shares or 20.99% of total Fvndit outstanding shares at that time.

On March 16, 2021, Tan Tran resigned as an Officer and Director of Fvndit. On that same date, Fvndit issued 2,500,000 shares of common stock to Thomas Duc Tran (unaffiliated with Tan Tran), and appointed him as the Chairman, CEO, President, Secretary, and Treasurer of Fvndit. The issuance raised the total number of Fvndit outstanding shares to 43,000,000. As a result, Mr. Tran and Vemanti together own 19.77% of total Fvndit outstanding shares.

This investment is accounted for under the cost method of accounting since March 16, 2021. As of September 30, 2021, this investment had a balance of $296,405 and is reflected in “Other Assets” on the Company’s condensed consolidated balance sheets. If it is determined that the investment in Fvndit has a value that exceeds 40% of the value of our total assets (exclusive of United States government securities and cash items) on an unconsolidated basis, we believe that we are exempt from the definition of investment company pursuant to Section 3(b)(1) of the Investment Company Act, as the Company is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities. We intend to continue to conduct our operations so that we are not required to register as an investment company under the Investment Company Act.

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As noted above, if the combined values of the investment securities issued by our Company, and our subsidiary, that must rely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, exceeds 40% of the value of our total assets on an unconsolidated basis, we may be deemed to be an investment company. If we fail to maintain an exception, exemption or other exclusion from the Investment Company Act, we could, among other things, be required either (i) to change substantially the manner in which we conduct our operations to avoid being subject to the Investment Company Act or (ii) to register as an investment company. Either of these would likely have a material adverse effect on us, our ability to service our indebtedness and on the market price of our shares and any other securities we may issue. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with certain affiliated persons (within the meaning of the Investment Company Act), portfolio composition (including restrictions with respect to diversification and industry concentration) and other matters.

If the SEC or a court of competent jurisdiction were to find that we were required, but failed, to register as an investment company in violation of the Investment Company Act, we would have to cease business activities, we would breach representations and warranties and/or be in default as to certain of our contracts and obligations, civil or criminal actions could be brought against us, our contracts would be unenforceable unless a court were to require enforcement and a court could appoint a receiver to take control of us and liquidate our business, any or all of which would have a material adverse effect on our business.

The successful operation of our business depends upon the performance and reliability of the Internet infrastructure in the United States.

Our business depends on the performance and reliability of the Internet infrastructure in in the United States. The use of our VoiceStep products requires access to the internet. The failure of connection to the internet could adversely interfere with the use of our products. We have no control over the internet services provided by the internet service providers. In addition, if Internet access fees or other charges to Internet users increase, our users may abandon our products or look for alternative services, which in turn may adversely affect our business, financial condition and results of operations.

Certain of our software is licensed from third parties.

We license software for certain components of our products from third parties we do not control, such as Cyxtera Technologies, Voyant Communications (f/k/a Vitelity), ScarletHawk Solutions (D.B.A. Voxlinx) and THINQ. For the years ended December 31, 2019 and 2020, we incurred software license fees of $32,188 and $32,188, respectively. Although we have contracts in place with our third party software providers, there can be no assurance that the software we license will continue to be available on commercially reasonable terms, or at all, in the future. The lack of renewal, or termination, of one or more of our license agreements, or the renewal of license agreements on less favorable terms, could have a material adverse effect on our business, financial condition and results of operations.

While proprietary or open source alternatives may be available in some cases, transitioning to such alternatives may take time and be costly. The loss of existing licenses or the unavailability of such alternative software could result in a decrease in the quality of our products or loss of the ability to provide our products until equivalent software or suitable alternatives can be developed, identified, licensed and integrated.

Our products and services rely on certain technical standards, among other things, for interoperability of communication of voice and video, including standards relating to audio and video compression standards. These standards may be covered by patent rights held by third parties. The combined costs of identifying and obtaining licenses from all holders of patent rights essential to such standards could be high and could reduce our profitability or increase our losses. The cost of not obtaining such licenses could also be high if a holder of such patent rights brings a claim for patent infringement. While some such patent holders, based on their involvement with the standard setting organizations, may license relevant technology to us under reasonable and non-discriminatory terms, there can be no assurance that all necessary patent rights can be secured under such terms, and we may have to pay substantial royalties to secure such patent rights.

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If we fail to keep up with industry trends or technological developments, our business, results of operations and financial condition may be materially and adversely affected.

The IP-based business communication industry is rapidly evolving and subject to continuous technological changes. Our success will depend on our ability to keep up with the changes in technology and user behavior resulting from new developments and innovations. For example, as we provide our product and service offerings across a variety of mobile systems and devices, we are dependent on the interoperability of our services with popular mobile devices and mobile operating systems that we do not control, such as Android and iOS. If any changes in such mobile operating systems or devices degrade the functionality of our services or give preferential treatment to competitive services, the usage of our services could be adversely affected.

Technological innovations may also require substantial capital expenditures in product development as well as in modification of products, services or infrastructure. We cannot assure you that we can obtain financing to cover such expenditure. If we fail to adapt our products and services to such changes in an effective and timely manner, we may suffer from decreased user base, which, in turn, could materially and adversely affect our business, financial condition and results of operations

Rapidly evolving technologies could cause demand for our products to decline or could cause our products to become obsolete.

Current or future competitors may develop technological or product innovations that address Internet communications in a manner that is, or is perceived to be, equivalent or superior to our products. In the technology market in particular, innovative products have been introduced which have the effect of revolutionizing a product category and rendering many existing products obsolete. If competitors introduce new products or services that compete with or surpass the quality or the price/performance of our products, we may be unable to attract and retain users or to maintain or increase revenues from our users. We may not anticipate such developments and may be unable to adequately compete with these potential solutions. As a result of these or similar potential developments, in the f uture it is possible that competitive dynamics in our market may require us to reduce prices for our paid for products, which could harm our net revenues, gross margin and operating results or cause us to incur losses.

If our business were deemed to be a regulated telecommunications business in one or more jurisdictions, it would significantly increase our expenses and may require us to change our products and other aspects of our business in potentially detrimental ways.

We operate as a software company and not as a regulated telecommunications company. We are subject to the risk that, due to changes in communications and other similar laws and regulations or in the application, interpretation or enforcement of both existing and future communications and other similar laws and regulations, we may be required to comply with communications and other similar laws and regulations in one or more jurisdictions. In addition, we are continually seeking ways to improve our products and offer them across multiple communication platforms, which may involve from time to time upgrades or changes in the technological infrastructure on which our products are based and which could result in subjecting our activities to greater regulation in multiple jurisdictions. For example, the rolling out of our IP-based business communication in the United States may subject us to a greater risk of regulatory oversight in this country. If we are required to comply with communications and other similar laws and regulations, we would need to meet a number of obligations, which could vary from jurisdiction to jurisdiction, including new or enhanced compliance in the following areas:

•	licensing and notification requirements;

•	emergency calling requirements, including enhanced emergency calling through multi-line telephone systems;

•	lawful interception or wiretapping requirements;

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•	privacy and data retention and disclosure requirements;

•	limitations on our ability to use encryption technology;

•	disability access requirements;

•	consumer protection requirements and local dispute resolution requirements;

•	requirements related to customer support;

•	quality of service requirements;

•	provision of numbering directories;

•	numbering rules, including portability requirements;

•	directory and operator services; and

•	access and interconnection obligations.

If we fail to comply with communications, e-commerce and other similar laws and regulations in one or more jurisdictions, our business, results of operations and financial condition may be materially and adversely affected.

Third parties have raised, and may raise in the future, concerns about the application of regulations to our business.

Some third parties, including our competitors, have raised, and may raise in the future, concerns with policymakers and regulators in various parts of the world about the application of local laws and regulations to our business. We believe that some of these established businesses (which may include incumbent telecommunications companies) and their trade association groups employ significant resources in their efforts to shape legal and regulatory regimes and may employ these resources to change legal and regulatory regimes in ways intended to reduce the effectiveness of our business. Most incumbent telecommunications companies, landline and wireless, have substantial budgets devoted to lobbying and governmental relations and long-standing relationships with regulators and legislators that we, as a newer entrant in the Internet communications market, do not have. Some of these incumbent businesses have raised concerns relating to allowing consumers open access to the Internet, the lack of regulatory controls and obligations placed on Internet communications products, and the cost advantage this brings to providers of such products. Continuing actions by these competitors or trade groups may result in additional jurisdictions requiring us to comply with the local telecommunications and other laws and regulations.

Our business depends on our users having continued and unimpeded access to the Internet. Companies providing access to the Internet may be able to block or degrade our calls, or block access to our website or charge us or our users additional fees for our products.

All of our users rely on open, unrestricted access to the Internet to use our products. If they have limited, restricted or no access at all to the Internet, or their connection to the Internet is interrupted or disturbed, they may be less likely to use our products as a result.

In many cases, that access is provided by companies that compete with at least some of our products, including incumbent landline telephone companies, cable television system operators, mobile wireless communications companies, and large Internet service providers. Some of these providers have stated that they may take measures that could block, degrade or otherwise disrupt our calls, or increase the cost of customers’ use of our products by restricting or prohibiting the use of their lines or access points to the Internet for our products, by filtering, blocking, delaying, or degrading the packets of data used to transmit our communications, and by charging increased fees to our users for access to our products.

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Some Internet access providers have additionally, or alternatively, contractually restricted their customers’ access to Internet communications products (which may include our VoIP products) through their terms of service. For example, SFR in France and Vodafone in Germany contractually prohibit their customers from using voice over the Internet protocol services on the Apple iPad 3G. T-Mobile in Germany and Vodafone in France and the United Kingdom have established special additional tariffs for voice over the Internet protocol. Customers of these and other Internet access providers may not be aware that technical disruptions or additional tariffs are the act of other parties, which could harm our brand. Even if customers understand that we are not the source of such disruptions, they may be less likely to use our products as a result.

In the United States, the European Union and other jurisdictions, regulatory authorities are in the process of examining the adoption of “network neutrality” policies, which aim to treat all Internet traffic equally, and developing or considering laws and regulations to codify acceptable behaviors on the part of network operators and access providers when providing consumers and businesses with access to the Internet. Different regulatory authorities have different approaches to this policy area both from a substantive and procedural perspective. Any failure on the part of regulatory authorities to protect the accessibility of the Internet to all, or any particular category of, Internet subscribers, or their failure to protect the delivery on a non-discriminatory basis of user communications over the Internet, regardless of type or service, could harm our results of operations and prospects.

Our business depends on the continued reliability of the Internet infrastructure.

Unlike traditional communications products, our users rely on the Internet to access our products. Increasing numbers of users and increasing bandwidth requirements may harm the performance of the Internet. In addition, if Internet service providers and other third parties providing Internet services have outages or deteriorations in their quality of service, our customers will not have access to our products or may experience a decrease in the quality of our products.

Furthermore, as the rate of adoption of new technology increases, the networks on which our products rely in certain countries may not be able to sufficiently adapt to the increased demand for their products and services. Frequent or persistent interruptions could cause current or potential users to believe that our systems are unreliable, leading them to switch to our competitors or to avoid our products, and could permanently harm our reputation and brands.

Problems with or price increases by third parties who provide services to us or to our users could harm our business.

We rely on telecommunications providers to provide certain of our products, such as Voyant Communications, a wholesale VoIP communications service provider, who, from their end, terminates the telephone calls for our customers which then allow them to receive incoming calls to telephone numbers in the US and Canada. We have agreements with a number of telecommunication providers in order for us to provide many of our paid products. The quality of calls made by our users to and received by our users from landline and mobile phones depends in large part of the call quality of the relevant landline or mobile network. As a result, if these third parties do not provide sufficiently high quality services, our call quality may be negatively affected which may in turn adversely impact our brand, reputation and consumer acceptance of our products. In addition, price increases by companies that provide services to us or our users could harm our results of operations.

We are dependent upon our only key executive who is not bound by any employment agreement nor does the Company maintain director and officers (“D&O”) liability insurance for him.

Our success depends, in part, upon the continued services of the key member of our management. Our executive’s knowledge of the market, our business and our Company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

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There can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of our key executive, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. We have not but in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing intellectual property of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of intellectual property purportedly relating to some aspect of our technology or business, if any such holders exist, would not seek to enforce such intellectual property against us in the United States, or any other jurisdictions. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, and our business, financial position and results of operations could be materially and adversely affected.

We cannot control internet based delays and interruptions, which may negatively affect our customers and thus our revenues.

Any delay or interruption in the services by these third parties service providers could result in delayed or interrupted service to our customers and could harm our business. Accordingly, we could be adversely affected if such third party service providers fail to maintain consistent and reliable services, or fail to continue to make these services available to us on economically acceptable terms, or at all. These suppliers could also be adversely impacted by the COVID-19 pandemic, which could affect their ability to deliver their services to our Company in a satisfactory manner, or at all.

If our business plans are not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. Therefore, our future operations may be dependent on our ability to secure additional financing. The COVID-19 pandemic may have an adverse impact on the Company’s ability to raise capital or to continue as a going concern.

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Our failure to adopt certain corporate governance procedures may prevent us from obtaining a listing on a national securities exchange.

We do not have a compensation or nominating and corporate governance committee. The functions such committees would perform are performed by the board as a whole. Consequently, there is a potential conflict of interest in board decisions that may adversely affect our ability to become a listed security on a national securities exchange and as a result adversely affect the liquidity of our Common Stock.

Since our management beneficially owns 39% of our outstanding shares, their interests may differ from the interests of our other shareholders, which could cause a material decline in the value of our shares.

Our officers and directors indirectly own 27,950,000 common shares. In addition, Mr. Tran, our Chairman and principal executive officer, owns 40,000,000 shares of Series A Preferred Stock which are convertible into shares of common stock and vote with the common stock on the basis of each share of Series A Preferred Stock having the right to 10 votes. Accordingly, management beneficially owns and controls all of the voting stock of the Company. Therefore, management has significant influence on determining the outcome of any matters submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. This ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination that may be in the best interest of the Company. Without the consent of management, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interest of management may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. We cannot assure you that management will act in our best interests given management’s ability to control a significant majority of our voting shares.

Our future operating results may significantly fluctuate due to the highly volatile nature of digital assets.

We believe that certain of our sources of revenue in the future will be dependent on digital assets and the broader cryptoeconomy. Due to the highly volatile nature of the cryptoeconomy and the prices of digital assets, our operating results will fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader cryptoeconomy. For example, the average three-month Digital Asset Volatility supported on the Coinbase platform increased by 73% from the fourth quarter of 2019 to the first quarter of 2020, before decreasing by 36% from the first quarter of 2020 to the second quarter of 2020. In addition, stablecoins are only as stable as their underlying asset, and such assets can fluctuate in value. The values of stablecoins frequently deviate from their underlying assets, mostly due to changing trading volumes. The standard deviations of various dollar-based stablecoins from their expected value—in this case, the expected value is 1 US dollar—have been as high as 2.5%.

Our operating results will fluctuate significantly as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:

•	our potential dependence on digital asset trading activity, including trading volume and the prevailing trading prices for digital assets, whose trading prices and volume can be highly volatile;

•	our ability to attract, maintain, and grow our customer and user base and engage our customers and users;

•	changes in the legislative or regulatory environment, or actions by governments or regulators, including fines, orders, or consent decrees;

•	regulatory changes that impact our ability to offer certain products or services;

•	our ability to diversify and grow our subscription and services revenue;

•	pricing for our products and services;

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•	investments we make in the development of products and services as well as technology offered to our ecosystem partners, international expansion, and sales and marketing;

•	adding and removing of digital assets;

•	macroeconomic conditions;

•	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;

•	the development and introduction of existing and new products and services by us or our competitors;

•	increases in operating expenses that we expect to incur to grow and expand our operations and to remain competitive;

•	system failure or outages, including with respect to our digital asset ecosystem and third-party digital asset networks;

•	breaches of security or privacy;

•	inaccessibility of our stablecoin ecosystem due to our or third-party actions;

•	our ability to attract and retain talent; and

•	our ability to compete with our competitors.

As a result of these factors, it is difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term. In view of the rapidly evolving nature of our business and the cryptoeconomy, period-to-period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. Quarterly and annual expenses reflected in our consolidated financial statements may be significantly different from historical or projected rates. Our operating results in one or more future quarters may fall below the expectations of securities analysts and investors. As a result, the trading price of our common stock may increase or decrease significantly.

Our future operating results may fluctuate due to the possible volatile nature of the market price of USDV.

If USDV is released, qualified entities will be able to purchase and redeem 1 USDV for US$1.00. For every USDV in circulation, there will be US$1.00 held in reserve by FDT. Although we expect the mechanism of guaranteed purchase and redemption pricing may maintain the stability of the market price of USDV, we do not have control over the activities of third parties and therefore cannot guarantee price stability on any third-party platforms. In addition, stablecoins are only as stable as their underlying asset, and such assets can fluctuate in value. The values of stablecoins frequently deviate from their underlying assets, mostly due to changing trading volumes. The standard deviations of various dollar-based stablecoins from their expected value—in this case, the expected value is 1 US dollar—have been as high as 2.5% on third party platforms.

Our operating results will fluctuate significantly as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:

☐	our potential dependence on digital asset trading activity, including trading volume and the prevailing trading prices for digital assets, whose trading prices and volume can be highly volatile;

☐	our ability to attract, maintain, and grow our customer and user base and engage our customers and users;

☐	changes in the legislative or regulatory environment, or actions by governments or regulators, including fines, orders, or consent decrees;

☐	regulatory changes that impact our ability to offer certain products or services;

☐	our ability to diversify and grow our subscription and services revenue;

☐	pricing for our products and services;

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☐	investments we make in the development of products and services as well as technology offered to our ecosystem partners, international expansion, and sales and marketing;

☐	adding and removing of digital assets;

☐	macroeconomic conditions;

☐	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;

☐	the development and introduction of existing and new products and services by us or our competitors;

☐	increases in operating expenses that we expect to incur to grow and expand our operations and to remain competitive;

☐	system failure or outages, including with respect to our digital asset ecosystem and third-party digital asset networks;

☐	breaches of security or privacy;

☐	inaccessibility of our stablecoin ecosystem due to our or third-party actions;

☐	our ability to attract and retain talent; and

☐	our ability to compete with our competitors.

As a result of these factors, it is difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term. In view of the rapidly evolving nature of the cryptoeconomy, period-to-period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. Quarterly and annual expenses reflected in our consolidated financial statements may be significantly different from historical or projected rates. Our operating results in one or more future quarters may fall below the expectations of securities analysts and investors. As a result, the trading price of our common stock may increase or decrease significantly.

Our total revenue will be dependent on volume of transactions conducted on our digital asset ecosystem. If such volume declines, our business, operating results, and financial condition would be adversely affected.

We plan to generate revenue from transaction fees on our stablecoin in connection with the purchase and redemption of our stablecoin by users through the third-party regulated trust and custodian entities. Transaction revenue will be based on transaction fees that are either a flat fee or a percentage of the value of each transaction. As such, any declines in the volume of digital asset transactions generally will result in lower total revenue to us in the future.

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The demand for buying, selling, and trading of digital assets have historically been subject to significant volatility. For instance, in 2017, the value of certain digital assets, including Bitcoin, experienced steep increases in value, which was followed by a steep decline in 2018. The trading volume of any digital asset is subject to significant uncertainty and volatility, depending on a number of factors, including:

•	market conditions across the cryptoeconomy;

•	changes in liquidity, market-making volume, and trading activities;

•	trading activities on other digital platforms worldwide, many of which may be unregulated, and may include manipulative activities;

•	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;

•	the speed and rate at which digital is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial assets worldwide, if at all;

•	decreased user and investor confidence in digital assets and digital platforms;

•	negative publicity and events relating to the cryptoeconomy;

•	unpredictable social media coverage or “trending” of digital assets;

•	the ability for digital assets to meet user and investor demands;

•	the functionality and utility of digital assets and their associated ecosystems and networks, including digital assets designed for use in various applications;

•	consumer preferences and perceived value of digital assets and digital asset markets;

•	increased competition from other payment services or other digital assets that exhibit better speed, security, scalability, or other characteristics;

•	regulatory or legislative changes and updates affecting the cryptoeconomy;

•	the characterization of digital assets under the laws of various jurisdictions around the world;

•	the maintenance, troubleshooting, and development of the blockchain networks underlying digital assets, including by miners, validators, and developers worldwide;

•	the ability for digital networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;

•	ongoing technological viability and security of digital assets and their associated smart contracts, applications and networks, including vulnerabilities against hacks and scalability;

•	fees and speed associated with processing digital asset transactions, including on the underlying blockchain networks and on digital platforms;

•	financial strength of market participants;

•	the availability and cost of funding and capital;

•	the liquidity of digital platforms;

•	interruptions in service from or failures of major digital platforms;

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•	availability of an active derivatives market for various digital assets;

•	availability of banking and payment services to support crypto-related projects;

•	level of interest rates and inflation;

•	monetary policies of governments, trade restrictions, and fiat currency devaluations; and

•	national and international economic and political conditions.

There is no assurance that any supported digital asset will maintain its value or that there will be meaningful levels of trading activities. In the event that the demand for trading digital assets declines, our business, operating results, and financial condition would be adversely affected.

The future development and growth of digital assets is subject to a variety of factors that are difficult to predict and evaluate. If digital assets do not grow as we expect, our business, operating results, and financial condition could be adversely affected.

Digital assets built on blockchain technology were only introduced in 2008 and remain in the early stages of development. In addition, different digital assets are designed for different purposes. Bitcoin, for instance, was designed to serve as a peer-to-peer electronic cash system, while Ethereum was designed to be a smart contract and decentralized application platform. Many other digital networks—ranging from cloud computing to tokenized securities networks—have only recently been established. The further growth and development of any digital assets and their underlying networks and other cryptographic and algorithmic protocols governing the creation, transfer, and usage of digital assets represent a new and evolving paradigm that is subject to a variety of factors that are difficult to evaluate, including:

•	Many digital networks have limited operating histories, have not been validated in production, and are still in the process of developing and making significant decisions that will affect the design, supply, issuance, functionality, and governance of their respective digital assets and underlying blockchain networks, any of which could adversely affect their respective digital assets.

•	Many digital networks are in the process of implementing software upgrades and other changes to their protocols, which could introduce bugs, security risks, or adversely affect the respective digital networks.

•	Several large networks, including Bitcoin and Ethereum, are developing new features to address fundamental speed, scalability, and energy usage issues. If these issues are not successfully addressed, or are unable to receive widespread adoption, it could adversely affect the underlying digital assets.

•	Security issues, bugs, and software errors have been identified with many digital assets and their underlying blockchain networks, some of which have been exploited by malicious actors. There are also inherent security weaknesses in some digital assets, such as when creators of certain digital networks use procedures that could allow hackers to counterfeit tokens. Any weaknesses identified with a digital asset could adversely affect its price, security, liquidity, and adoption. If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the compute or staking power on a digital network, as has happened in the past, it may be able to manipulate transactions, which could cause financial losses to holders, damage the network’s reputation and security, and adversely affect its value.

•	The development of new technologies for mining, such as improved application-specific integrated circuits (commonly referred to as ASICs), or changes in industry patterns, such as the consolidation of mining power in a small number of large mining farms, could reduce the security of blockchain networks, lead to increased liquid supply of digital assets, and reduce a crypto’s price and attractiveness.

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If rewards and transaction fees for miners or validators on any particular digital network are not sufficiently high to attract and retain miners, a digital network’s security and speed may be adversely affected, increasing the likelihood of a malicious attack.

•	Many digital assets have concentrated ownership or an “admin key”, allowing a small group of holders to have significant unilateral control and influence over key decisions relating to their digital networks, such as governance decisions and protocol changes, as well as the market price of such digital assets.

•	The governance of many decentralized blockchain networks is by voluntary consensus and open competition, and many developers are not directly compensated for their contributions. As a result, there may be a lack of consensus or clarity on the governance of any particular digital network, a lack of incentives for developers to maintain or develop the network, and other unforeseen issues, any of which could result in unexpected or undesirable errors, bugs, or changes, or stymie such network’s utility and ability to respond to challenges and grow.

•	Many digital networks are in the early stages of developing partnerships and collaborations, all of which may not succeed and adversely affect the usability and adoption of the respective digital assets.

Various other technical issues have also been uncovered from time to time that resulted in disabled functionalities, exposure of certain users’ personal information, theft of users’ assets, and other negative consequences, and which required resolution with the attention and efforts of their global miner, user, and development communities. If any such risks or other risks materialize, and in particular if they are not resolved, the development and growth of digital may be significantly affected and, as a result, our business, operating results, and financial condition could be adversely affected.

Cyberattacks and security breaches, or those impacting our stablecoin users or third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition.

Our intended stablecoin ecosystem will involve the collection, storage, processing, and transmission of confidential information, user, employee, service provider, and other personal data, as well as information required to access user assets. We intend to build our reputation on the premise that our stablecoin ecosystem offers users a secure way to purchase, store, and transact in digital assets. As a result, any actual or perceived security breach of us or our third-party partners may:

•	harm our reputation and brand;

•	result in our systems or services being unavailable and interrupt our operations;

•	result in improper disclosure of data and violations of applicable privacy and other laws;

•	result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, and financial exposure;

•	cause us to incur significant remediation costs;

•	lead to theft or irretrievable loss of our or our users’ fiat currencies or digital assets;

•	reduce user confidence in, or decreased use of, our products and services;

•	divert the attention of management from the operation of our business;

•	result in significant compensation or contractual penalties from us to our users or third parties as a result of losses to them or claims by them; and

•	adversely affect our business and operating results.

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Further, any actual or perceived breach or cybersecurity attack directed at financial institutions or digital companies, whether or not we are directly impacted, could lead to a general loss of user confidence in the cryptoeconomy or in the use of technology to conduct financial transactions, which could negatively impact us, including the market perception of the effectiveness of our security measures and technology infrastructure.

An increasing number of organizations, including large merchants, businesses, technology companies, and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, mobile applications, and infrastructure.

Attacks upon systems across a variety of industries, including the digital industry, are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including users’ personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. Certain types of cyberattacks could harm us even if our systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of our systems to a hacker, while others may aim to introduce computer viruses or malware into our systems with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and we may not be able to implement adequate preventative measures.

Although we intend on developing systems and processes designed to protect the data we manage, prevent data loss and other security breaches, effectively respond to known and potential risks, and expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. We may experience in the future breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities, or other irregularities. Unauthorized parties may attempt to gain access to our systems and facilities, as well as those of our users, partners, and third-party service providers, through various means, including hacking, social engineering, phishing, and attempting to fraudulently induce individuals (including employees, service providers, and our users) into disclosing usernames, passwords, payment card information, or other sensitive information, which may in turn be used to access our information technology systems and users’ digital assets. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. Further, there has been an increase in such activities as a result of the novel coronavirus, or COVID-19, pandemic. As a result, our costs and the resources we will devote to protecting against these advanced threats and their consequences may increase over time.

Although we plan to maintain insurance coverage that we believe is adequate for our planned stablecoin business, it may be insufficient to protect us against all losses and costs stemming from security breaches, cyberattacks, and other types of unlawful activity, or any resulting disruptions from such events. Outages and disruptions, including any caused by cyberattacks, may harm our reputation and our business, operating results, and financial condition.

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We are subject to an extensive and highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

Our business is and our growth strategy in the stablecoin business will be subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those governing financial services and banking, trust companies, securities, broker-dealers and ATS, commodities, credit, digital asset custody, exchange, and transfer, cross-border and domestic money and digital asset transmission, consumer and commercial lending, usury, foreign currency exchange, privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), consumer protection, escheatment, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the Internet, mobile technologies, digital assets, and related technologies. As a result, they do not contemplate or address unique issues associated with the cryptoeconomy, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the cryptoeconomy requires us to exercise our judgement as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition.

In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, in the United States and in other countries may adopt new laws and regulations, or new interpretations of existing laws and regulations may be issued by such bodies or the judiciary, which may adversely impact the development of the cryptoeconomy as a whole and our legal and regulatory status in particular by changing how we operate our business, how our products and services are regulated, and what products or services we and our competitors can offer, requiring changes to our compliance and risk mitigation measures, imposing new licensing requirements, or imposing a total ban on certain digital asset transactions, as has occurred in certain jurisdictions in the past. For example, the Financial Crimes Enforcement Network, or FinCEN, released a proposed rule that would require the collection of personal information from the owners of self-custodied wallets that transfer cryptocurrencies to or receive cryptocurrencies and report certain transactions to the federal government. There are substantial uncertainties on how these requirements would apply in practice, and we may face substantial compliance costs to operationalize and comply with these rules in the future. We may be further subject to administrative sanctions for technical violations or user attrition if the user experience suffers as a result.

The regulatory treatment of fiat-backed stablecoins is highly uncertain and has drawn significant attention from legislative and regulatory bodies around the world. The issuance and resale of such stablecoins may implicate a variety of banking, deposit, money transmission, prepaid access and stored value, anti-money laundering, commodities, securities, sanctions, and other laws and regulations in the United States and in other jurisdictions. Certain products and services we intend to offer that we believe are not subject to regulatory oversight, or are only subject to certain regulatory regimes may cause us to be deemed to be engaged in a form of regulated activity for which licensure is required or cause us to become subject to new and additional forms of regulatory oversight. To the extent that we or our employees, contractors, or agents are deemed or alleged to have violated or failed to comply with any laws or regulations, including related interpretations, orders, determinations, directives, or guidance, we or they could be subject to a litany of civil, criminal, and administrative fines, penalties, orders and actions, including being required to suspend or terminate the offering of certain products and services.

Although USDV would be issued outside of the U.S. to non-US persons, non-U.S. persons are the target market for the adoption of USDV, it is possible that non-U.S. regulators could follow the lead of the U.S.

As stablecoins, cryptocurrencies and other digital assets have grown in both popularity and market size, various U.S. federal, state, and local and foreign governmental organizations and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how crypto assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold crypto assets for users.

Many of these entities, including the President’s Working Group on Financial Markets, have called for heightened regulatory oversight and have issued advisories describing the risks posed by cryptocurrencies to users and investors. The cryptoeconomy is novel and has little to no access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials, and regulators that are concerned about the potential for stablecoins and cryptocurrencies for illicit usage may affect statutory and regulatory changes with minimal or discounted inputs from the cryptoeconomy. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that harm the stablecoin, cryptocurrency and digital asset industry, which could adversely impact our business.

It is now illegal to engage in digital asset transactions including Bitcoin mining operations in China, the ruling of which may adversely affect FDT and us.

China has now taken regulatory action to ban digital asset mining and to severely restrict the right to acquire, own, hold, sell or use digital assets or to exchange them for fiat currency. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions globally. On May 21, 2021, the Financial Stability and Development Commission (“FSDC”) of the State Council of China issued of a proposal to “crack down on bitcoin mining and trading.” After that, local governments began to gradually issue corresponding measures in response to the FSDC’s proposal, including Xinjiang Changji Hui Autonomous Prefecture Development and Reform Commission which issued a notice on the immediate shutdown of enterprises engaged in cryptocurrency mining on June 9, 2021, and Sichuan Provincial Development and Reform Commission and Sichuan Energy Bureau issued a notice on the shutdown of cryptocurrency mining projects on June 18, 2021. On September 3, 2021, the Notification on Rectification of the Virtual Currency “Mining” Activities (or the Notification Fa Gai Yun Xing [2021] No. 1283) was issued. On September 24, 2021, the newly issued Notification of Overhauling the Mining Activity of Cryptocurrency (or the Notification No. 1283) banned all new cryptocurrency operations in China.

FDT, our escrow agent (a.k.a. custodian/trustee) for the USD reserve funds of USDV, which are kept in an escrow bank account at DBS Bank (Hong Kong) Limited, is based in Hong Kong and is a registered trust company under section 77 of the Trustee Ordinance (Cap. 29, Laws of Hong Kong). Although Hong Kong currently maintains autonomous laws and regulations in its financial and administrative affairs from mainland China, the PRC government has significant oversight and control over Hong Kong and may intervene with or influence the local Hong Kong government, laws and regulations on digital assets to further regulatory, political and societal goals. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to utilize the services of FDT and greatly disrupt our stablecoin business in the future, and such actions could affect our ability to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

We operate in a highly competitive industry and intend to compete against unregulated or less regulated companies and companies with greater financial and other resources, and our business, operating results, and financial condition may be adversely affected if we are unable to respond to our competitors effectively.

The cryptoeconomy is highly innovative, rapidly evolving, and characterized by healthy competition, experimentation, changing customer needs, frequent introductions of new products and services, and subject to uncertain and evolving industry and regulatory requirements. We expect competition to intensify as we enter an industry in which new competitors introduce new products or enhance existing products. We compete against a number of companies operating both within the United States and abroad and those that focus on digital asset-based services.

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To date, due to limited enforcement by U.S. and foreign regulators, many of these competitors have been able to operate from offshore while offering large numbers of products and services to consumers, including in the United States, Europe, and other highly regulated jurisdictions, without complying with the relevant licensing and other requirements in these jurisdictions, and seemingly without penalty. Due to our commitment to legal and regulatory compliance, we will not be able to offer many popular products and services, which may adversely impact our business, financial condition, and results of operations.

Many innovative start-up companies and larger companies have made, and continue to make, significant investments in research and development, and we expect these companies to continue to develop similar or superior products and technologies that compete with our products. Further, more traditional financial and non-financial services businesses may choose to offer digital asset-based services in the future as the industry gains adoption. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, operating results, and financial condition could be adversely affected.

We may not be able to develop the blockchain technologies related to USDV and our plans related to USDV may not be accomplished, which could materially and adversely affect our business, financial condition, results of operations, and the value of our shares.

As of the date of this prospectus, we have not yet begun business operations related to USDV and blockchain technology. After completing a private testing phase with USDV, we have conducted a cost-risk analysis. Due to the current rising cost and congestion of the Ethereum network, the transaction fee (a.k.a. gas fee) associated with each send/receive instance of USDV in its current setup is not fixed and can be prohibitively high relative to the underlying value of USDV. Beyond testing, we do not believe the current Ethereum ERC-20 configuration of USDV to be economically viable and ready for mass market adoption. No USDV tokens have ever been released to any party outside of the Company. If USDV is ever to be released to the public, we intend to use other more efficient and cost-effective blockchain standards and protocols. Currently, we have not identified or planned for such alternative configurations, and we have placed USDV on hold indefinitely with no current plans to resume testing or release until after the implementation of a clearer regulatory framework pertaining to stablecoins in the US and any jurisdiction in which we or our partners operate. If we are unable to identify alternative configurations or further develop the blockchain technologies related to USDV, we may be unable to release USDV in the future and our plans related to USDV may not be accomplished, which could materially and adversely affect our business, financial condition, results of operations, and the value of our shares.

As we intend to expand and localize our international activities, our obligations to comply with the laws, rules, regulations, and policies of a variety of jurisdictions will increase and we may be subject to investigations and enforcement actions by U.S. and non-U.S. regulators and governmental authorities.

As we intend to expand and localize our international activities, we will become increasingly obligated to comply with the laws, rules, regulations, policies, and legal interpretations both of the jurisdictions in which we operate and those into which we offer services on a cross-border basis. Laws regulating the internet, mobile technologies, digital assets, and related technologies outside of the United States often impose different, more specific, or even conflicting obligations on us, as well as broader liability. Although we intend to implement controls, there can be no guarantee that the measures we will take will be viewed as compliant.

Regulators worldwide frequently study each other’s approaches to the regulation of the cryptoeconomy. Consequently, developments in any jurisdiction may influence other jurisdictions. New developments in one jurisdiction may be extended to additional services and other jurisdictions. As a result, the risks created by any new law or regulation in one jurisdiction are magnified by the potential that they may be replicated, affecting our business in another place or involving another service. Conversely, if regulations diverge worldwide, we may face difficulty adjusting our products, services, and other aspects of our business with the same effect. These risks are heightened, as we will face increased competitive pressure from other similarly situated businesses that engage in regulatory arbitrage to avoid the compliance costs associated with regulatory changes.

The complexity of U.S. federal and state and international regulatory and enforcement regimes, coupled with the evolving global regulatory environment, could result in a single event prompting a large number of overlapping investigations and legal and regulatory proceedings by multiple government authorities in different jurisdictions. Any of the foregoing could, individually or in the aggregate, harm our reputation, damage our brands and intended business, and adversely affect our operating results and financial condition. Due to the uncertain application of existing laws and regulations, it may be that, despite our regulatory and legal analysis, our products or services may indeed be subject to financial regulation, licensing, or authorization obligations that we will not have obtained or with which we will not have complied. As a result, we will be at a heightened risk of enforcement action, litigation, regulatory, and legal scrutiny which could lead to sanctions, cease, and desist orders, or other penalties and censures which could significantly and adversely affect our continued operations and financial condition.

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If we cannot keep pace with rapid industry changes to provide new and innovative products and services, the use of our products and services, and consequently our net revenue, could decline, which could adversely impact our business, operating results, and financial condition.

The cryptoeconomy has been characterized by many rapid, significant, and disruptive products and services in recent years. These include decentralized applications, DeFi, yield farming, staking, token wrapping, governance tokens, innovative programs to attract customers such as transaction fee mining programs, initiatives to attract traders such as trading competitions, airdrops and giveaways, staking reward programs, and novel cryptocurrency fundraising and distribution schemes, such as “initial exchange offerings.” We expect new services and technologies to continue to emerge and evolve, which may be superior to, or render obsolete, the products and services that we intend to provide. We cannot predict the effects of new services and technologies on our intended business. However, our ability to grow our user base and net revenue will depend heavily on our ability to innovate and create successful new products and services, both independently and in conjunction with third-party developers. In particular, developing and incorporating new use cases into our business may require substantial expenditures, take considerable time, and ultimately may not be successful. Any new products or services could fail to attract users, generate revenue, or perform or integrate well with third-party applications and platforms. In addition, our ability to adapt and compete with new products and services may be inhibited by regulatory requirements and general uncertainty in the law, constraints by our third-party regulated trust and custodian entity partners, third-party intellectual property rights, or other factors. Moreover, we plan to enhance our technical infrastructure and other technology offerings to become competitive and maintain a stablecoin ecosystem that has the required functionality, performance, capacity, security, and speed to attract and retain users. As a result, we expect to expend significant costs and expenses to develop our technical infrastructure to meet the evolving needs of the industry. Our success will depend on our ability to develop and incorporate new services and adapt to technological changes and evolving industry practices. If we are unable to do so in a timely or cost-effective manner, our business and our ability to successfully compete and to attract new users may be adversely affected.

A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize our stablecoin, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The SEC and its staff have taken the position that certain digital assets, including certain stablecoins, fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Though the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given digital asset is a security in April 2019, this framework is also not a rule, regulation or statement of the SEC and is not binding on the SEC.

Several foreign jurisdictions have taken a broad-based approach to classifying digital assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta, and Singapore, have adopted a narrower approach. As a result, certain digital assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of digital assets as “securities.”

The classification of a digital asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing of such assets. For example, a digital asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in digital assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade digital assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an alternative trading system, or ATS, in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

We have policies and procedures to analyze whether our USD-pegged stablecoin could be deemed to be a “security” under applicable laws. Our policies and procedures do not constitute a legal standard, but rather represent our company-developed scoring model, which permits us to make a risk-based assessment regarding the likelihood that our USD-pegged stablecoin could be deemed a “security” under applicable laws. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a foreign regulatory authority, or a court were to determine that our USD-pegged stablecoin is a “security” under applicable laws. We expect our risk assessment policies and procedures to continuously evolve to take into account case law, facts, and developments in technology.

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A determination by the SEC, a foreign regulatory authority, or a court that our USD-pegged stablecoin constitutes a security could cause us to be subject to judicial or administrative sanctions for failing to offer or sell the digital asset in compliance with the registration requirements, or for acting as a broker, dealer, or national securities exchange without appropriate registration in the future. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. Users of our USD-pegged stablecoin could also seek to rescind a transaction that we facilitated as the basis that it was conducted in violation of applicable law, which could subject us to significant liability. We may also be required to cease facilitating transactions in the USD-pegged stablecoin, which could negatively impact our business, operating results, and financial condition.

Further, if Bitcoin or any other digital asset is deemed to be a security under any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, all transactions in such digital asset would have to be registered with the SEC or other foreign authority, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Moreover, the networks on which such digital assets are utilized may be required to be regulated as securities intermediaries, and subject to applicable rules, which could effectively render the network impracticable for its existing purposes. Further, it could draw negative publicity and a decline in the general acceptance of digital assets. Also, it may make it difficult for such digital assets to be traded, cleared, and custodied as compared to other digital assets that are not considered to be securities.

We rely on third-party service providers and partners for certain aspects of our operations, and any interruptions in services provided by these third parties may impair our ability to support our users.

We rely on third parties in connection with many aspects of our business, including minting, issuing, and redemption of our USD-pegged stablecoin, payment processors, cloud computing services and data centers that provide facilities, infrastructure, website functionality and access, components, and services, including databases and data center facilities and cloud computing; as well as third parties that provide outsourced customer service, compliance support and product development functions, which are critical to our intended operations. Because we intend to rely on third parties to provide these services and to facilitate certain of our business activities, we face increased operational risks. We do not control the operation of any of these third parties, including the third-party regulated trust and custodian entities we will use. These third parties may be subject to financial, legal, regulatory, and labor issues, cybersecurity incidents, break-ins, computer viruses, denial-of-service attacks, sabotage, acts of vandalism, privacy breaches, service terminations, disruptions, interruptions, and other misconduct. They are also vulnerable to damage or interruption from human error, power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes, pandemics (including the COVID-19 pandemic) and similar events. In addition, these third parties may breach their agreements with us, disagree with our interpretation of contract terms or applicable laws and regulations, refuse to continue or renew these agreements on commercially reasonable terms or at all, fail or refuse to process transactions or provide other services adequately, take actions that degrade the functionality of our services, impose additional costs or requirements on us or our users, or give preferential treatment to competitors. There can be no assurance that third parties that will provide services to us or to our users will do so on acceptable terms, or at all. If any third parties do not adequately or appropriately provide their services or perform their responsibilities to us or our users, such as if third-party service providers close their data center facilities without adequate notice, are unable to restore operations and data, fail to perform as expected, or experience other unanticipated problems, we may be unable to procure alternatives in a timely and efficient manner and on acceptable terms, or at all, and we may be subject to business disruptions, losses or costs to remediate any of the deficiencies, user dissatisfaction, reputational damage, legal or regulatory proceedings, or other adverse consequences which could harm our business.

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 Loss of critical third party relationships could adversely impact our business, operating results, and financial condition.

The minting, issuance and redemption of our stablecoin, as well as holding and managing the reserve, are conducted by third-party regulated trust and custodian entities. We also plan to pursue integration of our USD-pegged stablecoin into a range of third-party platforms to support the adoption of our stablecoin as a digital currency. If such trust and custodian entities are registered money services businesses with FinCEN under the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and its implementing regulations enforced by FinCEN, or collectively, the BSA, a licensed money transmitter in a number of U.S. states and territories, a licensee under NYDFS’s Virtual Currency Business Activity regime, commonly referred to as a BitLicense, a licensed electronic money institution under both the U.K. Financial Conduct Authority and the Central Bank of Ireland, or a limited purpose trust company chartered by the NYDFS, such third party provider will view us as a higher risk customer for purposes of their anti-money laundering programs. We may face difficulty establishing or maintaining such relationships due to our third party partners’ policies or have limited access to such services. The loss of such partners or the imposition of operational restrictions by such partners and the inability for us to utilize other redundant third-party regulated trust and custodian entities may result in a disruption of our intended business activity as well as regulatory risks. In addition, financial institutions in the United States and globally may, as a result of the myriad of regulations or the risks of digital assets generally, decide to not provide account, custody, or other financial services to us or the cryptoeconomy generally. We also intend to rely on insurance carriers to insure user losses resulting from a breach of our physical security, cyber security, or by employee or service provider theft. Our ability to maintain crime and specie insurance is subject to the insurance carriers’ ongoing underwriting criteria and our inability to obtain and maintain appropriate insurance coverage could cause a substantial business disruption, adverse reputational impact, inability to compete with our competitors, and regulatory scrutiny.

Any significant disruption in our products and services, in our information technology systems, or in our blockchain network could result in a loss of users or funds and adversely impact our brand and reputation and our business, operating results, and financial condition.

Our reputation and ability to attract and retain users of our stablecoin and grow our business will depend on our ability to operate our service at high levels of reliability. Our stablecoin ecosystem, the ability of our stablecoin users to trade, and our ability to operate at a high level, will be dependent on our ability to access the blockchain network underlying the USD-pegged stablecoin, for which access is dependent on our systems’ ability to access the internet. Further, the successful and continued operations of such blockchain network will depend on a network of computers, miners, or validators, and their continued operations, all of which may be impacted by service interruptions.

Our systems, the systems of our third-party service providers and partners, and certain digital asset and blockchain networks may experience in the future service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, insider threats, break-ins, sabotage, human error, vandalism, earthquakes, hurricanes, floods, fires, and other natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses or other malware, or other events. Some of our systems or the systems of our third-party service providers and partners will not be fully redundant, and our or their disaster recovery planning may not be sufficient for all possible outcomes or events.

If any of our systems, or those of our third-party service providers, are disrupted for any reason, our products and services may fail, resulting in unanticipated disruptions, slower response times and delays to our users’ processing, failed purchases and redemptions, incomplete or inaccurate accounting, recording or processing of purchases and redemptions, loss of user information, increased demand on limited user support resources, user claims, complaints with regulatory organizations, lawsuits, or enforcement actions. A prolonged interruption in the availability or reduction in the availability, speed, or functionality of our products and services could harm our business. Frequent or persistent interruptions in our services could cause potential users or partners to believe that our systems are unreliable, leading them to switch to our competitors or to avoid or reduce the use of our products and services, and could permanently harm our reputation and brand. Moreover, to the extent that any system failure or similar event results in damages to our users or their business partners, these users or partners could seek significant compensation or contractual penalties from us for their losses, and those claims, even if unsuccessful, would likely be time-consuming and costly for us to address. Problems with the reliability or security of our systems would harm our reputation, and damage to our reputation and the cost of remedying these problems could negatively affect our business, operating results, and financial condition.

Implementation of new systems and technologies is complex, expensive, time-consuming, and may not be successful. If we fail to timely and successfully implement new information systems and technologies or if such systems and technologies do not operate as intended, it could have an adverse impact on our business, internal controls (including internal controls over financial reporting), operating results, and financial condition.

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Failure to safeguard and manage our users’ fiat currencies and digital assets could adversely impact our business, operating results, and financial condition.

We have entered into partnerships with third-party regulated trust and custodian entities where our partners receive and hold funds as reserves for the users of our USD-pegged stablecoin. Our and our partners’ abilities to manage and accurately safeguard these user assets require a high level of internal controls. Our success and the success of our USD-pegged stablecoin requires significant public confidence in our and our partners’ ability to properly manage users’ balances and handle large and growing transaction volumes and amounts of user reserve funds. In addition, we are dependent on our partners’ operations, liquidity, and financial condition for the proper maintenance, use, and safekeeping of these user assets. Any failure by us or our partners to maintain the necessary controls or to manage user digital assets and funds appropriately and in compliance with applicable regulatory requirements could result in reputational harm, significant financial losses, lead users to discontinue or reduce their use of our and our partners’ products, and result in significant penalties and fines and additional restrictions, which could adversely impact our business, operating results, and financial condition.

We and third-party regulated trust and custodian entities intend to deposit, transfer, and custody cash and digital assets in multiple jurisdictions. In each instance, we or third-party regulated trust and custodian entities will be required to safeguard users’ assets using bank-level security standards applicable to our wallet and storage systems, as well as our financial management systems related to such custodial functions. Our security technology will be designed to prevent, detect, and mitigate inappropriate access to our systems, by internal or external threats. However, it is nevertheless possible that hackers, employees or service providers acting contrary to our policies, or others could circumvent these safeguards to improperly access our systems or documents, or the systems or documents of our business partners or service providers, and improperly access, obtain, and misuse user digital assets and funds. The methods used to obtain unauthorized access, disable, or degrade service or sabotage systems are also constantly changing and evolving and may be difficult to anticipate or detect for long periods of time. Our intended insurance coverage for such impropriety may be limited and may not cover the extent of loss nor the nature of such loss, in which case we may be liable for the full amount of losses suffered, which could be greater than all of our assets. Our ability to maintain fidelity insurance will also subject to the insurance carriers’ ongoing underwriting criteria. Any loss of user cash or digital assets could result in a subsequent lapse in insurance coverage, which could cause a substantial business disruption, adverse reputational impact, inability to compete with our competitors, and regulatory investigations, inquiries, or actions. Additionally, transactions undertaken through our planned websites or other electronic channels may create risks of fraud, hacking, unauthorized access or acquisition, and other deceptive practices. Any security incident resulting in a compromise of user assets could result in substantial costs to us and require us to notify impacted individuals, and in some cases regulators, of a possible or actual incident, expose us to regulatory enforcement actions, including substantial fines, limit our ability to provide services, subject us to litigation, significant financial losses, damage our reputation, and adversely affect our business, operating results, financial condition, and cash flows.

The loss or destruction of private keys required to access any digital assets held in custody for our own account or for our users may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any digital assets, it could cause regulatory scrutiny, reputational harm, and other losses.

Digital assets are generally controllable only by the possessor of the unique private key relating to the digital wallet in which the assets are held. While blockchain protocols typically require public addresses to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital assets held in such a wallet. In the future, to the extent that any of the private keys relating to our wallets containing digital assets held for our own account or for our users is lost, destroyed, or otherwise compromised or unavailable, and no backup of the private key is accessible, we will be unable to access the digital assets held in the related wallet. Further, we cannot provide assurance that our wallet will not be hacked or compromised. Digital assets and blockchain technologies have been, and may in the future be, subject to security breaches, hacking, or other malicious activities. Any loss of private keys relating to, or hack or other compromise of, digital wallets used to store our users’ digital assets could adversely affect our users’ ability to access or sell their digital assets, require us to reimburse our users for their losses, and subject us to significant financial losses in addition to losing user trust in us and our products. As such, any loss of private keys due to a hack, employee or service provider misconduct or error, or other compromise by third parties could hurt our brand and reputation, result in significant losses, and adversely impact our business.

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We will be exposed to transaction losses due to chargebacks as a result of fraud or uncollectibility that may adversely impact our business, operating results, and financial condition.

We allow our USD-pegged stablecoin to be paid for by credit and debit cards through payment processors which exposes us to risks associated with chargebacks and refunds. These claims could arise from fraud, misuse, unintentional use, settlement delay, or other activities. Also, criminals are using increasingly sophisticated methods to engage in illegal activities, such as counterfeiting and fraud. If we are unable to collect such amounts from the user, or if the user refuses or is unable, due to bankruptcy or other reasons, to reimburse us, we will bear the loss for the amount of the chargeback or refund.

While we have policies to manage and mitigate chargeback and fraud risks, there is no assurance that such policies will be effective. Our failure to limit chargebacks and fraudulent transactions could increase the number of refunds and chargebacks that we have to process. In addition, if the number of refunds and chargebacks increase, our payment processors could require us to increase reserves, impose penalties on us, charge additional fees, or terminate their relationships with us. Failure to effectively manage risk and prevent fraud could increase our chargeback and refund losses or cause us to incur other liabilities. Increases in chargebacks, refunds or other liabilities could have an adverse effect on our operating results, financial condition, and cash flows.

Unfavorable media coverage could negatively affect our business.

Unfavorable publicity regarding, for example, products, product quality, litigation or regulatory activity, privacy practices, terms of service, employment matters, the use of our services or digital assets for illicit or objectionable ends, the actions of our users, or the actions of other companies that provide similar services to ours could adversely affect our reputation in the future. Further, we may, in the future, be the target of social media campaigns criticizing actual or perceived actions or inactions that are disfavored by our users, employees, or society at-large, which campaigns could materially impact our users’ decisions to utilize our stablecoin. Any such negative publicity could have an adverse effect on the size, activity, and loyalty of our users and result in a decrease in net revenue, which could adversely affect our business, operating results, and financial condition.

Our stablecoin and stablecoin ecosystem may be exploited to facilitate illegal activity such as fraud, money laundering, gambling, tax evasion, and scams. If any of our users utilize our stablecoin or stablecoin ecosystem to further such illegal activities, our business could be adversely affected.

Our USD-pegged stablecoin and stablecoin ecosystem may be exploited to facilitate illegal activity, including fraud, money laundering, gambling, tax evasion, and scams. We or our partners may be specifically targeted by individuals seeking to conduct fraudulent transfers, and it may be difficult or impossible for us to detect and avoid such transactions in certain circumstances. The use of our stablecoin and stablecoin ecosystem for illegal or improper purposes could subject us to claims, individual and class action lawsuits, and government and regulatory investigations, prosecutions, enforcement actions, inquiries, or requests that could result in liability and reputational harm for us. Moreover, certain activity that may be legal in one jurisdiction may be illegal in another jurisdiction, and certain activities that are at one time legal may in the future be deemed illegal in the same jurisdiction. As a result, there is significant uncertainty and cost associated with detecting and monitoring transactions for compliance with local laws. In the event that a user is found responsible for intentionally or inadvertently violating the laws in any jurisdiction, we may be subject to governmental inquiries, enforcement actions, prosecuted, or otherwise held secondarily liable for aiding or facilitating such activities. Any threatened or resulting claims could result in reputational harm, and any resulting liabilities, loss of transaction volume, or increased costs could harm our business.

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Moreover, while fiat currencies can be used to facilitate illegal activities, digital assets are relatively new and, in many jurisdictions, may be lightly regulated or largely unregulated. Many types of digital assets have characteristics, such as the speed with which digital currency transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain digital asset transactions, and encryption technology that anonymizes these transactions, that make digital assets susceptible to use in illegal activity. U.S. federal and state and foreign regulatory authorities and law enforcement agencies, such as the Department of Justice, SEC, Commodity Futures Trading Commission, Federal Trade Commission, Internal Revenue Service, or IRS, and various state securities and financial regulators have taken and continue to take legal action against persons and entities alleged to be engaged in fraudulent schemes or other illicit activity involving digital assets.

We cannot ensure that we will be able to detect illegal activity using our stablecoin or our stablecoin ecosystem. If any of our users utilize our stablecoin or stablecoin ecosystem to further such illegal activities, our business and reputation could be adversely affected.

A temporary or permanent blockchain “fork” to a digital asset could adversely affect our business.

Blockchain protocols, including Bitcoin and Ethereum, are open source. Any user can download the software, modify it, and then propose that Bitcoin, Ethereum or other blockchain protocols users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin, Ethereum or other blockchain protocol network, as applicable, remain uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the impacted blockchain protocol network and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the Bitcoin, Ethereum or other blockchain protocol network, as applicable, running simultaneously, but with each split network’s digital asset lacking interchangeability.

Both Bitcoin and Ethereum protocols have been subject to “forks” that resulted in the creation of new networks, including Bitcoin Cash ABC, Bitcoin Cash SV, Bitcoin Diamond, Bitcoin Gold, Ethereum Classic, and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked digital assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked digital assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked digital assets, and which results in further confusion to users as to the nature of assets they hold on platforms. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will towards other communities. As a result, certain community members may take actions that adversely impact the use, adoption, and price of Bitcoin, Ethereum, or any of their forked alternatives.

Furthermore, hard forks can lead to new security concerns. For instance, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending”, plagued platforms that traded Ethereum through at least October 2016, resulting in significant losses to some digital asset platforms. Similar replay attacks occurred in connection with the Bitcoin Cash and Bitcoin Cash SV network split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making digital assets that rely on proof-of-work more susceptible to attack, as has occurred with Ethereum Classic.

Future forks may occur at any time. A fork can lead to a disruption of networks and information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of our and our potential users’ assets. Such disruption and loss could cause us to be exposed to liability, even in circumstances where we have no intention of supporting an asset compromised by a fork.

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If the underlying smart contracts for our USD-pegged stablecoin do not operate as expected, it could lose value and our business could be adversely affected.

Our USD-pegged stablecoin represents units of value on smart contracts deployed on a third party blockchain. Smart contracts are programs that store and transfer value and execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming and design can have damaging effects. For instance, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple digital asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of digital assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited digital assets into the smart contract. If any such vulnerabilities or flaws come to fruition, smart contract-based digital assets, including our USD-pegged stablecoin, may suffer negative publicity, be exposed to security vulnerabilities, decline significantly in value, and lose liquidity over a short period of time.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract. For smart contracts that hold a pool of reserves, these users may also be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, and its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. These super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super-users or core community members take actions that adversely affect the smart contract, users who hold and transact in the affected digital assets may experience decreased functionality and value of the applicable digital assets, up to and including a total loss of the value of such digital assets. Although we do not control these smart contracts, any such events could cause users to seek damages against us or third-party providers or partners for their losses, result in reputational damage to us, or in other ways adversely impact our business.

Certain circumstances could cause the USDV not to be backed by the U.S. Dollar on a 1:1 basis.

Any stablecoin project, like USDV, relies on third parties such as FDT to hold the reserve funds to back the stablecoins that are issued, outstanding and freely circulating. These third parties have their own policies and may change their view and acceptance of any stablecoin at any time. Such changes may result in delays and other barriers to redemption and issuance of USDV. Additionally, the reserves backing USDV held at or through financial institutions such as FDT or other financial intermediaries may be subject to the risk of loss, theft, insolvency, and governmental and regulatory freezes and seizures. Any of these circumstances could lead to USDV not being backed by the US Dollar on a 1:1 basis, which could have an adverse effect on us, USDV holders, the value of USDV, the value of our securities, and our business.

Future developments regarding the treatment of digital assets for U.S. federal income and foreign tax purposes could adversely impact our business.

Due to the new and evolving nature of digital assets and the absence of comprehensive legal guidance with respect to digital asset products and transactions, many significant aspects of the U.S. federal income and foreign tax treatment of transactions involving digital assets, such as the purchase and sale of Bitcoin and other digital assets, as well as the provision of staking rewards and other digital asset incentives and rewards products, are uncertain, and it is unclear what guidance may be issued in the future on the treatment of digital asset transactions for U.S. federal income and foreign tax purposes.

In 2014, the IRS released a notice, or IRS Notice, discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions”, or the Ruling & FAQs, that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the IRS Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets and related transactions. Moreover, although the Ruling & FAQs address the treatment of forks, there continues to be uncertainty with respect to the timing and amount of income inclusions for various digital asset transactions including, but not limited to, staking rewards and other digital asset incentives and rewards.

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There can be no assurance that the IRS or other foreign tax authority will not alter its existing position with respect to digital assets in the future or that a court would uphold the treatment set forth in the IRS Notice and the Ruling & FAQs. It is also unclear what additional guidance may be issued in the future on the treatment of existing digital asset transactions and future digital asset innovations for purposes of U.S. federal income tax or other foreign tax regulations. Any such alteration of existing IRS and foreign tax authority positions or additional guidance regarding digital asset products and transactions could result in adverse tax consequences for holders of digital assets and could have an adverse effect on the value of digital assets and the broader digital assets markets. Future technological and operational developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income and foreign tax purposes. The uncertainty regarding tax treatment of digital asset transactions impacts our future users, and could impact our business, both domestically and abroad.

The cryptoeconomy is novel and has little to no access to policymakers or lobbying organizations, which may harm our ability to effectively react to proposed legislation and regulation of digital adverse to our business.

As digital assets have grown in both popularity and market size, various U.S. federal, state, and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of digital networks, users and platforms, with a focus on how digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold digital assets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by digital assets to users and investors. For instance, in July 2019, U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about digital assets, and indicated that FinCEN is releasing new requirements relating to digital asset activities in 2020. Outside the United States, several jurisdictions have banned so-called initial coin offerings, such as China and South Korea, while Canada, Singapore, and Hong Kong have opined that token offerings may constitute securities offerings subject to local securities regulations. In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail customers arising from the sale of derivatives and exchange-traded notes that reference certain types of cryptocurrencies, contending that they are “ill-suited” to retail investors due to extreme volatility, valuation challenges and association with financial crimes.

The cryptoeconomy is novel and has little to no access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials, and regulators that are concerned about the potential for digital assets for illicit usage may effect statutory and regulatory changes with minimal or discounted inputs from the cryptoeconomy. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that harm the cryptoeconomy or digital assets, which could adversely impact our business.

Many digital assets are subject to regulatory authority by the Commodity Futures Trading Commission, or CFTC. Any fraudulent or manipulative activity in our USD-pegged stablecoin could subject us to regulatory scrutiny, regulatory enforcement, and litigation.

The CFTC has stated and judicial decisions involving CFTC enforcement actions have confirmed that at least some digital assets, including Bitcoin, fall within the definition of a “commodity” under the U.S. Commodities Exchange Act of 1936, or CEA. As a result, the CFTC has general enforcement authority to police against manipulation and fraud in at least some spot digital asset markets. From time to time, manipulation, fraud, and other forms of improper trading by market participants have resulted in, and may in the future result in, CFTC investigations, inquiries, enforcement action, and similar actions by other regulators, government agencies, and civil litigation. Such investigations, inquiries, enforcement actions, and litigation may cause our intended business to incur substantial costs and could result in negative publicity.

Particular digital assets or transactions therein could be deemed “commodity interests” (e.g., futures, options, swaps) or security-based swaps subject to regulation by the CFTC or SEC, respectively. If our USD-pegged stablecoin is deemed a commodity interest or a security-based swap, we would be subject to additional regulatory requirements, licenses and approvals, and potentially face regulatory enforcement, civil liability, and significant increased compliance and operational costs.

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Commodity interests, as such term is defined by the CEA and CFTC rules and regulations, are subject to more extensive supervisory oversight by the CFTC, including licensing of entities engaged in commodity interest transactions. This CFTC authority extends to digital asset futures contracts and swaps, including transactions that are based on current and future prices of digital assets and indices of digital assets. To the extent that our USD-pegged stablecoin or transactions in our USD-pegged stablecoin are deemed to fall within the definition of a commodity interest, whether as a swap or otherwise and including pursuant to subsequent rulemaking or guidance by the CFTC, we may be subject to additional regulatory requirements and oversight and could be subject to judicial or administrative sanctions if we do not at a relevant time possess appropriate registrations. Such actions could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, as well as reputational harm. The CFTC has previously brought enforcement actions against entities engaged in digital asset activities for failure to obtain appropriate exchange, execution facility and intermediary registrations.

Furthermore, the CFTC and the SEC have jointly adopted regulations defining “security-based swaps,” which include swaps based on single securities and narrow-based indices of securities. If a digital asset is deemed to be a security, certain transactions referencing that digital asset could constitute a security-based swap. A digital asset or transaction therein that is based on or references a security or index of securities, whether or not such securities are themselves digital assets, could also constitute a security-based swap. To the extent that our USD-pegged stablecoin or transactions in our USD-pegged stablecoin are deemed to fall within the definition of a security-based swap, including pursuant to subsequent rulemaking or guidance by the CFTC or SEC, we may be subject to additional regulatory requirements and oversight by the SEC and could be subject to judicial or administrative sanctions if we do not at a relevant time possess appropriate registrations. This could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, as well as reputational harm.

We will obtain and process a large amount of sensitive user data. Any real or perceived improper use of, disclosure of, or access to such data could harm our reputation, as well as have an adverse effect on our business.

We and our third-party regulated trust and custodian entity partners will obtain and process large amounts of sensitive data, including personal data related to the holders of our USD-pegged stablecoin, such as their names, addresses, social security numbers, visa information, copies of government-issued identification, tax identification, and bank account information. We will face risks, including to our reputation, in the handling and protection of this data, and these risks will increase as our business expands. Federal, state, and international laws and regulations governing privacy, data protection, and e-commerce transactions require us to safeguard our users’, employees’, and service providers’ personal data.

We have administrative, technical, and physical security measures and controls in place and maintain a robust information security program. However, our security measures may be inadequate or breached as a result of third-party action, employee or service provider error, malfeasance, malware, phishing, hacking attacks, system error, trickery, advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security or otherwise, and, as a result, someone may be able to obtain unauthorized access to sensitive information, including personal data, on our systems. Additionally, privacy and data protection laws are evolving, and it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data handling safeguards and practices that could result in fines, lawsuits, and other penalties, and significant changes to our or our third-party partners business practices and products and service offerings.

Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to our data, we may also have obligations to notify stablecoin holders and regulators about the incident, and we may need to provide some form of remedy, such as a subscription to credit monitoring services, pay significant fines to one or more regulators, or pay compensation in connection with a class-action settlement (including under the new private right of action under the California Consumer Privacy Act of 2018, or the CCPA, which is expected to increase security breach litigation). Such breach notification laws continue to evolve and may be inconsistent from one jurisdiction to another. Complying with these obligations could cause us to incur substantial costs and could increase negative publicity surrounding any incident that compromises user data. Additionally, the financial exposure from the events referenced above could either not be insured against or not be fully covered through any intended insurance that we may maintain, and there can be no assurance that the limitations of liability in any of our intended contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages as a result of the events referenced above. Any of the foregoing could have an adverse effect on our business, reputation, operating results, and financial condition.

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Furthermore, we or our third-party regulated trust and custodian entity partners may be required to disclose personal data pursuant to demands from individuals, regulators, government agencies, and law enforcement agencies in various jurisdictions with conflicting privacy and security laws, which could result in a breach of privacy and data protection policies, notices, laws, rules, court orders, and regulations. Additionally, changes in the laws and regulations that govern our collection, use, and disclosure of data could impose additional requirements with respect to the retention and security of user data, could limit our marketing activities, and have an adverse effect on our business, operating results, and financial condition.

The overall regulatory framework governing the application of privacy laws to blockchain technology is still highly undeveloped and likely to evolve. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations and to prevent unauthorized access to, or use or release of personal data, or the perception that any of the foregoing types of failure has occurred, could damage our reputation or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, operating results, and financial condition.

Our services are dependent on third party regulated trust and custodian entities, and any changes to their rules or practices could adversely impact our business.

The minting, issuance and redemption of our USD-pegged stablecoin, as well as holding and managing the reserve, are conducted by third-party regulated trust and custodian entities. From time to time, such third party providers and partners may impose or increase in the future fees on the purchase of digital assets, including our USD-pegged stablecoin, which could negatively impact us and significantly increase our costs. Our third party providers and partners may have the right to pass any increases in fees on to us, and may impose additional use charges, which would increase our operating costs and reduce our operating income. We could attempt to pass these increases along to our stablecoin users, but this strategy might result in the loss of users to our competitors that may not pass along the increases, thereby reducing our revenue and earnings. If competitive practices prevent us from passing along the higher fees in the future, we may have to absorb all or a portion of such increases, thereby increasing our operating costs and reducing our earnings.

We may also be directly or indirectly liable to third party providers and partners for rule violations. Third party providers and partners set and interpret their operating rules and could adopt new operating rules or interpret or reinterpret existing rules that we or our processors might find difficult or even impossible to follow, or costly to implement. As a result, our business would be adversely affected.

Risks Related to Our Common Stock

Since we are traded on the OTCQB, an active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops, the price of our common stock may be volatile.

Presently, our common stock is traded on the OTCQB. There is limited trading in our stock and, in the absence of an active trading market, investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares. Holders of our common stock may, therefore, have difficulty selling their common stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of common stock will be able to be sold without incurring a loss. Any such market price of the common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. Further, the market price for the common stock may be volatile depending on a number of factors, including business performance, industry dynamics, news announcements or changes in general.

Trading in stocks quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the OTCQB is not a stock exchange, and trading of securities is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a national stock exchange like the NYSE. Accordingly, stockholders may have difficulty reselling any shares of common stock.

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There is no assurance that we will be able to pay dividends to our shareholders, which means that you could receive little or no return on your investment

Payment of dividends from our earnings and profits may be made at the sole discretion of our board of directors. There is no assurance that we will generate any distributable cash from operations. Our board may elect to retain cash for operating purposes, debt retirement, or some other purpose. Consequently, you may receive little or no return on your investment.

Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our shareholders. The amount of any debt financing we incur creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our shareholders after payment of our debts.

Our Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of our common stock

Our board of directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our common stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 500,000,000 shares of common stock. We currently have 69,914,086 shares of common stock issued and outstanding. The future issuance of common stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

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The trading price of our Common Stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings and cash flow;

•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•	announcements of new offerings, solutions and expansions by us or our competitors;

•	changes in financial estimates by securities analysts;

•	detrimental adverse publicity about us, our brand, our services or our industry;

•	additions or departures of key personnel;

•	sales of additional equity securities; and

•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We are subject to the penny stock rules, which will make shares of our common stock more difficult to sell.

We are subject now and, in the future, may continue to be subject, to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities. We currently have 69,914,086 shares of common stock outstanding, with approximately 39% of the shares being held by affiliates. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our common stock.

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We are an emerging growth company within the meaning of the Securities Act and therefore may take advantage of certain reduced reporting requirements.

Since we are an “emerging growth company,” as defined in the JOBS Act, we will take advantage of certain exemptions from requirements applicable to other public companies which are eligible to be considered emerging growth companies. Most significantly, we need not comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements or other information contained herein. Shareholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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USE OF PROCEEDS

We estimate that the net proceeds of this offering will be $                from the sale of our Common Units and Pre-Funded Units in this offering at a public offering price of $ per Common Unit and $              per Pre-Funded Unit, after deducting the estimated Placement Agent’s fees and estimated offering expenses payable by us, assuming the sale of all of the units being offered hereunder. This amount excludes the proceeds, if any, from the exercise of warrants in this offering. Excluding the placement agent warrants, assuming exercise of the pre-funded warrants, if all of the common stock warrants sold in this offering were to be exercised in cash at an exercise price of $ per share, we would receive additional net proceeds of approximately $                  . We cannot predict when or if these warrants will be exercised. It is possible that these warrants may expire and may never be exercised. The table below depicts how we plan to utilize the proceeds in the event that 25%, 50%, 75% and 100% of the Common Units and Pre-Funded Units in this offering are sold, after deducting estimated placement agent fees and offering expenses payable by us.

Use of Proceeds		100%	75%	50%	25%
General corporate purposes	$		$		$ $
Total:	$		$		$ $

We intend to use the net proceeds from this offering for general corporate purposes, including working capital. We may use the net proceeds from this offering to fund possible acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated.

This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs.

As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

Any funds we raise in this offering will be immediately available for our use and will not be returned to investors. We will not maintain an escrow, trust, or similar account for the receipt of proceeds from the sale of our shares.

DILUTION

If you purchase Common Units or Pre-Funded Units in this offering, your interest will be diluted to the extent of the difference between the public offering price per Common Unit and Pre-Funded Unit and the net tangible book value per share of our common stock after this offering. Our net tangible book value (deficit) as of September 30, 2021 was $191,638 or $0.00 per share of common stock (based upon 69,914,086 outstanding shares of common stock as of September 30, 2021). “Net tangible book value (deficit)” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value (deficit) per share” is net tangible book value (deficit) divided by the total number of shares of common stock outstanding.

After giving effect to the sale by us in this offering of                    Common Units and                  Pre-Funded Units (attributing no value to the common stock warrants or proceeds from the sale of common stock warrants being offered and assuming the exercise of all pre-funded warrants included in the Pre-Funded Units) at a public offering price of $                 and $                    , respectively, and after deducting the estimated Placement Agent’s fees and estimated offering costs payable by us, our net tangible book value as of September 30, 2021 would have been $              , or $                per share of common stock. This amount represents an immediate increase in net tangible book value of $              per share to existing stockholders and an immediate dilution of $             per share to purchasers in this offering.

The following table illustrates the dilution:

Public offering price per common share		$
Net tangible book deficit per share as of September 30, 2021	$0.00
Increase in net tangible book value per share attributable to this offering	$-

Pro forma, net tangible book value per share after this offering		$
Dilution per share to new investors		$

The above table is based on 69,914,086 shares of common stock outstanding as of September 30, 2021.

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CAPITALIZATION

The following table sets forth our cash and our capitalization as of September 30, 2021 on:

•	an actual basis; and

•	an as adjusted basis giving effect to the sale by us in this offering of 25%, 50%, 75% and 100% of the Common Units and Pre-Funded Units in this offering at a public offering price of $ per Common Unit and $ per Pre-Funded Unit, respectively, after deducting estimated Placement Agent’s fees and estimated offering expenses payable by us, and assuming the exercise of all pre-funded warrants included in the Pre-Funded Units at an exercise price of $0.0001 per pre-funded warrant.

Cash is not a component of our total capitalization. You should read these tables together with the other information contained in this prospectus, including “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes thereto included elsewhere in this prospectus.

As of September 30, 2021

	As Adjusted
	Actual		100% of Maximum		75% of Maximum		50% of Maximum		25% of Maximum
Cash	$427,805		$-		$-		$-		$-
Stockholders’ deficit:
Preferred Stock, $0.0001 par value; 50,000,000 shares authorized; 40,000,000 shares issued and outstanding actual or as adjusted	4,000		-		-		-		-
Common Stock, par value $0.0001; 500,000,000 shares authorized; 69,914,086 shares issued and outstanding, actual; ____ shares issued and outstanding as adjusted, 100%; _____ shares issued and outstanding as adjusted, 75%; _____ shares issued and outstanding as adjusted, 50%; _____ shares issued and outstanding as adjusted, 25%	6,991
Additional paid-in capital	2,937,802

Accumulated deficit	(2,751,048)		(	)	(	)	(	)	(	)
Total stockholders’ equity	197,745								(	)
Total capitalization	(	)

____________

The above table is based on 69,914,086 shares of common stock outstanding as of September 30, 2021, assumes the exercise of all pre-funded warrants included in the Pre-Funded Units at an exercise price of $0.0001 per pre-funded warrant.

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PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated                      , we have engaged                           , or the Placement Agent, to act as our exclusive placement agent in connection with this offering, on a reasonable best efforts basis, of our Common Units and Pre-Funded Units pursuant to this prospectus. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We will enter into a securities purchase agreement directly with institutional investors in certain states in connection with this offering. Institutional investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the shares of our common stock being offered pursuant to this prospectus on                      , 2021.

Fees and Expenses

We have agreed to pay to the Placement Agent a cash fee equal to 8.0% of the aggregate gross proceeds raised in this offering. The following table shows the Placement Agent’s cash fees per Unit payable to the Placement Agent by us in connection with this offering.

Per Common Unit	$
Per Pre-Funded Unit	$
Total	$

We estimate the total expenses payable by us for this offering to be approximately $                          , which amount includes (i) a Placement Agent’s cash fee of $                  equal to 8.0% of the aggregate gross proceeds raised in this offering, assuming the purchase of all of the securities we are offering; (ii) a $100,000 non-accountable expense allowance payable to the Placement Agent; and (iii) the Placement Agent’s clearing expenses in the amount of $15,950 in connection with this offering;. We also have granted the placement agent a tail cash fee of 8.0% of the gross proceeds and warrants to purchase shares of common stock equal to 8.0% of the aggregate number of shares of common stock sold in any offering, within 18 months of the termination of the placement agent’s engagement, to investors whom the placement agent contacted or introduced to us directly or indirectly in connection with this offering. See “Placement Agent’s Warrants” below for additional detail.

Placement Agent’s Warrants

We have agreed to issue to the Placement Agent or its designees warrants to purchase                      shares of our common stock (the “Placement Agent’s Warrants”), which represents 8.0% of the number of shares of common stock and pre-funded warrants being sold in this offering. The Placement Agent’s Warrants will have a term of five years from the commencement of sales pursuant to this offering and an exercise price per share equal to $                 per share, which represents 125% of the public offering price for the Common Units sold in this offering and shall be in the form of the warrant issued to the investors in this offering, except as required by FINRA. Pursuant to FINRA Rule 5110(e), the Placement Agent’s Warrants and any shares of common stock issued upon exercise of the Placement Agent’s Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Placement Agent or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Placement Agent’s Warrants and the shares of common stock underlying the Placement Agent’s Warrants are registered on the registration statement of which this prospectus forms a part.

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Right of First Refusal

We have also granted the Placement Agent a right of first refusal for 18 months following the closing of this offering to act as our exclusive financial advisor or exclusive underwriter, placement agent or manager if we or any of our subsidiaries decides to enter into any merger, acquisition or disposition transaction using a financial advisor or for any public offering, private placement, or debt financings or re-financing or other capital raising transactions undertaken by us, which right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(6)(A).

State Blue Sky Information

In connection with this offering, we will rely on exemptions from registration for sales of securities in this offering solely to institutional investors pursuant to an exemption provided for sales to these investors under the state Blue Sky laws. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Transfer Agent and Registrar

Our independent transfer agent is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Stock Market Listing

Our common stock is currently quoted on the OTCQB under the trading symbol “VMNT”.

We do not intend to apply to list the warrants or pre-funded warrants to be issued as part of the Common Units or Pre-Funded Units we are offering on the OTCQB or any other exchange.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The Placement Agent and its respective affiliates have in the past and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agent has received, or may in the future receive, customary fees and commissions for these transactions.

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DESCRIPTION OF SECURITIES

We are offering, on a “best efforts” basis,                  of Common Units at a price per unit of $              , each consisting of (i) one share of our common stock and (ii) one warrant to purchase one share of common stock, and                Pre-Funded Units at a price per unit of $            , each consisting of (i) one pre-funded warrant to purchase one share of common stock and (ii) one warrant to purchase one share of common stock. Each warrant will entitle the holder to purchase one share of common stock. The common stock warrants will expire five years from the date of issuance.

The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.

The following description is qualified in its entirety by the provisions of our articles of incorporation, as amended (including all certificates of designation relating to our preferred stock), and our bylaws, all of which are incorporated by reference as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

The Company’s Articles of Incorporation (the “Articles of Incorporation”) authorizes 500,000,000 shares of common stock, par value $0.0001 per share. There are 70,304,086 total shares outstanding of which 31,737,000 shares are in the public float as of November 30, 2021. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of common stock do not have cumulative voting rights.

Holders of common stock do not have any preference, preemptive rights or right of subscription to acquire shares of the Company’s authorized, issued, or sold, or to be authorized, issued or sold, or any obligations, nor any right of subscription thereto, other than to the extent, if any, the Board of Directors, in its sole discretion, may determine from time to time.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

Preferred Stock

The Articles of Incorporation also authorizes 50,000,000 shares of preferred stock, par value $0.0001 per share. The purpose of authorizing the Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the Company’s outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of the Company’s common stock by restricting dividends on the Company’s common stock, diluting the voting power of the Company’s common stock or subordinating the liquidation rights of the Company’s common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Company’s common stock.

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The Articles of Incorporation were amended on May 1, 2014, designating 40,000,000 shares of authorized and issued preferred stock of the Company as “Series A Preferred Stock” with voting rights, preferences and powers such that each share of Series A Preferred Stock shall vote as a class on all issues to which shareholders of common stock have a right to vote but shall have ten (10) votes per share of Series A Preferred stock while the shares of Common Stock shall have one vote per share. There are 40,000,000 of Series A Preferred Stock outstanding.

Common Stock Warrants to be issued in this offering

The following is a summary of the material terms of the warrants to be issued as part of the Common Units and Pre-Funded Units issued in this offering. This summary is not complete and is qualified in its entirety by reference to the warrants, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. All warrants will be issued in certificated, form.

Exercisability

Each warrant will be exercisable at any time and will expire five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below.

The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the warrant, the holder may only exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price

Each warrant represents the right to purchase one share of common stock at an exercise price of $                    per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of the warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the warrant.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a warrant upon surrender of the warrant to us with a completed and signed assignment in the form attached to the warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Rights as Stockholder

Except as set forth in the warrant, the holder of a warrant, solely in such holder’s capacity as a holder of a warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

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Fundamental Transactions

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent exercise of the warrants, the holders of the warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise of the warrants. Additionally, as more fully described in the common warrants, in the event of certain fundamental transactions, the holders of the common warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the common warrants on the date of the consummation of such fundamental transaction.

Amendments and Waivers

The provisions of each warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

Pre-Funded Warrants to be issued in this offering

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to those purchasers to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Transferability

Subject to applicable laws, the pre-funded warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

No Listing

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

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Fundamental Transactions

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent exercise of the pre-funded warrants, the holders of the pre-funded warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise of the pre-funded warrants.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the pre-funded warrant, the holder may only exercise the pre-funded warrant on a cashless basis. When exercised on a cashless basis, a portion of the pre-funded warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Amendments and Waivers

The provisions of each pre-funded warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the pre-funded warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall or shall cause, at our option, the payment of a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the pre-funded warrant per whole share or round such fractional share up to the nearest whole share.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent the Placement Agent Warrants to purchase 8.0% of the aggregate number of shares of our common stock included to be sold in this offering, including shares of common stock issuable upon the exercise of pre-funded warrants. The Placement Agent Warrants will have a term of five years and an exercise price equal to 125% of the purchase price per share of common stock in this offering.

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OUR BUSINESS

Corporate History and Structure

The CEO of Vemanti, Mr. Tan Tran, together with Mark Wehberg, incorporated VoiceStep Telecom, LLC, a California limited liability company, on January 27, 2005 (“VoiceStep”). The purpose was to offer digital voice telecommunications services based on Voice over Internet Protocol (VoIP), which were provisioned via the internet instead of over traditional fixed lines. The majority of VoiceStep’s business was entirely dedicated to serving smaller and prepaid long-distance (LD) carriers (e.g., International calling card providers) with competitive inbound and outbound services compared to similar products from the incumbent and bigger carriers. VoiceStep built up its customer base through direct marketing and sales as well as re-sellers. On January 22, 2014, Mr. Tran purchased the membership interest in VoiceStep owned by Mr. Wehberg.

Vemanti Group, Inc. was incorporated by Mr. Tan Tran on April 3, 2014 under the laws of the state of Nevada. The Company was created to be a holding company for VoiceStep and any other future acquisitions. Simultaneous with the incorporation of the Company, Mr. Tan, the sole member of VoiceStep, exchanged one hundred percent (100%) of his membership interests in VoiceStep for shares of Vemanti’s capital stock, effecting a change of control and making VoiceStep a wholly-owned subsidiary of the Company.

On July 10, 2018, the Company made an investment in Fvndit, Inc. (“Fvndit”), f/k/a Directus Holdings, Inc., a Nevada corporation, for 20% equity in Fvndit. This was done in an effort to broaden our future service offerings and engage further with the financial technology industry.

Fvndit is a Nevada-based fintech company, the parent company to eLoan JSC (“ELoan”), and focuses on solving the working capital problem for small and medium-sized enterprises (“SMEs”).

On June 9, 2021, our wholly-owned subsidiary, Vemanti Digital, Ltd. (“Vemanti Digital”), was incorporated in the British Virgin Islands.

Business Overview

Vemanti, incorporated on April 3, 2014 under the laws of the State of Nevada, is a technology-driven company that seeks to generate revenues in high-growth emerging markets. We believe that our core strengths are in newer technology development and that we drive growth through disruptive and foundational technologies by teaming up with early-stage impact-driven companies or projects that have market viable products. Strategically, we focus mainly on blockchain projects and applications combined with other emerging technologies, including machine learning/AI and IoT.

On June 26, 2021, through our wholly-owned subsidiary incorporated under the laws of the British Virgin Islands, Vemanti Digital Ltd. (“Vemanti Digital”), along with Stably Corporation (“Stably”), deployed an Ethereum smart contract for a US Dollar-backed, fully reserved, stablecoin named Vemanti USD (“USDV”) on the Mainnet (a.k.a. “launched”), the primary public Ethereum production blockchain network. Designed and written by Stably using Solidity, an object-oriented, high-level language for implementing smart contracts, the USDV ERC-20 smart contract is coded for a stablecoin that can be issued in the future in exchange for, and fully backed by, the US Dollar on a 1:1 basis. On July 09, 2021, Vemanti Digital, together with our partners First Digital Trust Ltd. (“FDT”) and Stably, utilized the USDV smart contract to create (i.e., “issue” or “mint”) 995 USDV tokens(which can be verified using Etherscan at:

https://etherscan.io/token/0xc0e94c8f9fdc627ccb3682a379d91f99363190d8?a=0x25fe4f184034d9e01e04e94db2b4f172642f3480.)

As of the date of this prospectus, we have not yet begun business operations related to USDV and blockchain technology. All ofthe issued and outstanding 995 USDV tokens are in testing and have only been used to conduct an internal cost-risk analysis. No USDV tokens have been released to any party outside of the Company.Due to the current lack of a clear legal framework specific to stablecoins, the Company has decided not to commit more resources to developing USDV into a full-fledged product at this time. The Company currently does not foresee an unhindered path for USDV to become commercially available and widely adopted in any jurisdiction without regulatory and compliance risks. The Company has placed the USDV project on hold indefinitely with no plans to resume until after the implementation of a clearer regulatory framework pertaining to stablecoins in the US and any jurisdiction in which we or our partners operate.

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All issued USDV tokens have been used only for test transactions among the Company, Stably, and FDT. There are no USDV in circulation outside of the Company. All 995 tokens are currently being held in an ERC-20 wallet at FDT. If USDV is to be released to holders outside of the Company in the future, the Company plans to implement more cost-effective blockchain standards and protocols than those of the current Ethereum network and make USDV available only via third-party platforms such as crypto exchanges and not directly to retail purchasers. Qualified entities would be able to purchase one USDV for US$1.00 and redeem one USDV for US$1.00. USDV holders will not receive any other rights or additional benefits or earn any interest, dividend or other income from the Company for holding USDV. Further, if USDV is released, the Company anticipates that it will charge holders transaction fees for the issuance (i.e., minting) and redemption of USDV.

Although Vemanti Digital is the official issuer for USDV, it does not carry out the administrative and technical tasks required for the issuance and redemption of USDV. These operational activities and responsibilities are collectively managed by FDT and Stably.

FDT is a registered trust company in Hong Kong under section 77 of the Trustee Ordinance (Cap. 29, Laws of Hong Kong). FDT acts as the escrow agent (a.k.a. custodian/trustee) for the USD reserve funds of USDV, which are kept in an escrow bank account at DBS Bank (Hong Kong) Limited. FDT is responsible for ensuring all fiat deposits and withdrawals connected to the USDV escrow account are only to and from authorized entities that have fully completed Know-Your-Client (“KYC”) and Anti-Money Laundering (“AML”) procedures. FDT is obligated to remain compliant with all applicable KYC and AML requirements under Hong Kong standards, including but not limited to the statutory due diligence and record-keeping requirements under Schedule 2 of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Cap. 615, Laws of Hong Kong) (“AMLO”). In that respect, FDT is a TCSP Licensee under the AMLO, with license number TC006771. As a trust company, FDT is qualified to hold client assets and take deposits from the public. Client USD funds held by FDT are deposited with DBS Bank (Hong Kong) Limited or ANZ Bank Hong Kong.FDT is not prohibited from transmitting money overseas without obtaining a Money Service Operators License under the AMLO.

FDT has been a licensed trust company in Hong Kong since 2017. To the best of our knowledge, FDT has had 2 other stablecoin clients: TrueUSD (TUSD), a USD-back stablecoin) and Kitco (Kitco Gold), a gold-backed stablecoin. Given the relative nascent stage of stablecoins, we believe that FDT’s experience is similar to other service providers in its limited nature in stablecoin administration outside of the US. The current engagement for USDV with Stably and FDT is an R&D process for us to analyze operational, regulatory, and financial risk-cost factors, and, currently, we have not made plans or decisions to continue to engage with FDT and Stably as the underlying infrastructure for future issuance and redemption for USDV, if USDV is to be released.

Stably, a Delaware corporation, is a blockchain and financial technology company that provides technology infrastructure for asset tokenization through a white-label platform solution, APIs and SDKs, as well as bespoke integrations. Stably provides technology and services to Prime Trust LLC (“PT”), a Nevada chartered trust company (License No. TR10035), and FDT. Blockchain-connected products/services offered by Stably (or offered by others using Stably’s solutions) are built on top of PT’s and FDT’s infrastructure through manual and API integrations, leveraging their traditional financial services including but not limited to traditional and digital asset custody, trading, payments, convertible virtual currency administration, escrow, trustee and compliance services. Stably is not a licensed bank or financial institution, and Stably does not handle client funds at any time. Stably Prime (powered by Prime Trust) is a self-directed custodial account offered by PT through Stably (also known as a “stablecoin account”). PT ultimately has the right to deny, suspend or terminate participation in usage of Stably Prime accounts if PT deems it advisable or necessary to comply with applicable laws or to eliminate practices that are not consistent with laws, rules, regulations or best practices.

Currently, our access to services provided by PT is limited to only a white-label portal powered by Stably Prime from Stably, and we have no direct agreement with PT. We are in the process of seeking a direct relationship with PT to explore further development and integration of additional fintech-related applications. Such agreement would grant us access to a host of API-based integration services provided by PT to possibly develop our own branded fintech applications. As of the time of this prospectus, we have applied and are still undergoing compliance review by PT and are unable to utilize any services provided by Prime Trust directly.

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We are a client of Stably. Stably is the technology provider and administrator of the Ethereum ERC-20 smart contract for USDV. Stably is responsible for (1) maintaining the USDV smart contract, (2) developing a Vemanti Digital-branded version of Stably Prime which includes a self-custody cryptocurrency wallet hosted by PT (through its own and separate agreement with PT) to provide prospective holders of USDV tokens a more robust and secure storage solution compared to standalone ERC-20 wallets (e.g., Metamask, Trust Wallet, etc.), (3) managing the issuance (a.k.a. minting) of new USDV tokens when USD funds are deposited to Vemanti Digital’s escrow account at FDT, (4) removing (a.k.a. burning) existing USDV tokens from circulation when a withdrawal (i.e., redemption) occurs from Vemanti Digital’s escrow account at FDT, and (5) ensuring the number of USDV tokens issued and in circulation matches the balance of the reserve funds in the escrow account (i.e., 1:1 ratio) to which it has read-only access. At the time of this prospectus, Stably has delivered a beta version of the self-custody cryptocrrency wallet hosted by PT to us.

Currently, Vemanti Digital is the only entity authorized to make deposits into the FDT escrow account to initiate a new issuance of USDV. FDT notifies both Vemanti Digital and Stably whenever it receives a fully-settled deposit. Stably has read-only access to the escrow account to also re-confirm the deposit. New USDV tokens are then minted by Stably within 24 hours and either sent to Vemanti Digital’s default ERC-20 wallet address provided by FDT (powered by Ledger Vault by Ledger SAS) by default or to any ERC-20 wallet address as designated by Vemanti Digital. If USDV is released, Vemanti Digital may allow qualified third-party entities to make USD deposits to purchase new USDV tokens. Before any third-party can make a deposit, Vemanti Digital must issue a written authorization to FDT in advance, and such third-party must complete FDT’s KYC/AML process for third-party deposits, includes meeting the regulatory requirements of Hong Kong as well as OFAC sanctions compliance, and Vemanti Digital’s established requirements, such as excluding U.S. persons and other risk-based exclusions. No entities from a banned jurisdiction or the U.S. will be authorized.

There are no limitations to the amount of USDV that can be minted. If USDV is released, we anticipate that qualified third-parties will be required to mint at least 100,000 USDV per minting request. The number of USDV minted is based on the amount of USD funds received by FDT. Stably receives nothing for each minting request it processes, apart from the monthly fee it receives from the Company pursuant to the Stably Agreement (defined below). At the time of this prospectus, the only minted USDV are the 995 tokens requested by Vemanti Digital for our testing purposes. Accordingly, there have been no secondary trades and no price volatility experienced by USDV.

In addition, currently, Vemanti Digital is also the only entity authorized to make withdrawals from the FDT escrow account to redeem USDV. To start a redemption process, Vemanti Digital must first send a written request via email to both FDT and Stably. The amount of USDV tokens to be redeemed then must to be sent from Vemanti Digital to Stably, which sends the USDV tokens to a crypto wallet that has no access key (a.k.a. burn wallet). From that point forward, those USDV tokens cannot be accessed and are now considered lost forever, i.e, burned. Once Stably has completed the burning step, it notifies FDT. A withdrawal in the USD amount equal to the number of tokens burned by Stably (e.g., US$100 for 100 burned USDV tokens) can now be processed by FDT, which subsequently disburses the USD funds to a bank account that has been verified to belong to Vemanti Digital. FDT then notifies Vemanti Digital and Stably of the completed withdrawal. Stably verifies the number of active (i.e., unburned) USDV tokens to ensure such number matches the new USD balance in the escrow account. If USDV is released, Vemanti Digital may allow qualified third-party entities to make USD withdrawal requests to redeem their USDV tokens. Before any third-party can redeem, Vemanti Digital must issue a written authorization to FDT in advance, and they must complete FDT’s KYC/AML process. No entities from a banned jurisdiction or the U.S. will be allowed to do so, and redeemed USD funds can only be sent to a bank account that has been verified to belong to the requesting party.

The FDT escrow account will be segregated from other funds and only hold USDV reserves. The reserve funds will solely be held in USD. Pursuant to the FDT Escrow Agreement (defined below), the only transactions allowed with respect to the escrow funds are (1) transfers in order to fulfill a redemption request and (2) investment of the escrow amount, which is limited to (x) up to 80% of the escrow funds; and (y) only in accordance with an “investment proposal” agreed upon by both FDT and Vemanti Digital. Currently, we have no plans to investment any funds from the escrow account.

The Company and FDT entered into an Escrow Agreement, dated as of June 22, 2021 (the “FDT Escrow Agreement”), pursuant to which the Company appointed FDT as escrow agent to hold the funds (in USD) paid by the purchasers of USDV in consideration of the USDV so purchased (the “Escrow Amount”) in the bank account established and maintained in the name of FDT in favor of the Company (the “Escrow Account”) and to make transactions of such funds in accordance with the FDT Escrow Agreement. FDT shall be the sole administrator of the Escrow Account but may rely on instructions received from either the Company and/or the holders of USDV via the software created, maintained and managed by Stably on behalf of the Company. The Company agreed to pay to FDT a $35,000 setup fee, a minimum monthly fee of $1,250, a monthly fee equal to 0.05% of assets under administration, a deposit fee of $25 if less than $1,000, a withdrawal fee of 0.10%, a settlement network transaction fee of 0.10%, an FX transaction fee of 0.10% per transaction below $10,000 or 0.05% per transaction above $10,000, among other fees.

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The Company and FDT entered into a Client Agreement (the “FDT Client Agreement”) in connection with the FDT Escrow Agreement on June 22, 2021, pursuant to which the general client relationship and responsibilities between the Company and FDT are delineated, such as the Company’s responsibility to update itself on the Client Agreement and service terms, FDT’s standard policies and practices, and applicable law and regulations, to keep FDT updated as to changes to the Company, information relating to the Company’s account, or the Client Agreement. The Company also authorized FDT to perform client due diligence checks and assessments on the Company. Further, the Company agreed to exercise its rights and perform its obligations in accordance with all relevant anti-money laundering/counter terrorism financing laws and regulations, and economic and trade sanctions, or in the manner otherwise specified by FDT from time to time, among other provisions.

The Company and FDT entered into a Custody Services Agreement (the “FDT Custody Agreement”) in connection with the FDT Client Agreement on June 22, 2021, pursuant to which the Company appointed FDT to establish a custody account for the deposit of digital assets and/or cash that have been delivered to FDT to be held by FDT on behalf of the Company, to keep records of credits or debits accordingly, and to execute transactions based on the Company’s instructions. The Company agreed to pay to FDT the fees as described in the FDT Escrow Agreement.

The Company and Stably entered into a Stably Enterprise Services Agreement, dated as of May 6, 2021 and amended and restated as of June 13, 2021 (the “Stably Agreement”), pursuant to which Stably agreed to develop software and provide services related to USDV and license the technology of USDV to the Company for the term of the Stably Agreement, and the Company agreed to pay to Stably a $35,000 setup fee and a fee of $5,000 per month for the term of the Stably Agreement. The foregoing descriptions of the FDT Escrow Agreement, FDT Client Agreement, FDT Custody Agreement, and the Stably Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as exhibits and are incorporated herein by reference.

We intend that owners of USDV will be able to redeem it for fiat from any approved jurisdictions in the world.If USDV is released, authorized third-party entities can redeem USDV for USD at FDT and have funds sent via an international wire transfer to their bank account in approximately 150+ countries and become converted into the local currencies.

If USDV is released, qualified entities will be able to purchase and redeem one USDV for US$1.00. For every USDV in circulation, there will be US$1.00 held in reserve by FDT. Although we expect the mechanism of guaranteed purchase and redemption pricing may maintain the stability of the market price of USDV, we do not have control over the activities of third parties and therefore cannot guarantee price stability on any third-party platforms.

Any stablecoin project, like USDV, relies on third parties such as FDT to hold the funds to back the stablecoins that are issued, outstanding and freely circulating. These third parties have their own policies and may change their view and acceptance of any stablecoin at any time. Such changes may result in delays and other barriers to redemption and sale of USDV. Additionally, the reserves backing USDV held at or through financial institutions or intermediaries may be subject to the risk of loss, theft, insolvency, and governmental and regulatory freezes and seizures. Any such circumstances could lead to USDV not being backed by the US Dollar on a 1:1 basis.

We have not yet determined the rights of USDV holders in the event of our bankruptcy or liquidation, as USDV is currently in an internal testing stage and have not been released. Such rights shall be determined prior to a USDV release. Pursuant to the FDT Escrow Agreement and the Stably Agreement, FDT and Stably shall have the right to terminate their respective agreements in the event of our bankruptcy or liquidation or if we discontinue association with USDV.

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Through our wholly-owned subsidiary VoiceStep, we continue to provide a one-stop solution with regard to business-class VoIP services to our small to medium-sized business customers in the United States. VoiceStep provides a cloud-based multi-location, multi-user, enterprise-grade communications solution that enables employees to communicate through voice, text, web conferencing, and fax on devices, including smartphones, tablets, PCs, and desk phones. It offers PBX features such as multiple extensions, call control, Outlook integration, SM, telephony conferencing; fax, auto-receptionist, call logs and rule-based call routing and answering. The Company also has the ability to deliver customized voice applications to meet a customer’s business requirements. The entire switching infrastructure of VoiceStep is based on next-generation softswitch architecture and was engineered in-house from the ground up. This eliminates certain dependency on third-party vendors and, at the same time, allows the company greater technical flexibility and economic scalability. We offer business-class VoIP products such as cloud phone systems (aka hosted PBX) and domestic/International origination and termination as a cost-saving and profit-increasing solution to multi-location enterprise customers. We are capable of delivering business-class VoIP solutions in all 50 States as well as in Canada and other countries where VoIP applications are allowed. VoiceStep’s network enables the following technology solutions: unified communications, data center services, content delivery, VoIP and cloud computing.

We also have an 18.6% interest in Fvndit, f/k/a Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”). Fvndit, through its subsidiaries, operates an online short-term P2P financing platform for SMEs in Vietnam. Fvndit’s mission is to make borrowing through credit a simpler process for entrepreneurs, thus making investing more rewarding for investors. Its wholly-owned subsidiary eLoan, which was launched in 2017, operates an online P2P funding platform that matches investors with entrepreneurs, allowing anyone on the platform to fund short-term working capital directly to SMEs in Vietnam. The Company purchased a 20% interest in Fvndit on November 13, 2018 for a total purchase price of $300,000. Subsequently, our interest in Fvndit became 18.6% due to Fvndit’s new stock issuances. The Company paid $150,000 of the purchase price in a cash payment together with 1,252,086 shares of newly issued common stock of Vemanti (worth $150,0000). Immediately upon the closing of the transaction, Vemanti was entitled to the following rights in Fvndit (i) at least one (1) seat on each of the board of directors of Fvndit and/or eLoan and eLoan Holdings, (ii) veto rights regarding all matters relating to corporate governance and operations of Fvndit and eLoan, (iii) right of first refusal regarding an investment or acquisition of any kind, (iv) most favored nation protection and treatment above all other shareholders of Fvndit and eLoan, (v) at least a 25% discount preference on each and all future rounds of fundraising, and (vi) should eLoan engage in a down round of financing, Vemanti’s holdings shall be maintained at the rate and value before any such down round financing at no cost to Vemanti.

Our Growth Strategies

Our objective as a company is to shift our focus to financial technology where consumer-to-consumer, business-to-consumer, and business-to-business transactions can be conducted via cryptocurrency and other digital monetary mediums. As a company, we will seek out high-growth opportunities located in emerging markets like Southeast Asia and Vietnam where adoption of newer technologies are often accelerated due to lack of existing supportive infrastructure. We intend to drive revenue growth through partnership and collaboration with early-stage companies, specifically in the fintech sector, that have market viable products and are post-revenue. Strategically, we’re focused on solving long-term economic problems for the underserved consumers and businesses using blockchain combined with other technologies, including machine learning and artificial intelligence. As we will mainly target fintech startup firms, we will also engage our Company’s management team to help create and manage these firms’ businesses as they grow.

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Due to lack of capital, our Fixed-Mobile Convergence (“FMC”) technology was not fully developed and has only been deployable in a controlled test environment. Its consumption of valuable engineering resources caused the Company to fall behind in the host-PBX market. Due to the global and distributed nature of the workforce, businesses today demand service providers to offer not only simple voice and data services, but also fully integrated productivity and coloration tools such as Customer Relationship Management (“CRM”), call center, team and video messaging, and videotelephony conferencing to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as add a large team of product and business developers which would require a sizable upfront investment. Currently, the Company does not have sufficient capital, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector.

For the next 12 months, we plan to implement two strategies to sustain the operations of VoiceStep: cost reduction and revenue growth. We have started cost-reduction measures for our ongoing operating expenses by renegotiating prices and/or cancelling redundant products with existing vendors and service providers. As for revenue growth, we plan to seek out and partner with local IT services companies who are seeking a white-label business-class VoIP solution for their existing customers who either have not yet made the switch to VoIP or are looking for a voice solution that allows employees to work remotely using a virtual phone system due to COVID-19. Additionally, we have reserved a portion of our cash on hand to ensure the operational continuity of VoiceStep for at least the next 12 months. Therefore, we don’t foresee any negative impact on our ongoing VoiceStep operations or future fintech business strategies.

Given telecommunications technologies (i.e., voice and data networks) are the basic foundation for all Internet-based products and services, we believe that moving our focus to fintech is a natural evolution for telecom service providers like ourselves. We believe that the telecommunications industry has changed dramatically and it is merging and/or intersecting with other industries, such as social media and financial services. For example, an end-user communications device such as a mobile phone can now be utilized as a vehicle for bill payments, investments, and e-commerce services. Telecom standards continue to improve in terms of speed and capacity to allow service providers to launch additional value-added services. Many of the major carriers in the US have been considering how they can roll out embedded banking services using 5G. Outside of the US, many telecom service providers, including carriers in Southeast Asia and Vietnam, started making e-wallet services available over 10 years ago to their end-users. This allows them to pay for online purchases (like Paypal), perform person-person funds transfer (similar to Venmo), and pay monthly utility bills. Our CEO, Tan Tran, had acted as an advisor to some of these service providers in their implementation strategies, so we believe that fintech is something in which the Company is well versed.

Over 70% of businesses and consumers in Southeast Asia (SEA) are underbanked. With all the countries in the region that expect to have 5%+ GDP growth in the coming years, despite COVID-19, we feel SEA is a region where fintech innovation will thrive. Fintech products and services in SEA can be broken down into 4 major sectors: digital lending, electronic payments, online investment, and B2B back-office solutions. We plan to be active in digital lending and electronic payments. Outside of payments, the regulatory environment in Vietnam and other Southeast Asian countries for fintech is still not yet clearly defined. Strong demand by both businesses and consumers have prompted many startups to launch innovative products and services, but without the supportive regulations needed in place. In Vietnam, where our portfolio company Fvndit is based, the government is trying to put a regulatory framework in place for fintech companies without hampering impact-driven innovations. We believe their goal is to keep out bad actors. We further believe that Peer-to-Peer (P2P) lending is one of the sectors on which the Vietnamese government is focused. This framework in Vietnam is only about three (3) years old. As such, the regulations on P2P lending are still relatively underdeveloped. Both the sheer volume and popularity of these platforms have driven the State Bank of Vietnam (SBV), the financial services authority of Vietnam, to begin establishing a regulatory framework specifically for online lending services. In December 2018, Fvndit submitted a proposal to the SBV requesting that it be approved as a licensed Peer-to-Peer lending/crowdfunding platform. The proposal was accepted and is currently under review. Due to COVID-19, the SBV has pushed back the release of their fintech guidelines until end of 2021 or early 2022. Fvndit is actively conducting a dialogue-based approach and information exchange with the SBV. For the time being, Fvndit is conducting all its transactions with full KYC/AML checks and proper tax withholdings and with quarterly reports submitted to the SBV to give them full insight into its operations. We expect to see the same approach from the SBV when it comes to a legal framework for using cryptocurrencies and other digital monetary mediums in payments, lending, and investment applications. Through Fvndit, we will continue to monitor guidelines issued by the SBV in Vietnam and plan our fintech strategies accordingly.

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On August 11, 2021, we signed a Fintech and Banking-as-a-Service (“BaaS”) business cooperation Memorandum of Understanding (“MOU”) with Vietnam Public Joint Stock Commercial Bank (“PVcomBank”) to jointly develop financial products and banking solutions for the underserved consumers and small businesses in Vietnam. PVcomBank is a fully licensed and regulated bank in Vietnam with core banking products and services. It has a network of 109 transaction offices in major provinces and cities in Vietnam that provide a range of products and services for its individual and corporate clients. According to the signed MOU outlining the partnership, Vemanti will gain access to the technical know-hows and banking expertise of PVcomBank via the latter’s bank license, core banking services, and an existing technology platform purpose-built for API-based integration. Currently, no definitive agreement exists between us and PVcomBank, and we are not responsible for any actions pursuant to the current MOU. The partnership’s mission is to develop, demonstrate, and provide innovative, tech-driven, embedded financial and banking services to customers without requiring them to go into a physical branch to become registered bank customers. A market study to assess the business opportunity and commercial feasibility of the planned services will be jointly carried out by both parties. Once launched, the on-demand commercially-ready banking services from PVcomBank will be accessible via Application Programming Interfaces (APIs) and offered as Vemanti-branded products in its ecosystem. It is aimed to be a cost-effective and efficient approach to bring banking services to the underserved consumers and small businesses compared to traditional banking products that are either under-penetrated or under-marketed.

Pursuant to the MOU, our intention is to look towards building a financial technology ecosystem based on blockchain and other complimentary emerging technologies such as Machine Learning/Artificial Intelligence to provide tools for businesses and consumers to transact more efficiently directly between themselves and with each other as well as to create more accessible and efficient user interfaces built on blockchain and other emerging technologies. Initially, we intend to utilize popular existing public blockchains, such as Ethereum, to test viability and usability. Cost-per-transaction is a significant determining factor that ties directly to user growth, so we will look for more efficient and cost-effective blockchains before we expand. We will look into building a fintech ecosystem and assess, at that time, if that is a logical step for the Company. Currently, we do not have plans or a timeline as to when such development will occur.

In addition, if USDV is released, we plan to pursue integration of our stablecoin USDV into a range of third-party platforms to support the adoption of our stablecoin as a digital currency. As of the date of this prospectus, we have not signed any agreements for such integration and the USDV has currently not been integrated into any third-party platforms.

At the end of March 2021, we made a Bitcoin purchase through Gemini Trust Company, LLC (“Gemini”) (https://gemini.com) a digital currency exchange and custodian that allows customers to buy, sell, and store digital assets. Gemini is a New York-based trust company regulated by the New York State Department of Financial Services (NYDFS). We currently own 0.20488159 Bitcoin, which are being stored in custody with Gemini. The Bitcoin was purchased as an investment, and the Company has no plans to buy, hold, or trade, nor has the Company held or traded, USDV, except for the USDV used in testing within the Company described herein. We do not intend to conduct, or participate in, any other transactions involving digital assets, including offerings referred to as “initial coin offerings.” Currently, we do not hold, or intend to acquire or hold, digital assets other than Bitcoin.

Another strategy our Company employs is to acquire companies and/or form joint ventures. We focus on helping smaller companies accelerate their growth, execute their business plans and then scale up from there. We have a team assembled for the express purpose of sourcing attractive investment and M&A opportunities, developing and scaling them, and then building valuation for Vemanti shareholders. We believe that we are well versed in the high-tech industry and have significant experience in international deals. We understand cross-border transactions, what drives deal flow, and how to successfully integrate and accelerate the growth of portfolio companies. We are currently not in any discussions with any parties regarding acquisitions or joint ventures.

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Competitive Strengths

We believe our following competitive strengths differentiate us from our competitors:

•	access to early-stage companies in the fintech sector that already have market viable products;

•	ground-level knowledge and experience working with startups in Vietnam and SE Asia;

•	our ability to tie leading-edge technologies to real-world solutions.

Products

On June 26, 2021, Vemanti Digital, along with Stably, deployed an Ethereum smart contract for a US Dollar-backed, fully reserved, stablecoin named Vemanti USD (USDV) on the Mainnet, the primary public Ethereum production blockchain network. Designed and written by Stably using Solidity, an object-oriented, high-level language for implementing smart contracts, the USDV ERC-20 smart contract is coded for a stablecoin that can be issued in the future in exchange for, and fully backed by, the US Dollar on a 1:1 basis.

VoiceStep’s current core products are:

•	Business-class VOIP cloud phone system (a/k/a “Hosted PBX”);

•	Carrier-class domestic/international origination and termination; and

•	Essential business communications tools and applications such as fax, SMS (texting), call conferencing, and call center.

VoiceStep operates in a variety of small to medium business industries. All of our customers are on a monthly recurring service plan. As our customers do not require capital investment or maintenance contracts, it lowers our cost of ownership and allows the customers to easily migrate away from costly traditional on-premise PBX providers.

Our Third-party Regulated Trust and Custodian Entity

On June 22, 2021, we entered into an Escrow Agreement, a Custody Services Agreement, and a Client Agreement with First Digital Trust Limited (“FDT”), pursuant to which FDT shall serve as a third-party regulated trust and custodian entity for the minting, issuance and redemption of USDV, as well as holding in escrow the fiat currency reserve of our stablecoin.

Our Suppliers

We currently depend on four (4) suppliers to deliver the VoIP solutions to us that we then re-sell to small and medium business customers:

1. Cyxtera Technologies, a data center and colocation vendor from whom we rent rack space, power, and internet connectivity on a contractual basis to host our servers and networking equipment;

2. Voyant Communications, f/k/a Vitelity, a wholesale VoIP communications service provider, who, from their end, terminates the telephone calls for our customers, which then allows them to receive incoming calls to telephone numbers in the US and Canada;

3. ScarletHawk Solutions, D.B.A Voxlinx, a wholesale VoIP communications service provider, who, from their end, terminates telephone calls for our customers, which then allows them to receive incoming calls to telephone numbers located in more than 60 countries outside the US and Canada; and

4. THINQ is a wholesale VoIP communication service provider, who interconnects with multiple carriers across the globe to allow our customer to make outgoing calls to any numbers in the US and to other countries.

Marketing and Sales

We currently market our products through third-party sales and marketing services providers. We changed our business model 8 years ago when Skype, WhatsApp and other similar platforms started to come into the marketplace. Whereas we originally sold calling card minutes to individuals, we then adjusted and focused more on business customers. We focused on businesses that already had an internet subscription or connection and could purchase phone lines from our Company at discounted rates, rather than other mainstream companies such as AT&T and Verizon which offered more costly calling card packages. Our Company offers alternative services that allow businesses to be able to communicate with the outside world as well as their consumer base, but at a lower cost.

Revenue that has been generated in the last 2 years is based on the same customers the Company has had since 2015.

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Customers

We define a “customer” as a party that purchases or subscribes to our products and services directly or indirectly through our channel partners. For USVD, our customers will be users of the stablecoin. For VoiceStep, our Company currently has a customer base which mostly comprises SMEs, such as dentist offices, beauty salons, real estate companies etc., in the United States. We strive to establish and maintain long-term relationships with our customers and we currently do not have a significant customer concentration in any particular business sector. None of our customers account for more than 10% of our total revenue for the years ended December 31, 2020 and 2019. Our service is subscription based. Customers initially sign up for services via our VoiceStep Business Communications Service Agreement. Customers designate how many users our services are needed for, Voice & FAX plan type, and whether they choose to be billed annually or monthly.

Customer accounts automatically renew each month or year, depending on their payment choice, until such time that a customer chooses to cancel their service.

We generate revenues primarily from the sale of our monthly and yearly subscription plans for our cloud-based VoIP services. As our customers’ needs change, they often add users to existing services or upgrade to better plans, which provide them with additional features and functionality.

In late 2014, the Company started working on Fixed Mobile Convergence (“FMC”) technology. This end-to-end mobility solution will help ensure that employees, partners, customers, processes and assets of a company are securely connected and can be optimized in the workplace. When employees leave the office, they’re leaving opportunities behind if they’re missing critical calls and voice messages on their desk phone, playing phone tag with important customers or sacrificing certain ideal features of their fixed, desk-based phones. The Company’s solutions for FMC make PBX features that are enjoyed in the office available and accessible through a smart phone – helping employees be more responsive and productive from virtually anywhere. In addition, the FMC solutions bring a set of unique features that enhance integration between wireline and wireless networks.

When a user is on Wi-Fi, all of their calls are delivered to the cloud phone system over the Internet at no charge. If their Wi-Fi signal degrades or, if they move away from a wireless router, their mobile phone will simply connect to the different cellular networks without disconnecting calls. Whether they’re on Wi-Fi or not, their calls are always connected to the Company’s cloud phone system without the use of an app or mobile data connection. This provides a streamlined switch between Wi-Fi and cellular, optimizing access and reducing cost. FMC was projected to create a substantial and new stream of revenue for the Company. However, this goal was not realized.

Seasonality of Business

There is no significant seasonality in our business.

Research and Development

We do not have any dedicated in-house research and development.

Intellectual Property

All the source coding we utilize is open-source code, so there is never a need to copyright code as we do not own the coding.

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Government Regulations

With regard to our stablecoin USDV, we operate in a complex and rapidly evolving global regulatory environment and are subject to a wide range of laws and regulations enacted by U.S. federal, state, and local, and foreign governments, and regulatory authorities. The breadth of laws, rules, and regulations to which we or our third-party regulated trust and custodian entities are subject include those related to financial services and banking, electronic payments, payment services, securities, commodities, and unclaimed property, as well as state laws concerning money transmission, virtual currency, and stored value. In certain jurisdictions, we are also subject to laws regarding digital assets and cryptocurrency that are not harmonized with, or could potentially conflict with, other laws to which we are subject.

These laws, rules, and regulations may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. As a result, we monitor these areas closely to ensure our business practices comply with, plan, and prepare for, current and future changes in such laws or interpretations thereof.

In the U.S., the significant uncertainty surrounding the regulation of the crypto economy requires us to exercise our judgment as to whether certain laws, rules, and regulations apply to us, and it is possible that regulators may disagree with our conclusions. We are subject to increasingly strict legal and regulatory requirements relating to (i) the detection and prevention of money laundering, (ii) countering the financing of terrorism (“CFT”), and (iii) the prevention of fraud and other illicit activity. Similarly, regulations pertaining to competition, economic and trade sanctions, privacy, cybersecurity, information security, and data protection are also applicable to our stablecoin business. These descriptions are not exhaustive, and these laws, regulations and rules (and the interpretations thereof) frequently change and are increasing in number.

FinCEN

Vemanti Digital is not registered with FinCEN as a money service business, nor has it obtained licenses from any state as a money transmitter or payment instrument issuer. As Vemanti Digital is a BVI entity, FDT is a Hong Kong trust company, and USDV will not be issued to or redeemed by U.S. persons, no funds or USDV will be transmitted by Vemanti Digital, or anyone acting on behalf of Vemanti Digital, to or from any person or location in the U.S. Accordingly, any transaction that might be considered money transmission under the Bank Secrecy Act, or applicable state law, would not take place in whole or in part within the U.S. Therefore, the Company believes that registration as a money service business or licensing in any state as a money transmitter or as a payment instrument issuer is not required.

Fees

We process payments and may charge our customers certain fees for use of such services, or pass through to customers charges assessed by our third-party regulated trust and custodian entities. Interchange fees associated with four-party payments systems are being reviewed or challenged in various jurisdictions. For example, in the E.U. the Multilateral Interchange Fee Regulation caps interchange fees for credit and debit card payments and provides for business rules to be complied with by any company dealing with card transactions, including us. Additionally, card networks and certain U.S. state regulators limit, by rule or statute, the types and amount of fees that can be charged by participants in a payments flow. As a result, the fees that we collect in certain jurisdictions may become the subject of regulatory challenge.

Privacy and Protection of User Data

We and our third-party regulated trust and custodian entities are subject to a number of laws, rules, directives, and regulations relating to the collection, use, retention, security, processing, and transfer of personally identifiable information about our customers and employees in the countries where we operate. Our business will involve the processing of personal data in many jurisdictions and the movement of data across national borders. As a result, much of the personal data that we process, which may include certain financial information associated with individuals, is regulated by multiple privacy and data protection laws and, in some cases, the privacy and data protection laws of multiple jurisdictions. In many cases, these laws apply not only to third-party transactions, but also to transfers of information between or among us, our subsidiaries, and other parties with which we have commercial relationships.

Consumer Protection Regulation

The Federal Trade Commission (“FTC”) the Consumer Financial Protection Bureau (“CFPB”) and other U.S. federal, state, and local and foreign regulatory agencies regulate financial products, including lending products and money transfer services (e.g., peer-to-peer remittance services). These agencies, as well as certain other governmental bodies, in particular state attorneys general, have broad consumer protection mandates and discretion in enforcing consumer protection laws, including matters related to unfair or deceptive, and, in the case of the CFPB, abusive, acts or practices (“UDAAP”) and they promulgate, interpret, and enforce rules and regulations that may affect our business.

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Anti-money Laundering, Counter-Terrorism Regulations and Sanctions

We are required to comply with economic and trade sanctions administered by the United States, the BVI, and other jurisdictions in which we operate. Economic and trade sanctions programs administered by the Office of Foreign Assets Control (“OFAC”) and by certain foreign jurisdictions prohibit or restrict transactions to or from (or dealings with or involving) certain countries, regions, governments, and in certain circumstances, specified individuals and entities, as well as certain digital asset addresses.

Anti-money laundering regulations are constantly evolving and vary from jurisdiction to jurisdiction. We continuously monitor our compliance with anti-money laundering and counter-terrorist financing regulations and industry standards and implement policies, procedures, and controls in light of the most current legal requirements.

Securities, Commodities and Derivatives

Commodities Exchange Act of 1936

The Commodity Futures Trading Commission (“CFTC”) has stated and CFTC enforcement actions have confirmed that at least some crypto assets, including Bitcoin, fall within the definition of a “commodity” under the U.S. Commodities Exchange Act of 1936, or CEA. In addition, CFTC regulations and CFTC oversight and enforcement authority applies with respect to futures, swaps, other derivative products, and certain retail leveraged commodity transactions involving crypto assets, including the markets on which these products trade. Given our novel business model and uncertainty regarding application of some of these laws and regulations, we may become subject to regulatory scrutiny or legal challenge with respect to our compliance with these requirements.

Securities Act of 1933

Certain regulatory considerations may exist under the Securities Act of 1933, or the Securities Act, with respect to USDV, and it is possible that the SEC may determine that we have created and are distributing an asset that is deemed to be a security. In the event we have created and are distributing an asset that is deemed to be a security, we may also be subject to additional regulatory requirements, including under the Securities Act. See “Risk Factors— A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize our stablecoin, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.” and below for additional information. For example, typically, offerings of securities in the United States are required to register under the Securities Act with the SEC and, in compliance with state law, with applicable state regulators, and to the extent USDV was originally distributed in connection with an illegal securities offering, USDV may lose value. We may need to find a suitable exemption from registration for any distributions of USDV. As a result, the Company may not be permitted to operate its business in the manner in which we currently anticipate operating our business.

Securities Exchange Act of 1934

As described above, it is possible that USDV could be deemed to be a security under the U.S. federal or state securities laws. See “Risk Factors— A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize our stablecoin, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.” In the event we purchase or distribute USDV, we may also be subject to additional regulatory requirements, including under the Securities Exchange Act of 1934 (the “Exchange Act”). For example, we may be required to make certain filings with the SEC in connection with any acquisition or beneficial ownership of more than 5% of any class of the equity securities of a company registered under the Exchange Act. Generally, these filings require disclosure of the identity and background of the purchaser, the source and amount of funds used to acquire the securities, the purpose of the transaction, the purchaser’s interest in the securities, and any contracts, arrangements or undertakings regarding the securities.

Investment Company Act of 1940

The Investment Company Act of 1940 regulates certain companies that invest in, hold or trade securities. In general, a company with more than 40% of the value of its non-cash assets held in investment securities is an “investment company.” It is possible that we could be subject to the provisions of the Investment Company Act if our holdings of USDV were deemed to constitute securities under the U.S. securities laws. See “Risk Factors— A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize our stablecoin, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.”

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In the event we hold USDV and USDV is deemed a security, we may be subject to additional regulatory requirements, including under the Investment Company Act of 1940. For example, the Trust may be required to register as an investment company. Registered investment companies are subject to extensive, restrictive and potentially adverse regulations relating to, among other things, operating methods, leverage, management, capital structure, dividends and transactions with affiliates. Registered investment companies may not be permitted to operate their business in the manner in which we operate our business, nor are registered investment companies permitted to have certain relationships that we may have with our affiliated companies.

Investment Advisers Act of 1940

The Investment Advisers Act of 1940, as amended (the “Advisers Act”) regulates persons who for compensation are engaged in the business of providing advice, making recommendations, issuing reports, or furnishing analyses on securities, either directly or through publications, to others. It is possible that we could be subject to the provisions of the Investment Advisers Act of 1940 if our holdings of USDV were deemed to constitute securities under the U.S. securities laws. See “Risk Factors— A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize our stablecoin, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.”

In the event we hold USDV and USDV is deemed a security, we may be subject to additional regulatory requirements, including under the Advisers Act. For example, we may be required to register as an investment adviser. Registered investment advisers are subject to extensive, restrictive and potentially adverse regulations relating to, among other things, operating methods, disclosure, advertising, and fees. Registered investment advisers may not be permitted to operate their business in the manner in which we operate our business.

Prohibitions on Bribery and Anti-Corruption

We are subject to regulations imposed by the Foreign Corrupt Practices Act (“FCPA”) in the United States, which generally prohibit companies and those acting on their behalf from making improper payments to foreign government officials for the purpose of obtaining or retaining business. Some of these laws also prohibit improper payments between private entities and persons.

Indirect Regulatory Requirements

We maintain relationships with our third-party regulated trust and custodian entities in the United States and abroad that are regulated by state, local and federal agencies. Because of these relationships, we may be subject to examination or regulatory obligations imposed by these institutions’ regulators. Knowing these obligations may be imposed on us, we seek to account for them in our commercial agreements.

Environmental Issues

Our business currently does not implicate any environmental regulation.

Foreign Considerations

Our primary place of business and market of operation is the United States. We may, however, also be subject to a variety of foreign laws and regulations that involve matters central to our business. These could include, for example, regulations related to privacy, blockchain technology, data protection, and intellectual property, among others. In certain cases, foreign laws may be more restrictive than those in the United States. Although we believe we are operating in compliance with the laws of jurisdictions in which we operate, foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate. As a result, cryptocurrency networks, blockchain technologies, and coin and token offerings such as those we are involved in face an uncertain regulatory landscape in many foreign jurisdictions, including but not limited to the European Union, China and Russia. Other foreign jurisdictions may also, in the near future, adopt laws, regulations or directives that affect us, USDV or the price of our shares.

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Competition

Regarding our stablecoin USDV, the markets for stablecoins and digital asset-based payments are rapidly growing. In each of the areas of our business, we face a wide range of direct and indirect competition.

Traditional Payments Platforms

USDV operating on public blockchains competes both directly and indirectly with traditional payment networks as well as more recent digital payments platforms. At the same time, USDV as a new payment and settlement system can also be integrated into and valuable to existing payment platforms. Competition may include existing bank settlement networks such as SWIFT and ACH, and higher-level payment networks such as card payments networks, and new digital payments networks such as Square and PayPal. Over time, we believe that stablecoins and public blockchains will become the predominant form of digital payments, given the speed, security and cost efficiency afforded by internet-native infrastructure. We expect many existing networks to ultimately become users and supporters of new digital asset based payment and settlement systems.

Stablecoins and Central Bank Digital Currencies

There are over 100 distinct digital asset based stablecoins, including dozens of dollar stablecoins, as well as stablecoins backed by other fiat currencies, as well as stablecoins that attempt to peg to a dollar using underlying incentives and crypto assets as collateral. The largest US Dollar stablecoin by market capitalization is USDT, or Tether, offered by an affiliate of Hong Kong-based crypto exchange Bitfinex Ltd. Tether remains popular in Asian markets and exchanges. Other competitive dollar stablecoins include USDC, white-labeled stablecoins operated by Paxos, including Binance USD (BUSD) and Huobi USD (HUSD), which are the primary stablecoins offered by these two large Chinese crypto currency exchanges.

In the future, it is expected that some national governments will seek to issue their own stable-value digital assets. These central bank digital currencies could provide substitutes for private-sector issued digital assets such as USDV.

In addition, any entity offering Internet-based communication services such as VoIP or Fax-over-IP (FoIP) continue to be considered a direct competitor of us, regardless of whether the end-user is required to pay for those services or not. This also includes applications that allow users to send text messages and voice messages, make voice and video calls, and share images, documents, user locations, and other content such as WhatsApp, Facebook Messenger, Skype, WeChat, Viber, etc.

Employees

Currently, the Company has two employees, our President and Chief Executive Officer Tan Tran and our Chief Financial Officer Stephen R. Jones.

DESCRIPTION OF PROPERTY

Our headquarter and principal executive office are located at 7545 Irvine Center Dr., Ste 200, Irvine, California under an online virtual office agreement (“Lease”) with Regus Management Group, LLC (“Regus”) for a period of 12 months and auto-renewed thereafter for another 12 months with a current monthly rent of $99.00. Under this lease, we share virtual office space in Irvine, CA and Newport Beach, CA, respectively.

We neither own any real property, nor own or have any mortgages on this or any other facilities. All employees, including the officers and directors, are working remotely in a distributed workforce setup via the use of virtual office technologies. Pursuant to the terms of the Lease, we are entitled to receive mailbox and telephone answering services, two (2) days of private office usage per month in the U.S. and five (5) days of private office usage per month globally at the spaces designated by Regus.

We believe that this property is sufficient for our current and proposed business.

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LEGAL PROCEEDINGS

On June 29, 2021, the Company filed a complaint against Messrs. Chenyuan Anthony Chen and Ang Hu (the “Defendants”) in the Superior Court of the State of California, County of Orange (the “Complaint”). Pursuant to a Consulting Agreement dated April 1, 2019 by and among the Company and the Defendants (the “Consulting Agreement”), the Company issued to the Defendants 3,250,000 shares of the Company’s common stock (the “Consulting Shares”) as compensation for certain consulting services to be performed by the Defendants. Pursuant to the Complaint, the Company alleges that the Defendants breached the Consulting Agreement by failing to perform such consulting services and thereby seeks injunctive relief to restrain Defendants from sales of the Consulting Shares, the cancellation of the Consulting Shares, and compensatory damages and legal fees. As of the date of this prospectus, the Complaint is pending.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price for our Common Stock

Our common stock is currently quoted on the OTCQB under the trading symbol “VMNT”. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Trading in stocks quoted on the OTC Markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. There is no active trading market for our common stock. We cannot assure you that there will be a market for our common stock in the future.

As of December 3, 2021, we had 70,304,086 shares of our common stock, par value $0.0001, issued and outstanding. There were 67 beneficial owners of our common stock.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock is currently within the definition of a penny stock and will be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit the investors’ ability to buy and sell our stock.

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Dividend Policy

We have not paid any cash dividends since our inception. Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.

Equity Compensation Plan Information

The Company has a formal Stock Incentive Plan (the “Plan”), which was adopted in March 25, 2015, which is filed as an exhibit and incorporated herein by reference. 5,000,000 shares of the Company’s common stock was reserved for awards in the Plan. No awards have been granted since the Plan’s adoption in March 2015.

Purchases of Equity Securities by the Registrant and Affiliated Purchaser

We have not repurchased any shares of our common stock during the nine months ended September 30, 2021 or during the fiscal years ended December 31, 2020, or 2019, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements.

Overview

Vemanti, incorporated on April 3, 2014 under the laws of the State of Nevada, is a technology-driven and fintech-focused company that seeks to be active in the high-growth emerging markets. Through our wholly-owned subsidiary, VoiceStep, we provide a one-stop solution with regard to business-class VoIP services to our SME customers in the United States. We also have 18.6% ownership interest in Fvndit which, through its subsidiaries, operates an online short-term P2P financing platform for SMEs in Vietnam. We currently do not generate any revenues through our wholly-owned subsidiary Vemanti Digital.

We began generating revenue from the sales of our VoiceStep products since its inception in 2014, but have incurred significant net losses since 2015. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances that we will be successful or that our cash position will be sufficient to support our daily operations. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available or will be available on terms acceptable to our Company. Accordingly, we may decide to exit our existing business and explore potential strategic alternatives, including establishing a new business, or target an existing business for acquisition, without restriction to any specific business, industry or geographical location.

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Recent Developments

On June 26, 2021, through our wholly-owned subsidiary incorporated under the laws of the British Virgin Islands, Vemanti Digital Ltd. (“Vemanti Digital”), along with Stably Corporation (“Stably”), deployed an Ethereum smart contract for a US Dollar-backed, fully reserved, stablecoin named Vemanti USD (“USDV”) on the Mainnet (a.k.a. “launched”), the primary public Ethereum production blockchain network. Designed and written by Stably using Solidity, an object-oriented, high-level language for implementing smart contracts, the USDV ERC-20 smart contract is coded for a stablecoin that can be issued in the future in exchange for, and fully backed by, the US Dollar on a 1:1 basis. On July 09, 2021, Vemanti Digital, together with our partners First Digital Trust Ltd. (“FDT”) and Stably, utilized the USDV smart contract to create (i.e., “issue” or “mint”) 995 USDV tokens (which can be verified using Etherscan at:

https://etherscan.io/token/0xc0e94c8f9fdc627ccb3682a379d91f99363190d8?a=0x25fe4f184034d9e01e04e94db2b4f172642f3480

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, revenue recognition, recoverability of accounts receivable, and investments. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

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Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Recent Authoritative Guidance

In August 2018, the Financial Accounting Standards Board (FASB) issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework— Changes to the Disclosure Requirements for Fair Value Measurement. The guidance is intended to improve the fair value measurement reporting of financial instruments including the effectiveness of the notes to financial statements by facilitating clearer communication, and it includes multiple new, eliminated and modified disclosure requirements. The guidance was effective for the Company as of January 1, 2020. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12 Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. The guidance removes certain exceptions to the general income tax accounting principles and clarifies and amends existing guidance to facilitate consistent application of the accounting principles. The new guidance is effective for the Company as of January 1, 2021. The adoption of the amendments in this update did not have a material impact on the Company consolidated financial position and results of operations.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

RESULTS OF OPERATIONS

The nine months ended September 30, 2021 compared to the nine months ended September 30, 2020

	2021	2020
	Amount	Amount
Sales	$111,039	$126,816
Cost of sales	$16,256	$30,486
Gross margin	$94,783	$96,330
Total other income (expense) net	$(7,294)	$12,536
Total operating expenses	$1,177,954	$157,043
Income taxes	$1,620	$(17)
Net loss	$1,092,085	$48,160

Revenues

Revenues were $111,039 for the nine months ended September 30, 2021, a decrease of $15,777 or 12%, compared to $126,816 in the same period of last year. The decrease was mainly due to the abundant supply of telecommunications applications that provide free-of-charge video chats and voice calls between computers, tablets, and mobile devices over the internet which led to a drop in demand for VoiceStep payment-based voice services.

Gross Profit and Gross Profit Margin

Gross profit was $94,783 for the nine months ended September 30, 2021, compared to $96,330 in the same period of 2020. Our gross profit margin increased 9% for the nine months ended September 30, 2021. The decrease was mainly due to the abundant supply of telecommunications applications that provide free-of-charge video chats and voice calls between computers, tablets, and mobile devices over the internet which led to a drop in demand for VoiceStep payment-based voice services.

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General and Administrative Expenses

General and administrative (G&A) expenses were $1,177,954 for the nine months ended September 30, 2021 compared to $157,043 in the same period in 2020, representing an increase of 650%, or $1,020,911. The increase was mainly due to increased expenses and compensation paid to outside consultants and contractors related to the Company’s development and investment in its Vemanti Dollar (“USDV”), an ERC-20 1:1 USD-pegged stablecoin.

Operating Loss

Total operating loss was $1,083,171 for the nine months ended September 30, 2021 compared to $60,713 in the same period of 2020, representing an increase of $1,022,458 or 1,684%. The increase was mainly due to increased expenses and compensation paid to outside consultants and contractors related to the development and investment in the Vemanti Dollar stablecoin.

As of September 30, 2021 and 2020, there were no significant deferred tax assets, except for a net operating loss carryforward for which a 100% valuation allowance has been provided.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of September 30, 2021 and December 31, 2020. The 2017 to 2019 tax years are still subject to federal audit. The 2016 to 2019 tax years are still subject to state audit.

The Company had $1,132,304 and $1,061,581 of net operating loss carryforwards available as of December 31, 2020 and 2019, respectively, for Federal and state tax purposes. Net operating loss carryforwards start to expire in 2039 or 20 years for federal income and state tax purposes.

Net Loss

As a result of the above factors, we had a net loss of $1,092,085 for the nine months ended September 30, 2021 compared to a net loss of $48,160 in 2020.

The three months ended September 30, 2021 compared to the three months ended September 30, 2020

	2021	2020
	Amount	Amount
Sales	$37,112	$39,507
Cost of sales	$5,804	$9,012
Gross margin	$31,308	$30,495
Total other income (expense) net	$(1,068)	$(5,809)
Total operating expenses	$607,207	$27,551
Income taxes	$820	$4,989
Net loss	$577,787	$7,854

Revenues

Revenues were $37,112 for the three months ended September 30, 2021, a decrease of $2,395 or 6%, compared to $39,507 in the same period of last year. The decrease was mainly due to the abundant supply of telecommunications applications that provide free-of-charge video chats and voice calls between computers, tablets, and mobile devices over the internet which led to a drop in demand for VoiceStep payment-based voice services.

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Gross Profit and Gross Profit Margin

Gross profit was $31,308 for the three months ended September 30, 2021, compared to $30,495 in the same period of 2020. Our gross profit margin increased 7% for the three months ended September 30, 2021. The increase was mainly due to the reduction of cost of sales.

General and Administrative Expenses

General and administrative (G&A) expenses were $607,207 for the three months ended September 30, 2021 compared to $27,551 in the same period in 2020, representing an increase of 2,104%, or $579,656. The increase was mainly due to increased expenses and compensation paid to outside consultants and contractors related to the development and investment in the Vemanti Dollar stablecoin.

Operating Loss

Total operating loss was $575,899 for the three months ended September 30, 2021 compared to total operating profit of $2,944 in the same period of 2020, representing an increase in operating loss of $572,955 or 19,462%. The increase in operating loss was mainly due to increased expenses and compensation paid to outside consultants and contractors related to the development and investment in the Vemanti Dollar stablecoin.

Net Loss

As a result of the above factors, we had a net loss of $577,787 for the three months ended September 30, 2021 compared to net loss of $7,854 in 2020.

The following table sets forth a summary of our cash flows for the periods indicated.

	For the Nine Months Ended September 30,
Item	2021	2020
Net cash used in operating activities	$345,689	$48,595
Net cash provided by (used in) investing activities	$(10,000)	$200,000
Net cash provided by financing activities	$540,000	$-
Net (decrease) increase in cash	$184,311	$151,405
Cash at the beginning of period	$243,494	$118,806
Cash at the end of period	$427,805	$270,211

Operating Activities

Net cash used in operating activities was $345,689 for the nine months ended September 30, 2021, as compared to $ 48,595 used in operating activities for the nine months ended September 30, 2020, primarily due to the net losses incurred.

Investing Activities

Net cash used in investing activities was $10,000 for the nine months ended September 30, 2021, compared to net cash provided by investing activities of $200,000 for the nine months ended September 30, 2020. The change was primarily due to investing in a cryptocurrency in 2021, while the loan to Fvndit was paid back in 2020.

Financing Activities

Net cash provided by financing activities was $540,000 for the nine months ended September 30, 2021, compared to $0 for the nine months ended September 30, 2020. The change was primarily due to issuances of common stock for cash.

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Fiscal year ended December 31, 2020 compared to fiscal year ended December 31, 2019

	2020	2019
	Amount	Amount
Sales	$162,292	$326,840
Cost of sales	$36,016	$64,008
Gross margin	$126,276	$262,832
Total other income (expense) net	$9,187	$17,310
Total operating expenses	$210,691	$506,003
Net loss	$(76,876)	$(225,861)

Revenues

Revenues were $162,292 in the fiscal year ended December 31, 2020, a decrease of $164,548 or 50.3%, compared to $326,840 in the same period of last year. The decrease was mainly due to the abundant supply of telecommunications applications that provide free-of-charge video chats and voice calls between computers, tablets, and mobile devices over the internet which led to a drop in demand for VoiceStep’s payment-based voice services.

Gross Profit and Gross Profit Margin

Gross profit was $126,276 in the fiscal year ended December, 2020, compared to $262,832 in the same period of 2019. Our gross profit margin decreased 52.0% for the fiscal year ended December 31, 2020. The decrease was mainly due to the abundant supply of telecommunications applications that provide free-of-charge video chats and voice calls between computers, tablets, and mobile devices over the internet which led to a drop in demand for VoiceStep’s payment-based voice services

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General and Administrative Expenses

General and administrative (G&A) expenses were $210,691 for the fiscal year ended December 31, 2020 compared to $506,003 in the same period in 2019, representing a decrease of 58.4%, or $295,312. The decrease was mainly due to reduced expenses and compensations paid to outside consultants and contractors.

Operating Loss

Total operating income loss was $84,415 in the fiscal year ended December 31, 2020 compared to $243,171 in the same period of 2019, representing a decrease $158,756 or 65.3%. This decrease is primarily due to reduced operating expenses.

Net Income

As a result of the above factors, we had a net loss of $76,876 at the fiscal year end of December 31, 2020 compared to a net loss of $225,861 in 2019.

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LIQUIDITY AND CAPITAL RESOURCES

Historically, our primary uses of cash have been to finance working capital needs. We expect that we will be able to meet our needs to fund operations, capital expenditures and other commitments in the next 12 months primarily with our cash and cash equivalents and operating cash flows.

We may need to raise additional capital to fund our operating expenses, pay our obligations, and grow our company in the future. Our current resources may be insufficient to satisfy all of our cash requirements and we may seek to sell additional equity or debt securities or obtain a credit facility. Our future operations may be dependent on our ability to secure additional financing. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock.

Currently, the Company has sufficient cash to remain in business for the next 12 months.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our current directors and executive officers:

Name	Age	Position
Tan Tran	56	Chief Executive Officer, Director
Stephen R. Jones	54	Chief Financial Officer

Tan Tran: Mr. Tran has been our Company’s Chairman and Director since the Company’s inception in April 2014. Mr. Tran has also served, full time, as the Company’s President and Chief Executive Officer since April 2014. He co-founded VoiceStep in 2004. From October 2018 to March 2021, Mr. Tran served as an Officer and Director for Fvndit. Since founding Vemanti Group, Tan has worked to share Vemanti’s strategy and vision with customers, partners, shareholders, and investors. His mission is to turn Vemanti into an investment and incubation platform for emerging companies with great growth potential, especially in Vietnam which continues to be an economic force on both a regional and global scale. He attended California State University, Fullerton with B.S.E.E. Mr. Tran’s management and extensive experience and his role as founder of VoiceStep led to the conclusion that he should serve as a director of Vemanti.

Stephen R. Jones: Mr. Jones has been our Company’s Chief Financial Officer since September 2021. From 2019 to 2021, Mr. Jones served as the Chief Financial Officer of DreamPlex, a company incorporated under the laws of Vietnam, directing the day-to-day financial operations and strategic planning and overseeing accounting, treasury, tax, risk management, procurement, and IT operations. From 2017 to 2019, Mr. Jones served as the Chief Operating Officer of HMB, Inc. From 2013 to 2016, Mr. Jones served as the Chief Financial Officer of VietnamWorks. Mr. Jones holds a BA from Vanderbilt University and an MBA from the University of Cincinnati.

Family Relationships

There are no family relationships between our director or executive officers.

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Involvement in Certain Legal Proceedings

During the past ten years no current director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Board Committees

The Company has a formal Audit Committee as of January 2021. The Company does not have a formal Nominating Committee or Compensation Committee. As the Company’s business expands, the directors will evaluate the necessity of such committees.

Code of Ethics

The Company adopted a code of ethics policy to apply to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions on February 23, 2016.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officers with compensation exceeding $100,000 during 2020 and 2019.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)

Tan Tran	2020	$40,000	0	0	0	$40,000
	2019	$134,000	0	0	$8,234	$142,234

Employment Agreements with Key Executives

Pursuant to a Consultant Agreement dated September 7, 2021, the Company’s Board of Directors appointed Stephen R. Jones as the Company’s Chief Financial Officer, replacing Tan Tran. Mr. Jones will receive compensation for his services in connection with this appointment as outlined below:

- Month 1: $2,500

- Month 2: $3,000

- Month 3: $3,500

- Month 4: $4,000

- Month 5: $4,500

- Month 6 and beyond: $5,000

In addition to the above, the Company will issue one million two hundred thousand (1,200,000) shares of the Company’s restricted common stock (the “Restricted Shares”) to Mr. Jones, to be earned and issued over forty-eight (48) months at the rate of twenty-five thousand (25,000) shares per month from September 7, 2021.

Director Compensation

There is currently no agreement or arrangement to pay any of our directors for their services as directors.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards as of December 31, 2020.

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Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

For the years ended December 31, 2020 and 2019, no members of our board of directors received compensation in their capacity as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of November 30, 2021, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Vemanti Group, Inc., 7545 Irvine Center Dr., Suite 200, Irvine CA, 93618.

The percentages below are calculated based on 70,304,086 shares of common stock issued and outstanding as of November 30, 2021.

Name of Beneficial Owner	Shares	Percentage	Voting Power %	Total Combined Voting Power%
Executive Officers and Directors:
Rachel Boulds (2)	Common: 0	0%	0%	0%
	Preferred: 0	0%	0%

Tan Tran (1)	Common: 27,350,000	38.9%	38.9%
	Preferred: 40,000,000	100%	100%	90.87%

Stephen R. Jones (3)	Common: 25,000	0%	0%	0%
	Preferred: 0
All officers and directors as a group of (2 persons)

5% or Greater Holders:

Tan Tran (1)	Common: 27,350,000	39.2%	39.2%
	Preferred: 40,000,000	100%	100%	90.99%

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(1)	Each share of Series A Preferred Stock has the right to 10 votes per each share of common stock.

(2)	Ms. Boulds resigned as the Company’s Director as of September 3, 2021.

(3)	Mr. Jones was appointed as the Company’s Chief Financial Officer as of September 7, 2021. He holds 25,000 shares of the Company’s common stock through Edgar Holdings Group Limited.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

On November 13, 2018, the Company purchased a 20% interest in Fvndit, Inc.. f/k/a Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the purchase price was made through a cash payment of $150,000, and the remaining half of the purchase price was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the founders of eLoan.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. Mr. Tran and Vemanti together owned 8,500,000 shares or 20.99% of Fvndit’s total outstanding shares.

On August 9, 2019 Vemanti entered into an agreement to lend $200,000 to Fvndit for the purpose of developing a peer-to-peer business lending platform operating in Vietnam. The annual interest rate on the loan is 10.5% payable monthly to Vemanti. On August 12, 2019, Fvndit drew down the full $200,000. The entire loan was subsequently repaid in full by August 12, 2020.

Tan Tran served as an Officer and Director for Fvndit from October 2018 until March 2021, when he resigned. Tan Tran is not affiliated with Thomas Duc Tran, who was appointed Chairman, CEO, President, Secretary, and Treasurer of Fvndit on March 16, 2021.

Material Transactions with Related Parties

On May 15, 2019, the Company transferred assets with a fair market value of $8,243 to Mr. Tran in exchange for services rendered.

Since 2019, the Company has paid for some administrative expenses on behalf of Fvndit. The balance of those payments were $24,498 for the year ended December 31, 2020 and $17,109 for the year ended December 31, 2019.

The Company pays the Chief Executive Officer for professional services. The total of those payments were $40,000 in 2020, and $134,000 in 2019.

VoiceStep pays a member of the Chief Executive Officer’s family for technical services. The total of those payments were $40,000 in 2020, and $48,000 in 2019.

On August 6, 2021 (the “Effective Date”), the Company entered into a Loan Agreement (the “Loan Agreement”) with Mr. Tan Tran (the “Lender”), our Chief Executive Officer, Chief Financial Officer, President, and Chairman, pursuant to which the Lender agreed to provide a loan in the principal amount of up to $125,000 (the “Loan”). Subject to the terms of the Loan Agreement, the Company may draw down an amount of the principal amount of the Loan on one or more occasions during a period between the Effective Date and 12 months from the Effective Date by giving written notification to the Lender. The purpose of the funds is to augment working capital for the Company’s wholly-owned subsidiary, Vemanti Digital, Ltd. The Loan matures on the date that is 12 months following the Effective Date and bears interest at a rate of one percent (1%) per annum. The Loan Agreement contains certain events of default. In the event of a default, at its option, the Lender may consider the Loan immediately due and payable.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

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Director Independence

Our board of directors is currently composed of one member, Mr. Tan Tran, who does not qualify as an independent director in accordance with the published listing requirements of NASDAQ.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our Common Units (each consisting of one share of our common stock and one warrant to purchase one share of our common stock) and our Pre-funded Units (each consisting of one pre-funded warrant to purchase one share of our common stock and one warrant to purchase one share of our common stock) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a Common Unit and a Pre-funded Unit are generally separable at the option of the holder, the holder of a Common Unit or Pre-funded Unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying share of our common stock and one warrant to purchase one share of our common stock in the case of a Common Unit and one pre-funded warrant and one warrant to purchase one share of our common stock in the case of a Pre-funded Unit. As a result, the discussion below with respect to holders of shares of our common stock, pre-funded warrants and warrants should also apply to holders of Common Units or Pre-funded Units (as the deemed owners of the underlying common stock, pre-funded warrants and warrants that constitute the Units).

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of Units pursuant to this offering and hold the Unit and each component of the Units as capital assets within the meaning of Section 1221(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion assumes that any distributions made (or deemed made) by us on the shares of our common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of Units by a prospective investor in light of its particular circumstances or that is subject to special rules under the U.S. federal income tax laws, including, but not limited to:

•	banks and other financial institutions or financial services entities;

•	broker-dealers;

•	mutual funds;

•	retirement plans, individual retirement accounts or other tax-deferred accounts;

•	taxpayers that are subject to the mark-to-market tax accounting rules;

•	tax-exempt entities;

•	S-corporations, partnerships or other flow-through entities and investors therein;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

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•	passive foreign investment companies;

•	controlled foreign corporations;

•	qualified foreign pension funds;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more of our voting shares;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;

•	persons subject to the alternative minimum tax;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

The discussion below is based upon current provisions of the Code, applicable U.S. Treasury regulations promulgated under the Code (“Treasury Regulations”), judicial decisions and administrative rulings of the IRS, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly on a retroactive basis. Any such differing interpretations or change could alter the U.S. federal income tax consequences discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of Common Units, Pre-funded Units, shares of our common stock, pre-funded warrants or warrants that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under Treasury Regulations to be treated as a United States person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities (including branches) or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner or a partnership holding our securities, we urge you to consult your own tax advisor.

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THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-UNITED STATES TAX LAWS

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a Common Unit or Pre-funded Unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our common stock and one warrant in the case of a Common Unit and one pre-funded warrant and one warrant in the case of a Pre-funded Unit, and we intend to treat the acquisition of a Unit in this manner. For U.S. federal income tax purposes, each holder of a Unit must allocate the purchase price paid by such holder for such Unit among the underlying securities based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The price allocated to each share of our common stock, warrants and/or pre-funded warrants should constitute the holder’s initial tax basis in such share, warrant and/or pre-funded warrant, respectively. Any disposition of a Unit should be treated for U.S. federal income tax purposes as a disposition of the share of our common stock and warrant or pre-funded warrant and warrant comprising the Unit, and the amount realized on the disposition should be allocated among the underlying securities based on their respective relative fair market values at the time of disposition. The separation of the share of our common stock and the warrant or the pre-funded warrant and the warrant constituting a Unit should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the securities and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a Unit (including alternative characterizations of a Unit). The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of our common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below.

Dividends we pay to a corporate U.S. Holder generally will qualify for the dividends received deduction if certain holding period requirements are met. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally be taxed as qualified dividend income at the preferential tax rate for long-term capital gains. If the holding period requirements are not met, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities

83

A U.S. Holder generally will recognize capital gain or loss on a sale or other taxable disposition of our shares of common stock, warrants, or pre-funded warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares of our common stock, warrants, or pre-funded warrants exceeds one year. Long-term capital gains recognized by a non-corporate U.S. Holder are currently eligible to be taxed preferential rates. The deductibility of capital losses is subject to limitations.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the shares of our common stock, warrants or pre-funded warrants are held as part of Units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the shares of our common stock, warrants or pre-funded warrants based upon the then relative fair market values of the shares of our common stock, the warrants, and the pre-funded warrants included in the Units) and (ii) the U.S. Holder’s adjusted tax basis in its shares of our common stock, warrants or pre-funded warrants so disposed of. A U.S. Holder’s adjusted tax basis in its shares of our common stock, warrants, and pre-funded warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a Unit allocated to a share of our common stock, warrant or pre-funded warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of a share of our common stock, by any prior distributions treated as a return of capital.

Non-U.S. Holders

This section applies to “Non-U.S. Holders.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our Common Units or Pre-funded Units that is not a U.S. Holder and is not a partnership or other entity classified as a partnership for U.S. federal income tax purposes, but such term generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if required pursuant to an applicable income tax treaty, are not attributable to a permanent establishment of fixed base maintained by the Non-U.S. Holder in the United States), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the shares of our common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below. In addition, if we determine that we are or are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, including a distribution in redemption of shares of our common stock.

Dividends that we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a foreign corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities

84

Subject to the discussion of FATCA and backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of shares of our common stock, warrants, or pre-funded warrants, in each case without regard to whether such securities were held as part of a Unit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose. These rules may be modified for Non-U.S. Holders of warrants or pre-funded warrants. If we are or have been a “United States real property holding corporation” and you own warrants or pre-funded warrants, you are urged to consult your own tax advisor regarding the application of these rules.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will generally be subject to tax at the applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock, warrants or pre-funded warrants will generally be subject to tax at applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. In addition, a buyer of our common stock, warrants or pre-funded warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a United States real property holding corporation in the future. In general, we would be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to our common stock and proceeds from the sale or exchange of shares of our common stock, warrants, or pre-funded warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to payments made to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Payments made to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder provides certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld by timely filing the appropriate claim for refund with the IRS and furnishing any required information. All holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

85

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30% in certain circumstances on payments of dividends (including constructive dividends) and, subject to the proposed Treasury Regulations discussed below, on proceeds from sales or other disposition of our securities paid to “foreign financial institutions” (which is broadly defined for this purpose and includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Similarly, dividends and, subject to the proposed Treasury Regulations discussed below, proceeds from sales or other disposition in respect of our units held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury. The U.S. Department of the Treasury has proposed regulations which eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our securities. Withholding agents may rely on the proposed Treasury Regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible effects of FATCA on their investment in our securities.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for us by The Crone Law Group, P.C. The Placement Agent is being represented by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the years ended December 31, 2020 and December 31, 2019 have been audited by Ramirez Jimenez International CPAs, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information. You can obtain a copy of the Registration Statement, including the exhibits filed with it, from the SEC as indicated below.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at their Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this prospectus is correct as of its date. It may not continue to be correct after this date.

86

VEMANTI GROUP, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019 (AUDITED)

SEPTEMBER 30, 2021 (UNAUDITED)

F-1

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Vemanti Group, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Vemanti Group, Inc. and Subsidiary (the “Company”), as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Security and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error fraud and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Ramirez Jimenez International CPAs

We have served as the Company’s auditor since 2017

Irvine, California

March 24, 2021

F-2

Vemanti Group, Inc. and Subsidiary
Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash	$243,494	$118,806
Accounts receivable	1,224	2,235
Loan to Fvndit, Inc	-	200,000
Due from Fvndit, Inc	24,498	17,109
Total Current Assets	269,216	338,150

Equipment, net	1,373	2,114
Other assets	298,056	306,559
TOTAL ASSETS	$568,645	$646,823

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,077	$914
Accrued expenses	-	2,078
Deferred revenues	613	-
Total Current Liabilities	1,690	2,992
TOTAL LIABILITIES	1,690	2,992

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 40,000,000 shares issued and outstanding	4,000	4,000
Common stock, $0.0001 par value, 500,000,000 shares authorized; 68,984,086 shares issued and outstanding as of December 31, 2020 and 2019	6,898	6,898
Additional paid-in capital	2,215,020	2,215,020
Accumulated deficit	(1,658,963)	(1,582,087)
Total stockholders’ equity	566,955	643,831
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$568,645	$646,823

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Vemanti Group, Inc. and Subsidiary
Consolidated Statements of Operations

	For the Years Ended December 31,
	2020	2019
Sales	$162,292	$326,840
Cost of sales	36,016	64,008
Gross margin	126,276	262,832

Operating expenses:
General and administrative expenses	210,691	506,003
Total operating expenses	210,691	506,003
Loss from operations	(84,415)	(243,171)

Other income (expense):
Other income	17,690	10,751
Unrealized gain/(loss)	(8,503)	6,559
Total other income (expense)	9,187	17,310

Loss before provision for income taxes	(75,228)	(225,861)

Provision for income taxes	1,648	-

Net loss	$(76,876)	$(225,861)

Loss per share:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted average shares outstanding:
Basic	68,984,086	68,101,483
Diluted	68,984,086	68,101,483

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Vemanti Group, Inc. and Subsidiary Consolidated Statements of Stockholders’ Equity

	Preferred				Additional		Total
	Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2018	40,000,000	$4,000	65,434,086	$6,543	$2,041,792	$(1,356,226)	$696,109
Stock issued for professional services	-	-	3,550,000	355	173,228	-	173,583
Net loss	-	-	-	-	-	(225,861)	(225,861)
Balance, December 31, 2019	40,000,000	4,000	68,984,086	6,898	2,215,020	(1,582,087)	643,831
Net loss	-	-	-	-	-	(76,876)	(76,876)
Balance, December 31, 2020	40,000,000	$4,000	68,984,086	$6,898	$2,215,020	$(1,658,963)	$566,955

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Vemanti Group, Inc. and Subsidiary
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(76,876)	$(225,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	741	741
Unrealized (gain)/loss from investment in Fvndit	8,503	(6,559)
Disposal of digital assets	-	3,921
Stock-based compensation	-	173,583
Changes in assets and liabilities:
Accounts receivable	1,011	4,260
Other current assets	(7,389)	(17,109)
Accounts payable	163	(932)
Accrued expenses	(2,078)	(41,597)
Deferred revenues	613	-
Net cash used in operating activities	(75,312)	(109,553)

Cash flows from investing activities:
Proceeds from cancellation of investment in Chopp, Inc.	-	25,000
Proceeds from loan repayment by Fvndit	200,000	-
Loan to Fvndit	-	(200,000)
Net cash provided by (used in) investing activities	200,000	(175,000)

Net (decrease) increase in cash	124,688	(284,553)

Cash, beginning of the year	118,806	403,359

Cash, end of the year	$243,494	$118,806

Supplemental disclosure of cash flow information:
Cash paid for interest	$25	$-
Income taxes	$1,665	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - Organization and Basis of Presentation

Organization and Line of Business

Vemanti Group, Inc., (“Vemanti”) was incorporated on April 3, 2014 under the laws of the state of Nevada. VoiceStep Telecom, LLC, a California limited liability company, was formed on January 27, 2005 and originally founded in 2002 (“VoiceStep”). On April 3, 2014, the sole member of VoiceStep exchanged 100% of his membership interest in VoiceStep for 40,000,000 shares of Vemanti’s common stock and 40,000,000 shares of Vemanti’s preferred stock. Vemanti and its wholly-owned subsidiary, VoiceStep is hereafter referred to as the “Company.”

The Company is a technology-driven holding company that seeks to be active in high-growth and emerging markets. Its core strengths are in technology development and investment. It drives growth through acquisition and investment in disruptive and foundational technologies by targeting early-stage companies that have market viable products or by starting a new subsidiary of its own. Strategically, it focuses mainly on blockchain projects and applications combined with other emerging technologies, including machine learning/AI, security and internet of things (IoT).

Currently, through VoiceStep, the Company provides a one-stop resource for IP (Internet Protocol) communication needs. VoiceStep’s network offers availability, coverage and flexibility, and enables the following technology solutions: unified communications, data center services, content delivery, voice over IP (VoIP) and cloud computing. VoiceStep’s core customer base is largely made up of wholesale International prepaid calling operators. That aspect of its business has eroded drastically due to wide consumer adoption of free messaging apps such as Viber, WhatsApp, Facebook, Facetime, WeChat, etc. Its declined year over year revenues are a result of those wholesale customers slowly exiting the market. It’s now focusing mostly on small business customers with better retention.

Management’s Plans

The Company reported net losses in the amount of approximately $76,876 and $225,861, in 2020 and 2019, respectively, and used cash in operating activities in the amount of approximately $75,312 and $109,553 in 2020 and 2019, respectively. As of December 31, 2020, the Company had positive working capital in the amount of approximately $267,526 and total stockholders’ equity of approximately $566,000. Subsequent to December 31, 2020, the Company issued 250,000 common shares at $0.46 per share for $115,000, and 80,000 common shares at $1.25 per share for $100,000.

Due to the global and distributed nature of the workforce, businesses today demands service providers to offer not only simple voice and data services, but also fully integrated productivity and coloration tools such as Customer Relationship Management (CRM), call center, team and video messaging, and e-conferencing to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as adding a large team of product and business developers which would require a sizable upfront investment. Currently, the Company simply does not have the capital committed for such development, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector to achieve future revenues and profits. Management believes it will be able to generate sufficient cash from operating activities to fully operate the Company during 2021 and beyond.

Risk and Uncertainties

The Company’s operations may be affected by the rent and ongoing outbreak of the coronavirus disease 2019 (Covid-19) which has been declared a pandemic by the World Health Organization in early 2020. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s consolidated financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s labor workforce, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment. Currently, the Company is unable to determine the impact that Covid-19 may have.

F-7

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, VoiceStep. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, revenue recognition, recoverability of accounts receivable, and investments. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. As of December 31, 2020 and December 31, 2019, the Company had no cash equivalents.

Accounts Receivable

The Company regularly reviews its accounts receivable for collectability and establishes an allowance for doubtful accounts as necessary using the allowance method. The receivables are not collateralized.

The Company estimates the ability to collect receivables by performing ongoing credit evaluations of its customers’ financial condition. Estimates are based on assumptions and other considerations, including payment history, credit ratings, customer financial performance, industry financial performance and aging analysis. The Company reviews its accounts receivable by aging category and to identify customers with known disputes or collection issues. In determining the allowance, the Company makes judgments about the creditworthiness of a majority of its customers based on ongoing credit evaluations. The Company also considers its historical level of credit losses and current economic trends that might impact the level of future credit losses. Accounts receivable are written-off when they are deemed uncollectible.

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Software licenses	5 years
Computer equipment	5 years

F-8

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Long-Lived Assets

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2020 and December 31, 2019, the Company believes there was no impairment of its long-lived assets.

Revenue Recognition

On January 1, 2019, the Company adopted the accounting standard ASC 606, Revenue from Contracts with Customers, for all open contracts and related amendments as of December 31, 2019 using the modified retrospective method. The adoption had no impact to the reported results.

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

Stock-Based Compensation

The Company records stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. Nonemployee share-based payment equity awards are measured at the grant-date fair value of the equity instruments and recognized as an expense over the requisite service period.

F-9

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Basic and Diluted Earnings (Loss) Per Share

Earnings (loss) per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There are no potentially dilutive securities outstanding during any periods presented.

Fair Value Measurements

The Company applies the provisions of ASC 820-10, ”Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the consolidated balance sheets for cash and current liabilities, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company used Level 1 inputs for its valuation methodology for digital assets by using Coinbase (coinbase.com, in United States Dollars). The digital assets were adjusted to the fair value at each period end, with any decreases in the fair value being recorded as a loss on the consolidated statement of operations.

F-10

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Recent Authoritative Guidance

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework— Changes to the Disclosure Requirements for Fair Value Measurement. The guidance is intended to improve the fair value measurement reporting of financial instruments including the effectiveness of the notes to financial statements by facilitating clearer communication, and it includes multiple new, eliminated and modified disclosure requirements. The guidance was effective for the Company as of January 1, 2020. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12 Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. The guidance removes certain exceptions to the general income tax accounting principles and clarifies and amends existing guidance to facilitate consistent application of the accounting principles. The new guidance is effective for the Company as of January 1, 2021. The adoption of the amendments in this update is not expected to have a material impact on the Company consolidated financial position and results of operations.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

NOTE 3 – Digital Assets

The following represents the change in digital assets:

	December 31, 2020	December 31, 2019
	Cryptocurrencies
Beginning balance	$-	$3,921
Realized gain	-	4,322
Impairment Loss	-	-
Transfer of cryptocurrencies	-	(8,243)
Ending balance	$-	$-

The Company does not record fair value gains (losses) associated with its digital assets. Cryptocurrencies are classified as intangible assets, and the Company tests these assets for impairment on an annual basis. In May 2019, the Company’s entire digital assets balance was used to pay the CEO for services rendered (see note 10).

NOTE 4 – Equipment

Equipment at December 31, 2020 and December 31, 2019 consisted of the following:

	December 31, 2020	December 31, 2019
Software licenses	$32,188	$32,188
Computer equipment	17,080	17,080
	49,268	49,268
Less accumulated depreciation	(47,895)	(47,154)
Equipment, net	$1,373	$2,114

Depreciation expense was $741 for the years ended December 31, 2020 and 2019.

F-11

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 5 – Stockholders’ Equity

Members’ Interest

VoiceStep is governed by the terms and conditions of the Limited Liability Company Agreement (the Agreement) dated May 3, 2005, as amended on January 27, 2014. VoiceStep shall continue until terminated in accordance with the terms of the Agreement or as provided by law, including events of dissolution. VoiceStep shall be dissolved only upon any of the following events: (i) the vote of Member(s) holding a majority to the dissolution and winding up of VoiceStep, (ii) the entry of a decree of judicial dissolution of VoiceStep and (iii) at any time there are no Member(s), subject to remedy within 90 days of occurrence of termination event by the last remaining Member in writing.

VoiceStep originally consisted of two Members each owning 50% of VoiceStep. On January 27, 2014, one of the members was bought out with the remaining member owning 100% of the membership interest in VoiceStep. On April 3, 2014, the remaining member exchanged his 100% interest in VoiceStep for 40,000,000 shares of Vemanti common stock.

Preferred stock

The Company has authorized the issuance of 50,000,000 shares of preferred stock, $0.0001 par value. At both December 31, 2020 and December 31, 2019, the Company had 40,000,000 shares of preferred stock issued and outstanding. (See Note 1)

The Articles of Incorporation were amended on May 1, 2014, designating 40,000,000 shares of authorized and issued preferred stock of the Company as “Series A Preferred Stock” with voting rights, preferences and powers such that each share of Series A Preferred Stock shall vote as a class on all issues to which shareholders of common stock have a right to vote but shall have ten (10) votes per share of Series A Preferred stock while the shares of Common Stock shall have one vote per share. There are 40,000,000 of Series A Preferred Stock outstanding.

Common stock

The Company has authorized the issuance of 500,000,000 shares of common stock, $0.0001 par value. At December 31, 2020 and December 31, 2019, the Company had 68,984,086 shares of common stock issued and outstanding, respectively.

During the twelve months ended December 31, 2019, the Company issued 3,550,000 shares of its common stock with a fair value of $173,583 to consultants for services rendered.

During the twelve months ended December 31, 2020, the Company did not issue any shares of its common stock.

Stock Incentive Plan

On March 25, 2015, the Company adopted a stock incentive plan. This plan allows the Board of Directors to issue up to 5,000,000 shares of common stock to employees, directors, or consultants of the Company or its affiliates under terms determined by the Board of Directors. This plan automatically terminates ten years from its date of adoption. As of the date of this report no stock has been issued under this plan.

NOTE 6 – Investment in Chopp, Inc.

On July 17, 2018, the Company made a $25,000 Keep It Simple Security (“KISS”) investment in Chopp, Inc. (“Chopp”), a Delaware-registered online logistics company that currently operates as a same-day e-grocery delivery service. The Company has recorded the investment under the cost method of accounting.

In June 2019, the Company cancelled its investment in Chopp, Inc. and received repayment of its $25,000 investment.

NOTE 7 – Investment in Fvndit, Inc. (formerly Directus Holdings, Inc.)

On November 13, 2018, the Company purchased a 20% investment in Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the investment was made through a cash payment of $150,000, and the remaining half of the investment was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the Founders of eLoan. On December 19, 2018, Directus Holdings, Inc. filed a Certificate of Amendment to Articles of Incorporation to the State of Nevada for its corporation name to be changed to Fvndit, Inc.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. The issuance raised the total number of Fvndit outstanding shares to 40,500,000.Mr. Tran and Vemanti together own 8,500,000 shares or 20.99% of total Fvndit outstanding shares. From October 2018 through March 2021, Tan Tran served as an Officer and Director of Fvndit.

F-12

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

This investment is accounted for under the equity method of accounting. The equity method is applicable whena company has ownership in another company between 20% and 50% of the stock of the investee or if a company has significant influence over the other company. Under this accounting method, the investing company records the earning or loss of the investee for its proportional share of net income or loss. For 2020, Vemanti recorded $8,503 of unrealized loss on its investment in Fvndit. For 2019, Vemanti recorded $6,559 of unrealized gain on its investment in Fvndit.

NOTE 8 – Loan to Fvndit, Inc. (formerly Directus Holdings, Inc.)

Vemanti entered into an agreement to lend $200,000 to Fvndit for the purpose of developing a peer-to-peer business lending platform operating in Vietnam. The annual interest rate on the loan is 10.5% payable monthly to Vemanti. On August 12, 2019 Fvndit drew down the full $200,000.The entire loan was subsequently repaid in full in 2020.

NOTE 9 – Income Taxes

A reconciliation of the differences between the effective and statutory income tax rates for years ended December 31, 2020 and 2019 is as follows:

	2020		2019
	Amount	Percent	Amount	Percent

Federal statutory rates	$(15,798)	21.0%	$(47,431)	21.0%
State income taxes	(6,620)	8.8%	(19,876)	8.8%
Permanent differences	946	21.00%	(915)	-0.4%
Valuation allowance	21,472	-28.54%	66,392	-29.8%
Effective rate	$-	0.0%	$-	0.0%

At December 31, 2020 and 2019, there were no significant deferred tax assets, except for a net operating loss carryforwards for which a 100% valuation allowance has been provided.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2020 and 2019. The 2017 to 2019 tax years are still subject to federal audit. The 2016 to 2019 tax years are still subject to state audit.

The Company had $1,132,304 and$1,061,581of net operating loss carryforwards available as of December 31, 2020 and 2019, respectively, for Federal and state tax purposes. Net operating loss carryforwards start to expire in 2039 or 20 years for federal income and state tax purposes.

F-13

Vemanti Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 10 – Related Party Transactions

On May 15, 2019, the Company transferred assets with a fair market value of $8,243 to the CEO in exchange for services rendered.

Since 2019, The Company has paid for some administrative expenses on behalf of Fvndit. The balance of those payments were $24,498 for the year ended December 31, 2020 and $17,109 for the year ended December 31, 2019. From October 2018 through March 2021, Tan Tran served as an Officer and Director of Fvndit.

The Company pays the CEO for professional services. The total of those payments were $40,000 in 2020, and $134,000 in 2019.

VoiceStep pays a member of the CEO’s family for technical services. The total of those payments were $40,000 in 2020, and $48,000 in 2019.

NOTE 11 – Subsequent Events

The Company has evaluated subsequent events through March 24, 2021, the date on which the accompanying consolidated financial statements were available to be issued, and concluded that, no material subsequent events have occurred since December 31, 2020 that require recognition or disclosure in the consolidated financial statements except as follows:

On February 1, 2021, the Company issued 250,000 shares of common stock at $0.46 per share for $115,000.

On March 19, 2021, the Company issued 80,000 shares of common stock at $1.25 per share for $100,000.

F-14

VEMANTI GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash	$427,805	$243,494
Accounts receivable	1,109	1,224
Due from Fvndit, Inc.	25,142	24,498
Digital assets	6,107	-
Total current assets	460,163	269,216

Equipment, net	817	1,373
Other assets	296,405	298,056
TOTAL ASSETS	$757,385	$568,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$14,340	$1,077
Deferred revenues	-	613
Accrued expenses	420,300	-
Total current liabilities	434,640	1,690
Long-term Liabilities:
Loan from stockholder	125,000	-
TOTAL LIABILITIES	559,640	1,690

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 40,000,000 shares issued and outstanding	4,000	4,000
Common stock, $0.0001 par value, 500,000,000 shares authorized; 69,914,086 and 68,984,086 shares issued and outstanding as of September 30, 2021, and December 31, 2020, respectively	6,991	6,898
Additional paid-in capital	2,937,802	2,215,020
Accumulated deficit	(2,751,048)	(1,658,963)
Total stockholders’ equity	197,745	566,955
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$757,385	$568,645

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-15

VEMANTI GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Sales	$37,112	$39,507	$111,039	$126,816
Cost of sales	5,804	9,012	16,256	30,486
Gross margin	31,308	30,495	94,783	96,330

Operating expenses:
General and administrative expenses	607,207	27,551	1,177,954	157,043
Total operating expenses	607,207	27,551	1,177,954	157,043
Income (loss) from operations	(575,899)	2,944	(1,083,171)	(60,713)

Other income (expense):
Interest income	-	2,130	-	12,626
Other income (expense)	-	5,086	(1,750)	5,086
Unrealized loss	-	(13,025)	(1,651)	(5,176)
Impairment of digital assets	(1,068)	-	(3,893)	-
Total other income (expense)	(1,068)	(5,809)	(7,294)	12,536

Loss before provision for income taxes	(576,967)	(2,865)	(1,090,465)	(48,177)

Provision (credit) for income taxes	820	4,989	1,620	(17)

Net loss	$(577,787)	$(7,854)	$(1,092,085)	$(48,160)

Loss per share:
Basic	$(0.00)	$0.00	$(0.00)	$(0.00)
Diluted	$(0.00)	$0.00	$(0.00)	$(0.00)

Weighted average shares outstanding:
Basic	69,844,086	68,984,086	69,513,976	68,984,086
Diluted	69,844,086	68,984,086	69,513,976	68,984,086

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-16

VEMANTI GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Three months ending March 31, 2021, June 30, 2021, and September 30, 2021
Balance, December 31, 2020	40,000,000	$4,000	68,984,086	$6,898	$2,215,020	$(1,658,963)	$566,955
Stock issued for cash	-	-	380,000	38	264,962	-	265,000
Net loss	-	-	-	-	-	(69,967)	(69,967)
Balance, March 31, 2021	40,000,000	$4,000	69,364,086	$6,936	$2,479,982	$(1,728,930)	$761,988

Stock issued for cash	-	-	175,000	18	149,982	-	150,000
Stock issued for professional services	-	-	150,000	15	151,485	-	151,500
Net loss	-	-	-	-	-	(444,331)	(444,331)
Balance, June 30, 2021	40,000,000	$4,000	69,689,086	$6,969	$2,781,449	$(2,173,261)	$619,157

Stock issued for professional services	-	-	225,000	22	156,353	-	156,375
Net loss	-	-	-	-	-	(577,787)	(577,787)
Balance, September 30, 2021	40,000,000	$4,000	69,914,086	$6,991	$2,937,802	$(2,751,048)	$197,745

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Three months ending March 31, 2020, June 30, 2020, and September 30, 2020
Balance, December 31, 2019	40,000,000	$4,000	68,984,086	$6,898	$2,215,020	$(1,582,087)	$643,831
Net loss	-	-	-	-	-	(34,071)	(34,071)
Balance, March 31, 2020	40,000,000	$4,000	68,984,086	$6,898	$2,215,020	$(1,616,158)	$609,760

Net income (loss)	-	-	-	-	-	3,145	3,145
Balance, June 30, 2020	40,000,000	$4,000	68,984,086	$6,898	$2,215,020	$(1,613,013)	$612,905
Net income (loss)	-	-	-	-	-	(7,854)	(7,854)
Balance, September 30, 2020	40,000,000	$4,000	68,984,086	$6,898	$2,215,020	$(1,620,867)	$605,051

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-17

VEMANTI GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,092,085)	$(48,160)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	556	555
Common stock issued for consulting services	307,875	-
Unrealized (gain)/loss from investment in Fvndit	1,651	5,176
Impairment of digital asset	3,893	-
Changes in assets and liabilities:
Accounts receivable	115	(1,786)
Due from Fvndit	(644)	(5,364)
Accounts payable	13,263	(500)
Accrued expenses	420,300	1,484
Deferred revenues	(613)	-
Net cash used in operating activities	(345,689)	(48,595)

Cash flows from investing activities:
Proceeds from note receivable	-	200,000
Purchase of digital assets	(10,000)	-
Net cash provided by (used in) investing activities	(10,000)	200,000

Cash flows from financing activities:
Loan from stockholder	125,000	-
Issuance of common stock for cash	415,000	-
Net cash provided by financing activities	540,000	-

Net increase in cash	184,311	151,405

Cash, beginning of the period	243,494	118,806
Cash, end of the period	$427,805	$270,211
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-
Income tax	$1,620	$800

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-18

VEMANTI GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

NOTE 1 - Summary of Significant Accounting Policies

Basis of Presentation

These unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements in our General Form of Registration of Securities on Form 10, as amended, which we initially filed with the Securities and Exchange Commission (“SEC”) on April 9, 2021 and notes thereto. In preparing these condensed consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The most significant estimates and assumptions included in the Company’s consolidated financial statements relate to revenue recognition, allowances for doubtful accounts, valuations for deferred income taxes and recoverability of investments.

Reclassification

Certain amounts reported in the prior year financial statements have been reclassified to conform to the current year’s presentation.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, VoiceStep and Vemanti Digital. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, revenue recognition, recoverability of accounts receivable, investments and deferred income taxes. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. As of September 30, 2021 and December 31, 2020, the Company had no cash equivalents.

Accounts Receivable

The Company regularly reviews its accounts receivable for collectability and establishes an allowance for doubtful accounts as necessary using the allowance method. The receivables are not collateralized.

The Company estimates the ability to collect receivables by performing ongoing credit evaluations of its customers’ financial condition. Estimates are based on assumptions and other considerations, including payment history, credit ratings, customer financial performance, industry financial performance and aging analysis. The Company reviews its accounts receivable by aging category and to identify customers with known disputes or collection issues. In determining the allowance, the Company makes judgments about the creditworthiness of a majority of its customers based on ongoing credit evaluations. The Company also considers its historical level of credit losses and current economic trends that might impact the level of future credit losses. Accounts receivable are written-off when they are deemed uncollectible.

F-19

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

Stock-Based Compensation

The Company records stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and consultants. Nonemployee share-based payment equity awards are measured at the grant-date fair value of the equity instruments and recognized as an expense over the requisite service period.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Basic and Diluted Earnings (Loss) Per Share

Earnings (loss) per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings (loss) per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There are no potentially dilutive securities outstanding during all periods presented.

F-20

Fair Value Measurements

The Company applies the provisions of ASC 820-10, ”Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash investments, and current liabilities, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

At September 30, 2021 and December 31, 2020, the Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value.

Recent Authoritative Guidance

In December 2019, the FASB issued ASU No. 2019-12 Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. The guidance removes certain exceptions to the general income tax accounting principles and clarifies and amends existing guidance to facilitate consistent application of the accounting principles. The new guidance is effective for the Company as of January 1, 2021. The adoption of the amendments in this update did not have a material impact on the Company consolidated financial position and results of operations. Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

NOTE 2 – Digital Assets

The following represents the change in digital assets:

	September 30, 2021	December 31, 2020
	Cryptocurrencies
Beginning balance	$-	$-
Purchase of crypto currencies	10,000	-
Impairment	(3,893)	-
Ending balance	$6,107	$-

The Company does not record fair value gains (losses) associated with its digital assets. Cryptocurrencies are classified as intangible assets, and the Company continuously tests these assets for impairment.

NOTE 3 – Stockholders’ Equity

Members’ Interest

VoiceStep is governed by the terms and conditions of the Limited Liability Company Agreement (the Agreement) dated May 3, 2005, as amended on January 27, 2014. VoiceStep shall continue until terminated in accordance with the terms of the Agreement or as provided by law, including events of dissolution. VoiceStep shall be dissolved only upon any of the following events: (i) the vote of Member(s) holding a majority to the dissolution and winding up of VoiceStep, (ii) the entry of a decree of judicial dissolution of VoiceStep and (iii) at any time there are no Member(s), subject to remedy within 90 days of occurrence of termination event by the last remaining Member in writing.

F-21

VoiceStep originally consisted of two Members each owning 50% of VoiceStep. On January 27, 2014, one of the members was bought out with the remaining member owning 100% of the membership interest in VoiceStep. On April 3, 2014, the remaining member exchanged his 100% interest in VoiceStep for 40,000,000 shares of Vemanti common stock.

Preferred stock

The Company has authorized the issuance of 50,000,000 shares of preferred stock, $0.0001 par value. At both September 30, 2021 and December 31, 2020, the Company had 40,000,000 shares of preferred stock issued and outstanding.

The Articles of Incorporation were amended on May 1, 2014, designating 40,000,000 shares of authorized and issued preferred stock of the Company as “Series A Preferred Stock” with voting rights, preferences and powers such that each share of Series A Preferred Stock shall vote as a class on all issues to which shareholders of common stock have a right to vote but shall have ten (10) votes per share of Series A Preferred stock while the shares of Common Stock shall have one vote per share. There are 40,000,000 of Series A Preferred Stock outstanding.

Common stock

The Company has authorized the issuance of 500,000,000 shares of common stock, $0.0001 par value. At September 30, 2021 and December 31, 2020, the Company had 69,914,086 shares and 68,984,086 shares of common stock issued and outstanding, respectively.

During the nine months ended September 30, 2021, the Company issued 555,000 shares of its common stock for cash of $415,000, and 375,000 shares of its common stock valued at $307,875 to consultants in exchange for professional services.

Stock Incentive Plan

On March 25, 2015, the Company adopted a stock incentive plan. This plan allows the Board of Directors to issue up to 5,000,000 shares of common stock to employees, directors, or consultants of the Company or its affiliates under terms determined by the Board of Directors. This plan automatically terminates ten years from its date of adoption. As of the date of this report no stock has been issued under this plan.

NOTE 4 – Investment in Fvndit, Inc. (formerly Directus Holdings, Inc.)

On November 13, 2018, the Company purchased a 20% investment in Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the investment was made through a cash payment of $150,000, and the remaining half of the investment was made through the issuance of 1,252,086shares of Vemanti Group’s common stock to the Founders of eLoan. On December 19, 2018, Directus Holdings, Inc. filed a

Certificate of Amendment to Articles of Incorporation to the State of Nevada for its corporation name to be changed to Fvndit, Inc.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. The issuance raised the total number of Fvndit outstanding shares to 40,500,000. Mr. Tran and Vemanti together owned 8,500,000 shares or 20.99% of total Fvndit outstanding shares at that time.

On March 16, 2021, Tan Tran resigned as an Officer and Director of Fvndit. On that same date, Fvndit issued 2,500,000 shares of common stock to Thomas Duc Tran (unaffiliated with Tan Tran), and appointed him as the Chairman, CEO, President, Secretary, and Treasurer of Fvndit. The issuance raised the total number of Fvndit outstanding shares to 43,000,000. As a result, Mr. Tran and Vemanti together own 19.77% of total Fvndit outstanding shares.

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This investment is accounted for under the cost method of accounting since March 16, 2021. As of September 30, 2021, this investment had a balance of $296,405 and is reflected in other assets on the accompanying condensed consolidated balance sheets.

NOTE 5 – Loan to Fvndit, Inc. (formerly Directus Holdings, Inc.)

On August 9, 2019, Vemanti entered into an agreement to lend $200,000 to Fvndit for the purpose of developing a peer-to-peer business lending platform operating in Vietnam. The annual interest rate on the loan was 10.5% payable monthly to Vemanti. On August 12, 2019, Fvndit drew down the full $200,000. The entire loan was subsequently repaid in 2020.

NOTE 6 – Related Party Transactions

Since 2019, the Company has paid for some administrative expenses on behalf of Fvndit. The balance of those payments were $24,498 on December 31, 2020 and $25,142 on September 30, 2021, and are recorded as Due from Fvndit, Inc. on the accompanying condensed consolidated balance sheets. From October 2018 through March 2021, Tan Tran served as an Officer and Director of Fvndit.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran. The issuance raised the total number of Fvndit outstanding shares to 40,500,000.

The Company pays the CEO for professional services and health insurance premium for his family. The total of those professional service payments were $40,000 in 2020, and no payment was made during the nine months ended September 30, 2021. The total of health insurance premium payments were $17,344 in 2020 and $11,170 for the nine months ended September 30, 2021. Such costs are reflected as a component of general and administrative expenses on the accompanying condensed consolidated statements of operations.

The Company pays a member of the CEO’s family for technical services. The total of those payments were $40,000 in 2020, and $39,000 during the nine months ended September 30, 2021. Such costs are reflected as a component of general and administrative expenses on the accompanying condensed consolidated statements of operations.

On August 6, 2021, the Company borrowed $125,000from the CEO. The loan will mature and become payable 12 months from the date of signing. Interest at the rate of 1% will be accrued on the outstanding balance.

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NOTE 7 – Commitments and Contingencies

Legal Proceedings

On June 29, 2021, the Company filed a complaint against Messrs. Chenyuan Anthony Chen and Ang Hu (the “Defendants”) in the Superior Court of the State of California, County of Orange (the “Complaint”). Pursuant to a Consulting Agreement dated April 1, 2019 by and among the Company and the Defendants (the “Consulting Agreement”), the Company issued to the Defendants 3,250,000 shares of the Company’s common stock (the “Consulting Shares”) as compensation for certain consulting services to be performed by the Defendants. Pursuant to the Complaint, the Company alleges that the Defendants breached the Consulting Agreement by failing to perform such consulting services and thereby seeks injunctive relief to restrain Defendants from sales of the Consulting Shares, the cancellation of the Consulting Shares, and compensatory damages and legal fees. As of the date of this Quarterly Report, the Complaint is pending.

NOTE 8 – Subsequent Events

The Company has evaluated subsequent events through November 5, 2021, the date on which the accompanying condensed consolidated financial statements were available to be issued, and concluded that, no material subsequent events have occurred since September 30, 2021 that require recognition or disclosure in the consolidated financial statements except as follows:

On October 1, 2021, the Company issued 100,000 shares of its common stock and $20,000 cash to one consultant in exchange for their professional services. The shares were valued at $125,000.

On October 27, 2021, the Company issued 175,000 shares of its common stock to three consultants in exchange for their professional services. The shares were valued at $152,250.

On November 1, 2021, the Company issued 15,000 shares of its common stock valued at $16,050 to one consultant and 100,000 shares of its common stock valued at $107,000 to another consultant in exchange for their professional services.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the registrant, in connection with the sale of Common Stock being registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

SEC Registration fee	$1,091
Legal fees and expenses
Accountant’s fees and expenses
Miscellaneous
Total

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under our Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

Between January 23, 2018 and June 11, 2021, the Company issued 4,881,086 shares of common stock in consideration of $1,138,100. Each purchaser of the Company’s securities is an accredited investor as defined under Rule 501 of Regulation D of the Act.

On October 29, 2018, the Company issued 626,043 shares of common stock to Trung Viet Vo in consideration for the Company’s 20% ownership interest in Fvndit f/k/a Directus Holdings, Inc.

On October 29, 2018, the Company issued 626,043 shares of common stock to Thomas Duc Tran in consideration for the Company’s 20% ownership interest in Fvndit f/k/a Directus Holdings, Inc.

On March 29, 2019, the Company issued 300,000 shares of common stock to Dennis Gumm, an individual, as payment for his consulting services to the Company.

On April 1, 2019, the Company issued 3,250,000 shares of common stock to the Chenyuan Anthony Chen, an individual, as payment for his consulting services to the Company.

On July 30, 2021 the Company issued 225,000 shares of its common stock to three consultants in exchange for their professional services.

On October 1, 2021, the Company issued 100,000 shares of its common stock and $20,000 cash to one consultant in exchange for their professional services. The shares were valued at $125,000.

On October 27, 2021, the Company issued 175,000 shares of its common stock to three consultants in exchange for their professional services. The shares were valued at $152,250.

On November 1, 2021, the Company issued 15,000 shares of its common stock valued at $16,050 to one consultant and 100,000 shares of its common stock valued at $107,000 to another consultant in exchange for their professional services.

The issuances of the shares described above were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, as transactions by an issuer not involving any public offering. The foregoing issuances did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe are exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

Exhibit Number	Description of Document

1.1*	Placement Agent Agreement.

3.1**	Articles of Incorporation of VoiceStep Telecom, LLC dated January 27, 2005.

3.2**	Articles of Incorporation of the Company dated April 3, 2014.

3.4**	Certificate of Amendment to the Articles of Incorporation of the Company dated May 1, 2014.

3.5**	Bylaws of the Company.

4.1*	Form of Common Stock Purchase Warrant.

4.2*	Form of Pre-funded Common Stock Purchase Warrant.

4.3*	Form of Placement Agent Common Stock Purchase Warrant.

5.1*	Opinion of The Crone Law Group, P.C.

10.1**	Membership Interest Purchase Agreement between Mark Wehberg and Tan Tran dated January 22, 2014.

10.2**	Contribution Agreement between the Company and Tan Tran dated April 3, 2014.

10.3**	Note Agreement between the Company and Chopp, Inc. dated July 17, 2018.

10.4**	Note Cancellation Agreement between the Company and Chopp. Inc. dated June 27, 2019.

10.5**	Definitive Agreement between the Company, eLoan Joint Stock Company, eLoan Qualified Shareholders, eLoan Holdings Vietnam Joint Stock Company and Directus Holdings, Inc. dated July 10, 2018.

10.6**	Investment Agreement (short form) between the Company, eLoan Joint Stock Company and the eLoan Qualified Shareholders dated January 26, 2018.

10.7**	Loan Agreement between the Company and Fvndit, Inc. dated August 9, 2019.

10.8**	Form of VoiceStep Business Communications Service Agreement.

10.9***	Loan Agreement between the Company and Mr. Tan Tran dated August 6, 2021.

10.10	Escrow Agreement between the Company and First Digital Trust Ltd. dated June 22, 2021

10.11	Client Agreement between the Company and First Digital Trust Ltd.

10.12	Custody Agreement between the Company and First Digital Trust Ltd.

10.13	Amended and Restated Stably Enterprise Services Agreement between the Company and Stably Corporation dated June 13, 2021

21.1****	List of subsidiaries of the Company

23.1	Consent of Ramirez Jimenez International CPAs

23.2*	Consent of The Crone Law Group, P.C. (included in Exhibit 5.1)

101.ins	Instance Document
101.sch	XBRL Taxonomy Schema Document
101.cal	XBRL Taxonomy Calculation Linkbase Document
101.def	XBRL Taxonomy Definition Linkbase Document
101.lab	XBRL Taxonomy Label Linkbase Document
101.pre	XBRL Taxonomy Presentation Linkbase Document

* To be filed by amendment

** Included as an exhibit to our Form 10 filed with the SEC on April 9, 2021.

***Included as an exhibit to our Form 8-K filed with the SEC on August 12, 2021.

**** Previously filed

(b) Financial Statement Schedules.

All financial statement schedules are omitted because they are not applicable or the information is included in the registrant’s consolidated financial statements or related notes.

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ITEM 17. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned Registrant hereby undertakes that:

(1)

for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)

for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(1)	if the issuer is relying on Rule 430B:

(i)

each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2)

if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized in the City of Irvine, State of California on December 3, 2021.

VEMANTI GROUP INC.

Date: December 3, 2021	By:	/s/ Tan Tran
Tan Tran
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tan Tran	Chairman, President and Chief Executive Officer	December 3, 2021
Tan Tran	(Principal Executive Officer)

/s/ Stephen R. Jones	Chief Financial Officer	December 3, 2021
Stephen R. Jones.	(Principal Financial and Accounting Officer)

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